UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PAR PHARMACEUTICAL COMPANIES, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

Par	Pharmaceutical Companies, Inc. common stock, par value 0.01 (“common stock”).

(2)	Aggregate number of securities to which transaction applies:

36,833,149 shares of common stock (including restricted shares); 2,013,888 shares of common stock underlying outstanding options of the Company with an exercise price of $50.00 or less; 50,876 shares of common stock underlying Performance Share Units of the Company; 335,057 shares of common stock underlying outstanding Restricted Share Units of the Company; 217,906 shares of common stock underlying outstanding Director Stock Units of the Company; and 1,992 shares of common stock to be issued pursuant to the Company’s Employee Stock Purchase Program.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $1,918,832,313. The maximum aggregate value of the transaction was calculated based upon the sum of (A) (1) 36,833,149 shares of common stock (including restricted shares) issued and outstanding and owned by persons other than the Company and Merger Sub on July 18, 2012, multiplied by (2) $50.00 per share (the “per share merger consideration”); (B) (1) 2,013,888 shares of common stock underlying outstanding options of the Company with an exercise price of $50.00 or less, as of July 18, 2012, multiplied by (2) the excess of the per share merger consideration over the weighted average exercise price of $26.72 at July 18, 2012; (C) (1) 50,876 shares of common stock underlying outstanding Performance Share Units of the Company on July 18, 2012, multiplied by (2) the per share merger consideration; (D) (1) 335,057 shares of common stock underlying outstanding Restricted Share Units of the Company on July 18, 2012, multiplied by (2) the per share merger consideration; (E) (1) 217,906 shares of common stock underlying outstanding Director Stock Units of the Company on July 18, 2012, multiplied by (2) the per share merger consideration; and (F) 1,992 shares of common stock to be issued pursuant to the Company’s Employee Stock Purchase Program on or prior to September 28, 2012, multiplied by (2) the per share merger consideration. The filing fee equals the product of 0.0001146 multiplied by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction:

$1,918,832,313

(5)	Total fee paid:

$219,898.18

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

August 27, 2012

To the Stockholders of Par Pharmaceutical Companies, Inc.:

You are cordially invited to attend a special meeting of stockholders of Par Pharmaceutical Companies, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to be held at 10:00 a.m., local time, on September 27, 2012, at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656.

On July 14, 2012, we entered into an Agreement and Plan of Merger (the “merger agreement”) with Sky Growth Holdings Corporation, a Delaware corporation (“Parent”), and Sky Growth Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by an affiliate of TPG Capital, L.P. At the special meeting, we will ask you to adopt the merger agreement.

If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive $50.00 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share merger consideration.” The following shares of Company common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) treasury shares owned by the Company, (b) shares owned by Merger Sub or any direct or indirect subsidiary of the Company or Merger Sub and (c) shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the Delaware General Corporation Law.

The board of directors of the Company reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and unanimously determined that the merger agreement, the merger and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders, directed that the adoption of the merger agreement be submitted for a vote at a meeting of stockholders and recommended that our stockholders vote to adopt the merger agreement. The board of directors of the Company recommends that you vote “FOR” the proposal to adopt the merger agreement.

The merger cannot be completed unless the merger agreement is adopted by stockholders holding at least a majority of the outstanding shares of Company common stock at the close of business on the record date. More information about the merger is contained in the accompanying proxy statement and a copy of the Agreement and Plan of Merger is attached thereto as Annex A.

We encourage you to read the accompanying proxy statement in its entirety because it explains the merger, the documents related to the merger and other related matters.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

We appreciate your continued support of the Company.

Sincerely,

Patrick G. LePore

Chairman and Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated August 27, 2012 and is first being mailed to stockholders on or about August 28, 2012.

PAR PHARMACEUTICAL COMPANIES, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 27, 2012

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Par Pharmaceutical Companies, Inc. (the “Company,” “we,” “us” or “our”) will be held at 10:00 a.m., local time, on September 27, 2012 at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, for the following purposes:

1.	To adopt the Agreement and Plan of Merger, dated July 14, 2012 (the “merger agreement”), by and among the Company, Sky Growth Holdings Corporation, a Delaware corporation (“Parent”), and Sky Growth Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by an affiliate of TPG Capital, L.P.;

2.	To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this non-binding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Parent or, following the merger, the Company and its subsidiaries), which we refer to as the “non-binding compensation proposal”; and

3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement.

For more information about the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the Agreement and Plan of Merger attached thereto as Annex A.

The board of directors of the Company reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and unanimously determined that the merger agreement, the merger and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders, and directed that the adoption of the merger agreement be submitted for a vote at a meeting of stockholders and recommended that our stockholders vote to adopt the merger agreement. The board of directors of the Company recommends that you vote “FOR” the proposal to adopt the merger agreement.

Only stockholders of record at the close of business on August 24, 2012 are entitled to notice of and to vote at the special meeting and at any and all adjournments or postponements thereof.

The adoption of the merger agreement requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of Company common stock at the close of business on the record date. The non-binding compensation proposal will be deemed approved if it receives the affirmative vote of the holders of at least a majority of the shares of the Company common stock present and entitled to vote at the special meeting as of the record date. The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present. Please be advised that proposal 2 in this proxy statement is advisory only and will not be binding on the Company or the board of directors of the Company.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

Company stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under Delaware law, which are summarized in the accompanying proxy statement.

If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date.

By Order of the Board of Directors,

Barry J. Gilman

Secretary

August 27, 2012

Important Notice of Internet Availability

This proxy statement for the special meeting to be held on September 27, 2012 is available free of charge at http://www.parpharm.com/proxy

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OF COMPANY COMMON STOCK BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

If you have any questions, require assistance with voting your proxy card,

or need additional copies of proxy material, please call Innisfree M&A Incorporated at the phone number listed below.

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders call toll-free: (877) 750-5837

Banks and brokers call collect: (212) 750-5833

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(continued)

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PAR PHARMACEUTICAL COMPANIES, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 27, 2012

PROXY STATEMENT

This proxy statement contains information related to a special meeting of stockholders of Par Pharmaceutical Companies, Inc. (the “Company,” “we,” “us” or “our”) which will be held at 10:00 a.m., local time, on September 27, 2012, at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656 and any adjournments or postponements thereof. We are furnishing this proxy statement to stockholders of the Company as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting. This proxy statement is dated August 27, 2012 and is first being mailed to stockholders on or about August  28, 2012.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. You may obtain without charge copies of documents incorporated by reference into this proxy statement by following the instructions under “Where You Can Find More Information” beginning on page 100. In this proxy statement, the terms “we,” “us,” “our,” “Par” and the “Company” refer to Par Pharmaceutical Companies, Inc. and its subsidiaries. We refer to TPG Capital, L.P. as “TPG” and to TPG Partners VI, L.P. as “TPG VI.” We refer to Sky Growth Holdings Corporation as “Parent” and to Sky Growth Acquisition Corporation as “Merger Sub.” When we refer to the “merger agreement”, we mean the Agreement and Plan of Merger, dated as of July 14, 2012, by and among the Company, Parent and Merger Sub.

The Parties

(page 18)

Par Pharmaceutical Companies, Inc., incorporated in 1978 as Par Pharmaceutical, Inc., is a Delaware holding company that, principally through its wholly owned operating subsidiary, Par Pharmaceutical, Inc., is in the business of developing, licensing, manufacturing, marketing and distributing generic and branded drugs in the United States. The Company operates primarily in the United States as two business segments: Par Pharmaceutical, its generic products division, and Strativa Pharmaceuticals, its branded products division.

Both Parent and Merger Sub were formed for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Both Parent and Merger Sub are beneficially owned by TPG VI.

Overview of the Transaction

(page 24)

The Company, Parent and Merger Sub entered into the merger agreement on July 14, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. The following will occur in connection with the merger:

•

each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (which we refer to as the “effective time”), other than treasury shares or other shares owned by the Company, shares owned by Merger Sub or any direct or indirect subsidiary of the Company or Merger Sub and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the Delaware General Corporation Law (“DGCL”), will convert into the right to receive the per share merger consideration, without interest, as described below; and

•

all shares of Company common stock so converted will, at the effective time, be canceled, and each holder of a certificate representing shares of Company common stock will cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate.

Following and as a result of the merger:

•

Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth (except for any member of our management team who may be given the opportunity to invest in Parent and who chooses to make this investment, and members of our management team who are granted equity compensation awards in respect of Parent stock following consummation of the merger, each of whom will continue so to participate through his or her interest in Parent);

•

shares of Company common stock will no longer be listed on The New York Stock Exchange (“NYSE”), and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

•	the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

The Special Meeting

(page 19)

The special meeting will be held on September 27, 2012 at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656. At the special meeting, you will be asked to, among other things, adopt the merger agreement. Please see the section of this proxy statement captioned “Questions and Answers About the Special Meeting and the Merger” for additional information on the special meeting, including how to vote your shares of Company common stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement

(page 19)

You may vote at the special meeting if you owned any shares of Company common stock at the close of business on August 24, 2012, the record date for the special meeting. On that date, there were 36,852,565 shares of Company common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company common stock that you owned on that date. Adoption of the merger agreement requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date. See “The Special Meeting” beginning on page 19 for additional information.

Merger Consideration

(page 68)

If the merger is completed pursuant to the merger agreement, each share of Company common stock, other than as provided below, will be converted into the right to receive $50.00 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share merger consideration.” Shares of Company common stock owned by the Company (including treasury shares), Merger Sub or any of their respective direct or indirect subsidiaries will be canceled without payment of the per share merger consideration. Shares of Company common stock owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will be canceled without payment of per share merger consideration and such stockholders will instead be entitled to appraisal rights under the DGCL.

A paying agent will send written instructions for surrendering your certificates representing shares of Company common stock (if your shares of Company common stock are certificated) and obtaining the per share merger consideration after we have completed the merger. Do not return your stock certificates with your proxy card and do not forward your stock certificates to the paying agent prior to receipt of the written instructions. If you hold uncertificated shares of Company common stock (i.e., you hold your shares in book entry), the paying agent will send written instructions for obtaining the per share merger consideration in respect of your shares.

See “The Merger Agreement—Treatment of Common Stock, Options, Restricted Shares and Other Equity Awards—Exchange and Payment Procedures” beginning on page 69 for additional information on the above.

Treatment of Company Stock Options and other Stock-Based Awards

(page 68)

Pursuant to the Company’s equity compensation plans and the merger agreement, and except as otherwise agreed by Parent and a holder of any equity award described below, the Company’s equity based awards will be treated as follows:

•

Each stock option (as defined in “Certain Effects of the Merger” below) outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested (upon stockholder approval of the merger, other than with respect to stock options granted in 2012, which will become fully vested upon consummation of the merger) and will be canceled as of the effective time and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the per share merger consideration over the exercise price per share of such stock option, multiplied by (ii) the total number of shares of Company common stock then issuable upon exercise in full of such stock option, without interest and less any required withholding taxes. Such amount will be paid as soon as reasonably practicable following the effective time. All stock options with an exercise price greater than the per share merger consideration will be cancelled at the effective time and the holders of such stock options will not have any right to receive any consideration in respect thereof.

•

Each performance share unit outstanding immediately prior to the effective time will become fully vested at target level and will be canceled as of the effective time and converted into the right to receive an amount in cash equal to the per share merger consideration multiplied by the number of shares of Company common stock underlying such performance share unit, without interest and less any required withholding taxes. Such amount will be paid as soon as reasonably practicable following the effective time.

•

Each restricted share unit outstanding immediately prior to the effective time will become fully vested (upon stockholder approval of the merger, other than with respect to restricted share units granted to employees in 2012 and restricted share units granted to our non-employee directors, all of which will become fully vested upon consummation of the merger) and will be canceled as of the effective time and converted into the right to receive an amount in cash equal to the per share merger consideration multiplied by the number of shares of Company common stock underlying such restricted share unit, without interest and less any required withholding taxes. Such amount will be paid as soon as reasonably practicable following the effective time.

•

Each director stock unit outstanding immediately prior to the effective time will be canceled as of the effective time and converted into the right to receive an amount in cash equal to the per share merger consideration multiplied by the number of shares of Company common stock underlying such director stock unit, without interest and less any required withholding taxes. Such amount will be paid as soon as reasonably practicable following the effective time.

•

Each restricted share of Company common stock outstanding immediately prior to the effective time will become fully vested and free of any restrictions (upon stockholder approval of the merger) and, at the effective time, the holder thereof will be entitled to receive the per share merger consideration, without interest and less applicable withholding taxes.

See “The Merger Agreement—Treatment of Common Stock, Options, Restricted Shares and Other Equity Awards” beginning on page 68 for additional information.

Treatment of the Company’s Employee Stock Purchase Plan

(page 69)

The Company will ensure that (i) participants in the Company’s Employee Stock Purchase Plan (referred to herein as the “ESPP”) may not increase their payroll deductions or purchase elections prospectively following the date of the merger agreement, (ii) no purchase period or offering period will commence under the ESPP following the date of the merger agreement, and (iii) the rights of participants in the ESPP with respect to any offering period in effect on the date of the merger agreement under the ESPP will be determined by treating a business day to be determined by the Company that is prior to the closing date as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period, but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. Any shares of Company common stock acquired prior to or on the last day of the offering period will be treated as outstanding shares of Company common stock for purposes of receiving the merger consideration. The Company will terminate the ESPP as of immediately prior to the effective time.

Recommendation of the Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement

(page 32)

Our board of directors (referred to herein as the “Board”), after careful consideration, unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this non-binding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Parent or, following the merger, the Company and its subsidiaries), which we refer to as the “non-binding compensation proposal”, and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement. The Board believes that the merger is fair to and in the best interests of our stockholders. For a discussion of the material factors considered by the Board in determining to recommend the adoption of the merger agreement and in determining that the merger is fair to our stockholders, see “The Merger—Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement” beginning on page 32 for additional information.

Opinion of J.P. Morgan Securities LLC, Financial Advisor to the Board

(page 39)

J.P. Morgan Securities LLC, or “J.P. Morgan”, rendered its oral opinion, subsequently confirmed in writing, to the Board that, on July 14, 2012 and based upon and subject to the factors, assumptions, qualifications and limitations set forth in its written opinion, the consideration to be paid to the Company’s common stockholders in the merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan, dated July 14, 2012, which sets forth the assumptions made, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Board, is directed only to the consideration to be paid in the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. The summary of the written opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

Financing of the Merger

(page 48)

Parent estimates that the total amount of funds required to complete the merger and related transactions, including payment of fees and expenses in connection with the merger, to be approximately $2.17 billion. This amount is expected to be provided through a combination of (i) an equity contribution from TPG VI totaling approximately $700 million, which may be reduced to the extent that cash of the Company is utilized, and (ii) debt financing totaling approximately $1.47 billion. See “The Merger—Financing of the Merger” beginning on page 48 for additional information.

Limited Guarantee

(page 50)

TPG VI has agreed to guarantee certain obligations of Parent under the merger agreement to pay, under certain circumstances, a reverse termination fee and reimburse certain expenses incurred by the Company. See “The Merger—Limited Guarantee” beginning on page 50 for additional information.

Interests of the Company’s Directors and Executive Officers in the Merger

(page 50)

In considering the recommendation of the Board, you should be aware that certain of our executive officers and directors have financial interests in the merger that may be different from, or in addition to, your interests as a stockholder. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending to the Company’s stockholders that they approve the proposal to adopt the merger agreement. These interests include, among others:

•	accelerated vesting of stock options and cash payments with respect to stock options that have an exercise price that is less than the per share merger consideration;

•

accelerated vesting and cash payments with respect to restricted shares of Company common stock, performance share units and restricted share units and cash payments with respect to director stock units;

•	the receipt by Mr. LePore of a cash incentive payment pursuant to the terms of his CEO Long-Term Incentive Plan;

•	solely with respect to our named executive officers, the receipt of certain severance payments in the event of a qualifying termination of employment following the merger;

•

offer letters from Parent to each of Paul V. Campanelli, Thomas J. Haughey and Michael A. Tropiano to enter into new employment arrangements with Parent in connection with the consummation of the merger;

•	the expected ownership of equity interests in Parent by certain members of our management team;

•

the establishment of a new equity-based management incentive plan and anticipated grants of equity awards by Parent to management after consummation of the merger, including Messrs. Campanelli, Haughey and Tropiano; and

•	continued indemnification and liability insurance for directors and officers following consummation of the merger.

See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 50 for additional information.

Conditions to the Merger

(page 85)

The respective obligations of each of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions, please see “The Merger Agreement—Conditions to the Merger” beginning on page 85.

Regulatory Approvals

(page 61)

The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On August 24, 2012, the Federal Trade Commission granted early termination of the waiting period under the HSR Act. See “The Merger—Regulatory Matters” beginning on page 61.

Solicitation of Acquisition Proposals

(page 79)

Until 11:59 p.m., New York City time, on August 24, 2012 (the “no-shop period start date”), the Company was permitted to:

•

initiate, solicit and encourage any offer, inquiry or the making of acquisition proposals (as defined in the merger agreement and described below in “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 79) from third parties, including by providing third parties non-public information pursuant to acceptable confidentiality agreements (provided that the Company promptly made any material non-public information provided to a third party available to Parent if not previously made available to Parent); and

•

enter into, engage in, and maintain discussions and negotiations with any person with respect to any acquisition proposal, or otherwise cooperate with, assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations that might lead to such acquisition proposals.

From the no-shop period start date until the effective time or, if earlier, the termination of the merger agreement, the Company is required to immediately cease any discussion or negotiation with any person that is then ongoing with respect to any acquisition proposal, except as may relate to excluded parties (as defined below), and must, within two business days, notify Parent in writing of the identity of each excluded party, provide to Parent a description of the status of any discussions with any excluded party and provide to Parent an unredacted copy of any written (or a written summary of the material terms of any non-written) acquisition proposal made by any excluded party. As of the no-shop period start date, there were no excluded parties because no acquisition proposals were received prior to the no-shop period start date. From the no-shop period start date until the effective time or, if earlier, the termination of the merger agreement, the Company, its subsidiaries and its representatives may not:

•

initiate, solicit, facilitate or knowingly encourage the making of any acquisition proposal (or inquiries, proposals or offers or other efforts that may reasonably be expected to lead to an acquisition proposal);

•	engage in, continue or otherwise participate in any negotiations or discussions concerning, or furnish to any person any material information with respect to, an acquisition proposal;

•	enter into any letter of intent, agreement or agreement in principle with respect to any acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

Notwithstanding the foregoing, the Company may, between the no-shop period start date and 11:59 p.m., New York City time, on September 13, 2012 (the “cut-off date”), continue to engage in the solicitation activities permitted during the period prior to the no-shop period start date described above with each excluded party (as defined below), including with respect to any amended or revised proposal submitted by an excluded party on or after the no-shop period start date.

If at any time between the no-shop period start date and the time the Company’s stockholders adopt the merger agreement, the Company receives an unsolicited written acquisition proposal, the Company and its representatives may:

•	contact such person solely to clarify the terms and conditions of such proposal; and

•

if the Board or any committee thereof determines in good faith after consultation with its financial advisors and outside legal counsel that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined in the merger agreement and described below in “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 79), then the Company and its representatives may engage in or otherwise participate in discussions or negotiations with such person and furnish to such person information (including non-public information) about the Company and its subsidiaries pursuant to an acceptable confidentiality agreement (provided that the Company promptly provides to Parent any material non-public information concerning the Company that is provided to such person and that was not previously provided to Parent or its representatives).

From and after the no-shop period start date, the Company must notify Parent if it, any of its subsidiaries or any of its representatives receives an acquisition proposal, provide to Parent an unredacted copy of such acquisition proposal made in writing, or a written summary of the material terms of any such acquisition proposal not made in writing, provide Parent with the identity of the person making such acquisition proposal, keep Parent reasonably informed of any material developments, modifications, discussions and negotiations with respect to any such acquisition proposal, and, upon the request of Parent, apprise Parent of the status of each such acquisition proposal.

In this proxy statement, we refer to any person or group that submitted an acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date, that the board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to constitute a superior proposal as an “excluded party”; provided, however, that such person or group shall cease to be an excluded party when such person or group ceases to provide (directly or indirectly) at least 50% of the equity financing (measured by voting power and value) for the related acquisition proposal of such person or group at any time following the no-shop period start date, and the Company receives notice or knowledge thereof. As of the no-shop period start date, there were no excluded parties because no acquisition proposals were received prior to the no-shop period start date.

Termination of the Merger Agreement

(page 86)

The Company and Parent may, by mutual written consent duly authorized by their respective boards of directors, terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the adoption of the merger agreement by the Company’s stockholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

by either Parent or the Company, if:

•

any law is enacted or any final and non-appealable order, writ, injunction, judgment or decree is issued by any governmental authority of competent jurisdiction that prohibits or makes illegal the consummation of the merger on the terms contemplated hereby (but this right to terminate will not be available to a party if such legal prohibition or the issuance of such final and non-appealable order, writ, injunction, judgment or decree was primarily due to such party’s failure to perform in all material respects any of its obligations under the merger agreement);

•

the merger has not been consummated by December 21, 2012 (the “end date”), provided that this right to terminate will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the merger to be consummated on or before such date (other than, in the case of Parent, its failure to consummate the merger by the end date solely as a result of its lenders being unwilling or unable to provide sufficient financing on or prior to the end date in circumstances under which Parent complied with its obligations under the merger agreement relating to such financing); or

•	the stockholders shall not have adopted the merger at the special meeting or any adjournment or postponement thereof;

by Parent, if:

•

the representations and warranties of the Company shall not be true and correct or the Company shall have breached or failed to perform any of its covenants or agreements set forth in the merger agreement such that the condition to Parent’s obligation to close with respect to such representations, warranties and covenants becomes incapable of being satisfied and which failure to be true and correct, breach or failure to perform cannot be cured by the Company by the day prior to the end date, or if capable of being cured, shall not have commenced to have been cured within 15 days following written notice from Parent of such breach (or, if earlier, the end date); provided that, Parent shall not have the right to terminate if Parent is then in material breach of any of its obligations under the merger agreement; or

•

the Board shall have (i) recommended, adopted or approved, or proposed publicly to recommend, adopt or approve, any acquisition proposal or any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting an acquisition proposal (other than a confidentiality agreement relating to such acquisition proposal), or the Company shall have entered into any such document or agreement; (ii) withheld or withdrawn (or modified or qualified in a manner adverse to Parent or Merger Sub), or publicly proposed to withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the recommendation by the Board that the stockholders of the Company approve and adopt the merger agreement; (iii) failed to include such recommendation in this proxy statement; or (iv) after the no-shop period start date (or after the cut-off date with respect to any excluded party), failed to publicly affirm such recommendation in writing within three business days after Parent requests such affirmation with respect to an acquisition proposal that has been publicly announced; and

by the Company, if:

•

the representations and warranties of Parent or Merger Sub shall not be true and correct or Parent or Merger Sub shall have breached or failed to perform any of its covenants or agreements set forth in the merger agreement (not including the covenants and agreements regarding Parent’s financing) such that the condition to the Company’s obligation to close with respect to such representations, warranties and covenants becomes incapable of being satisfied and which failure to be true and correct, breach or failure to perform cannot be cured by Parent or Merger Sub by the day prior to the end date, or if capable of being cured, shall not have commenced to have been cured within 15 days following written notice from the Company of such breach (or, if earlier, the end date); provided that the Company shall not have the right to terminate if the Company is then in material breach of any of its obligations under the merger agreement;

•

prior to the receipt of stockholder approval, the Board shall have (i) recommended, adopted or approved, or proposed publicly to recommend, adopt or approve, any acquisition proposal or any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting an acquisition proposal (other than a confidentiality agreement relating to such acquisition proposal), or the Company shall have entered into any such document or agreement; (ii) withheld or withdrawn (or modified or qualified in a manner adverse to Parent or Merger Sub), or publicly proposed to withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the recommendation by the Board that the stockholders of the Company approve and adopt the merger agreement; (iii) failed to include such recommendation in this proxy statement; or (iv) after the no-shop period start date (or after the cut-off date with respect to any excluded party), failed to publicly affirm such recommendation in writing within three business days after Parent requests such affirmation with respect to an acquisition proposal that has been publicly announced; provided that this right to terminate shall not be available to the Company unless the Company has (A) complied with the requirements described under “The Merger Agreement—Solicitation of Acquisition Proposals” that the Company is required to satisfy before terminating the merger agreement under the circumstances described above and (B) prior to or concurrent with such termination, the Company pays the fees described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses”; or

•

(i) the marketing period described under “The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period” has ended and the conditions to Parent and Merger Sub’s obligation to effect the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied on the date the closing should have been consummated under the terms of the merger agreement, (ii) the Company has irrevocably confirmed by notice to Parent after the end of the marketing period that all conditions to the Company’s obligation to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or that it is willing to waive any unsatisfied conditions and (iii) the merger shall not have been consummated on the business day following the delivery of such notice; provided, that the Company shall not have the right to terminate prior to the end of the business day following delivery of the notice referred to in clause (ii) above.

Termination Fees and Reimbursement of Expenses

(page 87)

The merger agreement contains certain termination rights for the Company and Parent. Upon termination of the merger agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $24 million, and upon termination of the merger agreement under certain other specified circumstances, the Company will be required to pay Parent a termination fee of $48 million. The merger agreement also provides that Parent will be required to pay the Company a reverse termination fee of $119 million in the event that the Company terminates the merger agreement because of Parent’s breach of its representations, warranties and covenants such that the condition to the Company’s obligation to close with respect to such representations, warranties and covenants becomes incapable of being satisfied or because Parent has not closed the merger on the next business day following completion of the marketing period, the satisfaction of the conditions to Parent’s obligation to close and notice from the Company, delivered after completion of the marketing period, that all conditions to the Company’s obligations to close are satisfied or that any remaining conditions will be waived by the Company. In addition, in certain circumstances, the Company will be required to reimburse Parent for out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the merger agreement (subject to a cap of $7 million), See “The Merger Agreement—Termination Fees and Reimbursement of Expenses” beginning on page 87.

Remedies

(page 89)

The Company’s right to receive the reverse termination fee (including interest thereon as provided in the merger agreement) from Parent (or TPG VI pursuant to the limited guarantee) and certain reimbursement and indemnification payments from Parent will be, subject to certain rights to equitable relief, including specific performance as described below, the sole and exclusive remedy of the Company and its subsidiaries and stockholders against Parent, Merger Sub, TPG VI, Parent’s financing sources or any of their respective former, current or future general or limited partners, equityholders, stockholders, controlling persons, management companies, members, managers, directors, officers, employees, agents, assignees or affiliates and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of the foregoing for any loss or damage suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount no such person shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

Payment of the termination fee by the Company (including interest thereon as provided in the merger agreement) in the circumstances in which such fee is payable will be the sole and exclusive remedy of Parent and Merger Sub (and the other parties described in the preceding paragraph) against the Company and its subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates for any loss or damage suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount(s), no such person will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby other than Parent’s right to receive reimbursement from the Company of its expenses under certain circumstances.

Under no circumstances will the Company be entitled to monetary damages in excess of the amount of the reverse termination fee, including interest thereon as provided in the merger agreement, and certain reimbursement and indemnification payments from Parent. While the Company may pursue both a grant of specific performance and the payment of the reverse termination fee, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance with respect to the funding of TPG VI’s equity commitment to Parent and money damages, including all or any portion of the reverse termination fee.

The parties are entitled to an injunction or injunctions, or any other appropriate form of equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled under the merger agreement at law or in equity. However, the right of the Company to obtain an injunction, or other appropriate form of equitable relief to cause, or to cause Parent and Merger Sub to cause, the equity financing to be funded will be subject to the requirements that (i) the marketing period has ended and all conditions to the obligations of Parent and Merger Sub to effect the merger would have been satisfied if the closing were to have occurred at such time (other than those conditions that by their terms are to be satisfied by actions taken at the closing) , (ii) the debt financing (including any alternative financing that has been obtained in accordance with the merger agreement) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the closing if the equity financing is funded at the closing, and (iii) the Company has irrevocably confirmed to Parent in writing that if the equity financing and debt financing are funded, then it would take such actions that are within its control to cause the closing to occur.

Appraisal Rights

(page 94)

If the merger is consummated, persons who are stockholders of the Company will have certain rights under Delaware law to dissent and demand appraisal of, and payment in cash of the fair value of, their shares of Company common stock. Any shares of Company common stock held by a person who does not vote in favor of adoption of the merger agreement, demands appraisal of such shares of Company common stock and who complies with the applicable provisions of Delaware law will not be converted into the right to receive the per share merger consideration. Such appraisal rights, if the statutory procedures shall have been complied with, will lead to a judicial determination of the fair value (excluding any element of value arising from the accomplishment or expectation of the merger) required to be paid in cash to such dissenting stockholders for their shares of Company common stock. The value so determined could be more or less than, or the same as, the per share merger consideration.

You should read “Appraisal Rights” beginning on page 94 for a more complete discussion of the appraisal rights in relation to the merger as well as Annex C, which contains a full text of the applicable Delaware statute.

Litigation Relating to the Merger

(page 64)

The Company, members of the Company’s board of directors, TPG, Parent and Merger Sub have been named as defendants in purported class action lawsuits in Delaware and New Jersey brought by alleged Company stockholders. The lawsuits allege, among other things, that the members of the Board of Directors breached their fiduciary duties owed to the Company’s public stockholders and seek, among other things, to enjoin the defendants from completing the merger on the agreed-upon terms.

One of the conditions to the closing of the merger is that no governmental authority of competent jurisdiction shall have issued any order, writ, injunction, judgment or decree, or enacted any law that prohibits, restrains or makes illegal the consummation of the merger. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

You should read “The Merger—Litigation Relating to the Merger” beginning on page 64 for a more complete discussion of the pending claims.

Material U.S. Federal Income Tax Consequences

(page 61)

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined below under the heading “The Merger—Material U.S. Federal Income Tax Consequences”) who receives cash for shares of Company common stock pursuant to the merger will recognize gain or loss, if any, equal to the difference between the amount of cash received (determined before the deduction of any applicable withholding taxes) and the U.S. Holder’s adjusted U.S. federal income tax basis in the shares of Company common stock. You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 61 for more information regarding the U.S. federal income tax consequences of the merger to stockholders. Because individual circumstances may differ, we urge stockholders to consult their tax advisors for a complete analysis of the effect of the merger on their U.S. federal, state and local and/or non-U.S. taxes.

Additional Information

(page 100)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 100.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	Why am I receiving this proxy statement?

A:	On July 14, 2012, we entered into an Agreement and Plan of Merger (the “merger agreement”) with Parent and Merger Sub providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by an affiliate of TPG. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the adoption of the merger agreement.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	Adoption of the merger agreement;

•

A non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this non-binding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Parent or, following the merger, the Company and its subsidiaries), which we refer to as the “non-binding compensation proposal”; and

•

Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement.

Q:	As a stockholder, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $50.00 in cash, without interest thereon and less any required withholding taxes, for each share of Company common stock that you own immediately prior to the effective time as described in the merger agreement.

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 61 for a more detailed description of the United States federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:	What will happen to outstanding Company equity compensation awards in the merger?

A:	For information regarding the treatment of the Company’s equity awards, please see the section titled “The Merger Agreement—Treatment of Common Stock, Options, Restricted Shares and Other Equity Awards” beginning on page 68.

Q:	When and where is the special meeting of our stockholders?

A:	The special meeting of stockholders will be held at 10:00 a.m., local time, on September 27, 2012, at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656.

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	For us to complete the merger, stockholders holding at least a majority of the shares of Company common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement.

At the close of business on August 24, 2012, the record date, 36,852,565 shares of Company common stock were outstanding and entitled to vote at the special meeting.

Q:	Who can attend and vote at the special meeting?

A:	All stockholders of record as of the close of business on August 24, 2012, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date. “Street name” holders who wish to vote at the special meeting will need to obtain a proxy from the broker, dealer, commercial bank, trust company or other nominee that holds their shares of Company common stock. Seating will be limited at the special meeting. Admission to the special meeting will be on a first-come, first-served basis.

Q:	How does the Board recommend that I vote?

A:	The Board, after careful consideration, unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the non-binding compensation proposal and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement.

You should read “The Merger —Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement” beginning on page 32 for a discussion of the factors that the Board considered in deciding to recommend the adoption of the merger agreement. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers may have interests that are different from, or in addition to, the interests of our stockholders generally. See “The Merger —Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 50.

Q:	How will our directors and executive officers vote on the proposal to adopt the merger agreement?

A:	Our directors and current executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of the adoption of the merger agreement. As of August 24, 2012, the record date for the special meeting, our directors and current executive officers owned, in the aggregate, 1,572,431 shares of Company common stock, or collectively approximately 4.3% of the outstanding shares of Company common stock.

Q:	Do any of the Company’s executive officers or directors have any interests in the merger that are different from, or are in addition to, my interests as a stockholder?

A:	In considering the recommendation of the Board, you should be aware that certain of our executive officers and directors have financial interests in the merger that may be different from, or in addition to, your interests as a stockholder. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending to the Company’s stockholders that they approve the proposal to adopt the merger agreement. These interests include, among others:

•	accelerated vesting of stock options and cash payments with respect to stock options that have an exercise price that is less than the per share merger consideration;

•

accelerated vesting and cash payments with respect to restricted shares of Company common stock, performance share units and restricted share units and cash payments with respect to director stock units;

•	the receipt by Mr. LePore of a cash incentive payment pursuant to the terms of his CEO Long-Term Incentive Plan;

•	solely with respect to our named executive officers, the receipt of certain severance payments in the event of a qualifying termination of employment following the merger;

•

offer letters from Parent to each of Paul V. Campanelli, Thomas J. Haughey and Michael A. Tropiano to enter into new employment arrangements with Parent in connection with the consummation of the merger;

•	the expected ownership of equity interests in Parent by certain members of our management team;

•

the establishment of a new equity-based management incentive plan and anticipated grants of equity awards by Parent to management after consummation of the merger, including Messrs. Campanelli, Haughey and Tropiano; and

•	continued indemnification and liability insurance for directors and officers following consummation of the merger.

See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 50 for additional information.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of Company common stock?

A:	Holders of Company common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares of Company common stock (which may be more than, the same as or less than the per share merger consideration applicable to those shares) in lieu of receiving the per share merger consideration if the merger closes, but only if they perfect their appraisal rights by complying with the required procedures under Delaware law. See “Appraisal Rights” beginning on page 94. For the full text of Section 262 of the DGCL, please see Annex C hereto.

Q:	How do I cast my vote if I am a holder of record?

A:	If you were a holder of record on August 24, 2012, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. Holders of record may also vote by telephone or the Internet by following the instructions on the proxy card.

If you properly transmit your proxy, but do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the non-binding compensation proposal and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement.

Q:	How do I cast my vote if my shares of Company common stock are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee?

A:

If you hold your shares in “street name,” which means your shares of Company common stock are held of record on August 24, 2012 by a broker, dealer, commercial bank, trust company or other nominee, you must provide the record holder of your shares of Company common stock with instructions on how to vote your shares of Company common stock in accordance with the voting directions provided by your broker, dealer, commercial bank, trust company or other nominee. If you do not provide your broker, dealer, commercial bank, trust company or other nominee with instructions on how to vote your shares, your shares of Company common stock will not be voted, which will have the same effect as voting

“AGAINST” the proposal to adopt the merger agreement. Please refer to the voting instruction card used by your broker, dealer, commercial bank, trust company or other nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to adopt the merger agreement?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, it will have the same effect as a vote against the adoption of the merger agreement.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly delivering a later-dated proxy either by mail, the Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to the Company’s corporate secretary prior to the vote at the special meeting. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a holder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:	If I am a holder of certificated shares of Company common stock, should I send in my share certificates now?

A:	No. Promptly after the merger is completed, each holder of record as of the time of the merger will be sent written instructions for exchanging their stock certificates (which may be in the Company’s former name, Pharmaceutical Resources, Inc.) for the per share merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. Please do not send stock certificates with your proxy.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their Company common stock pursuant to the merger agreement. Instead, we will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. Under specified circumstances, we may be required to pay Parent a termination fee or reimburse Parent for up to $7 million of its out-of-pocket expenses or Parent may be required to pay us a termination fee. See “The Merger Agreement—Termination Fees and Reimbursement of Expenses.”

Q:	When is the merger expected to be completed?

A:

We are working to complete the merger as quickly as possible. We currently expect the transaction to close in 2012; however, we cannot predict the exact timing of the merger. In order to complete the merger, we must obtain stockholder approval and the other closing conditions under the merger agreement must be satisfied or waived.

Q:	What is householding and how does it affect me?

A:	The Securities and Exchange Commission (“SEC”) permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We will promptly deliver a separate copy of the proxy materials to each stockholder who has been “householded” if he or she requests the Company to do so. If you desire to receive separate copies of any of our future proxy materials, or if you are receiving multiple copies of such proxy materials and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us by telephone at (201) 802-4000 or by mail at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677. Our proxy materials are also available on the internet at www.parpharm.com/proxy.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Innisfree M&A Incorporated toll free at (877) 750-5837 (banks and brokers may call collect at (212) 750-5833).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements about the expected timing, completion and effects of the merger, and all other statements made in this proxy statement that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate”, “believe” or “project,” or the negative of those words or other comparable words. Any forward-looking statements included in this proxy statement are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ from those projected in such forward-looking statements. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transaction described herein; approval of the merger by the Company’s stockholders; the ability to obtain regulatory approvals of the transactions contemplated by the merger agreement on the proposed terms and schedule; the failure of the Company’s stockholders to approve the transactions contemplated by the merger agreement; the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the merger agreement; the risk that the transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.

THE PARTIES

Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc., which we refer to as the “Company”, incorporated in 1978 as Par Pharmaceutical, Inc. (and formerly known as Pharmaceutical Resources, Inc.), is a Delaware holding company that, principally through its wholly owned operating subsidiary, Par Pharmaceutical, Inc., is in the business of developing, licensing, manufacturing, marketing and distributing generic and branded drugs in the United States. The Company operates primarily in the United States as two business segments: Par Pharmaceutical, its generic products division, and Strativa Pharmaceuticals, its branded products division. The principal executive offices of the Company are located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677, and its telephone number is (201) 802-4000.

Sky Growth Holdings Corporation

Sky Growth Holdings Corporation, which we refer to as “Parent”, was formed by TPG VI, an affiliate of TPG, solely for the purpose of owning the Company after the merger and arranging the related financing transactions, and is currently wholly owned by TPG VI. Parent has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. The principal executive offices of Parent are located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and its telephone number is (817) 871-4000.

TPG is a leading global private investment firm founded in 1992 with $51.5 billion of assets under management and offices in San Francisco, Fort Worth, Houston, New York, Sao Paulo, Hong Kong, London, Paris, Luxembourg, Melbourne, Moscow, Mumbai, Shanghai, Chongqing, Beijing, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm’s well-known investments in the healthcare sector include Aptalis Pharma, Biomet, Fenwal, Healthscope, IASIS Healthcare, Immucor, IMS Health, Quintiles Transnational, and Surgical Care Affiliates, among others.

Sky Growth Acquisition Corporation

Sky Growth Acquisition Corporation, which we refer to as “Merger Sub”, was formed by Parent solely for the purpose of completing the merger. Merger Sub is wholly owned by Parent and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist. The principal executive offices of Merger Sub are located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and its telephone number is (817) 871-4000.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board for use at the special meeting.

Date, Time and Place

We will hold the special meeting at 10:00 a.m., local time, on September 27, 2012, at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656. Seating will be limited. Admission to the special meeting will be on a first-come, first-served basis. If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders owning stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•	To adopt the merger agreement (see “The Merger Agreement” beginning on page 66);

•

To consider and vote upon a non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this non-binding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Parent or, following the merger, the Company and its subsidiaries), which we refer to as the “non-binding compensation proposal” (please see the section titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Advisory Vote on Golden Parachutes” beginning on page 58); and

•

To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement.

A copy of the Agreement and Plan of Merger is attached as Annex A to this proxy statement.

Recommendation of the Board

The Board, after careful consideration, unanimously deemed it advisable, fair to and in the best interests of the Company and its stockholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and its stockholders, and recommended that the Company’s stockholders adopt the merger agreement at the special meeting. The Board recommends that our stockholders vote “FOR” the adoption of the merger agreement, “FOR” the non-binding compensation proposal and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date; Stockholders Entitled to Vote; Quorum

Only holders of record of Company common stock at the close of business on August 24, 2012, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 36,852,565 shares of Company common stock were issued and outstanding and held by 1,383 holders of record. Holders of record of shares of Company common stock on the record date are entitled to one vote per share of Company common stock at the special meeting on each proposal. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Shares of Company common stock represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the proposal to adopt the merger agreement or the non-binding compensation proposal. A quorum will be present at the special meeting if the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the record date are present, in person or by proxy. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Adoption of the Merger Agreement

The adoption of the merger agreement by our stockholders requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date.

Failure to vote your shares of Company common stock will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the Non-Binding Compensation Proposal

The non-binding compensation proposal will be deemed approved if it receives the affirmative vote of the holders of at least a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date. This is an advisory vote only and will not be binding on the Company or the Board.

Approval of the Adjournment of the Special Meeting

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Stock Ownership and Interests of Certain Persons

As of August 24, 2012, the record date for the special meeting, our directors and current executive officers owned, in the aggregate, 1,572,431 shares of Company common stock, or collectively approximately 4.3% of the outstanding shares of Company common stock. Our directors and current executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the adoption of the merger agreement.

Certain members of our management and the Board have interests that may be different from, or in addition to, those of our stockholders generally. Messrs. Campanelli, Haughey and Tropiano have agreed to enter into new employment agreements, effective as of the closing of the merger, with Parent and the surviving corporation. For more information, please read “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 50.

Voting Procedures

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders call toll-free: (877) 750-5837

Banks and brokers call collect: (212) 750-5833

Voting by Proxy or in Person at the Special Meeting

Holders of record can ensure that their shares of Company common stock are voted at the special meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method or voting by telephone or the Internet as described below will not affect your right to attend the special meeting and to vote in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of Company common stock are held in “street name” by a broker, dealer, commercial bank, trust company or other nominee and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of those shares of Company common stock authorizing you to vote at the special meeting.

If you vote your shares of Company common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card or Internet or telephone proxy. If no instructions are indicated on your signed proxy card, all of your shares of Company common stock will be voted “FOR” the adoption of the merger agreement and approval to postpone or adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. You should return a proxy by mail, by telephone or via the Internet even if you plan to attend the special meeting in person.

Electronic Voting

Our holders of record and many stockholders who hold their shares of Company common stock through a broker, dealer, commercial bank, trust company or other nominee will have the option to submit their proxy cards or voting instruction cards electronically by telephone or the Internet. Please note that there are separate arrangements for voting by telephone and Internet depending on whether your shares of Company common stock are registered in our records in your name or in the name of a broker, dealer, commercial bank, trust company or other nominee. If you hold your shares of Company common stock through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which options are available.

Please read and follow the instructions on your proxy card or voting instruction card carefully.

Other Business

We do not expect that any matter will be brought before the special meeting other than the (a) proposal to adopt the merger agreement, (b) the non-binding compensation proposal, and (c) approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the special meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail, the Internet or telephone with a later date or by appearing at the special meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Rights of Stockholders Who Object to the Merger

Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares of Company common stock determined by the Court of Chancery of the State of Delaware, and to receive payment based on that valuation instead of receiving the merger consideration if the merger is consummated, but only if you perfect your appraisal rights by complying with the required procedures under Delaware law. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must NOT vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 94 and the text of the Delaware appraisal rights statute, Section 262 of the General Corporation Law of the State of Delaware, which is reproduced in its entirety as Annex C to this proxy statement.

Solicitation of Proxies

This proxy solicitation is being made by the Company on behalf of the Board and will be paid for by the Company. The Company has retained Inisfree M&A Incorporated, a proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements not exceeding $30,000 in the aggregate. The Company’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company will also request brokers, dealers, commercial banks, trust companies and other nominees to forward proxy solicitation material to the beneficial owners of shares of Company common stock that the brokers, dealers, commercial banks, trust companies and other nominees hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 (banks and brokers may call collect at (212) 750-5833).

THE MERGER

The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Agreement and Plan of Merger attached to this proxy statement as Annex A for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

Overview of the Transaction

The Company, Parent and Merger Sub entered into the merger agreement on July 14, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by an affiliate of TPG. The following will occur in connection with the merger:

•

each share of Company common stock issued and outstanding immediately prior to the closing (other than shares owned by the Company (including treasury shares), Merger Sub or any of their respective direct or indirect subsidiaries and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL) will convert into the right to receive the per share merger consideration; and

•

all shares of Company common stock so converted will, at the closing of the merger, be canceled, and each holder of a certificate representing any shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate (if such shares are certificated).

Following and as a result of the merger:

•

Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth (except for any member of our management team who may be given the opportunity to invest in Parent and who chooses to make this investment, and members of our management team who are granted equity compensation awards in respect of Parent stock following consummation of the merger, each of whom will continue so to participate through his or her interest in Parent);

•	shares of Company common stock will no longer be listed on the NYSE, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

•	the registration of shares of Company common stock under the Exchange Act will be terminated.

Management and Board of Directors of the Surviving Corporation

The board of directors of the surviving corporation will, from and after the effective time, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time, be the officers of the Company until their successors have been duly elected or appointed and qualified.

Background of the Merger

The Board and senior management continually review and assess the Company’s long-term strategic plan with the goal of maximizing stockholder value. As part of this ongoing process, the Board also periodically reviews the Company’s strategic alternatives.

In connection with this review and following consideration by the Board of the generic pharmaceutical industry and the Company’s position in it, on March 30, 2012, the Board held a special meeting for the purpose of receiving a presentation regarding strategic alternatives from senior management and Joseph E. Smith, the

Board’s lead director. Members of the Company’s senior management attended the meeting at the invitation of the Board. Patrick G. LePore, Chairman and Chief Executive Officer of the Company, presented to the Board analyses of two possible scenarios: (i) execution of the current three-year operating plan and (ii) a potential business combination transaction involving the sale of the Company (a “Potential Transaction”). Mr. LePore and Mr. Smith reported to the Board on the factors reviewed and considered to date, which included consideration of the Company’s market value, the generic pharmaceutical industry generally and market competition in particular, and the inherent risks related to meeting revenue projections and operating plans. Mr. LePore advised the Board that, based on management’s review of strategic alternatives for the Company and the possibility that a third party acquiror could provide significant additional value to the Company’s stockholders, management felt it would be in the best interests of the stockholders and the Company for the Board to further consider and evaluate a Potential Transaction. Thomas J. Haughey, President of the Company, reviewed with the Board a potential process and timeline for a Potential Transaction. Mr. LePore and Mr. Haughey also reviewed with the Board, and the Board discussed, possible interested parties, including strategic and financial acquirors, as well as parties that, for various reasons, might not be interested in a Potential Transaction. Mr. Haughey also explained the benefits of confidentiality in connection with the exploration of a Potential Transaction in light of the potential negative effects on customers, suppliers, business development and employees if rumors were to surface that such a strategic alternative was under consideration. Following discussion, the Board instructed senior management and Mr. Smith to work with J.P. Morgan, whose bankers had historically advised the Company and which was viewed by the members of the Board as having expertise in the health care industry, to identify parties that were likely interested in and capable of consummating a Potential Transaction, and to solicit confidential, non-binding, preliminary indications of such parties’ interest with respect to a Potential Transaction.

Following the March 30th Board meeting, senior management of the Company and Mr. Smith contacted J.P. Morgan and over the ensuing days held discussions with J.P. Morgan to identify potentially interested parties, including strategic and financial acquirors, that might be interested in a Potential Transaction and thereby indicate to the Board, if indications of interest were submitted by such parties, whether a Potential Transaction could deliver significant additional value to the Company’s stockholders. In determining the list of potential interested parties, consideration was given to which potential acquirors likely would have the financial ability to consummate a Potential Transaction and which potential acquirors likely would assign the highest value to the Company. In particular, J.P. Morgan worked with senior management of the Company and Mr. Smith to identify potential financial acquirors that were active in the health care industry, and in particular in the generic pharmaceutical industry, and strategic acquirors that would not be expected to present material antitrust issues that would make a transaction with the Company less attractive from a financial perspective. Senior management of the Company, Mr. Smith and J.P. Morgan additionally discussed the process for generating meaningful preliminary indications of interest from such parties with respect to a Potential Transaction while protecting the confidentiality of such process. Accordingly, it was determined that approaching a limited number of the most likely potential acquirors was the optimal way to proceed.

On April 9 and 10, 2012, J.P. Morgan, at the direction of the Company and the Board, contacted five potentially interested parties that met the foregoing criteria, which included three potential strategic buyers and two potential financial buyers, to determine their interest in pursuing a Potential Transaction with the Company. Of the five parties contacted by J.P. Morgan, one potential strategic buyer (“Party A”) and both of the potential financial buyers, which were TPG and “Party B”, expressed preliminary interest in exploring a Potential Transaction. At the request of the Company, J.P. Morgan requested that each of TPG, Party A and Party B execute confidentiality agreements in order to facilitate the disclosure of confidential Company information (which they did), submit a preliminary non-binding indication of interest by May 14, 2012 and refrain from retaining advisors until after the Company determined whether to pursue any of the indications of interest. The other two potential strategic buyers contacted by J.P. Morgan declined to explore a Potential Transaction.

On April 25, 2012, representatives of Party A, together with representatives from J.P. Morgan, attended presentations made by Company management discussing the Company’s business, results of operations, financial condition and prospects, including management’s projections of the Company’s performance for the next five years. The Company’s management, with representatives from J.P. Morgan in attendance, gave the same presentation to representatives of TPG and Party B on April 26, 2012 and April 27, 2012, respectively. All three parties were offered follow-up meetings with the Company. On May 7, 2012, representatives of TPG met with Company management, Mr. Smith and J.P. Morgan. Also on May 7, 2012, at the request of Mr. Smith, J.P. Morgan reviewed with Mr. Smith information regarding J.P. Morgan’s banking and other business relationships with the interested financial bidders, TPG and Party B. On May 10 and 11, 2012, representatives of Party B (together with representatives of a portfolio company of Party B) met telephonically with Company management and J.P. Morgan, to discuss further the business of the Company and the matters covered in the earlier management presentations they attended.

On May 14, 2012, each of TPG, Party A and Party B submitted preliminary non-binding indications of interest to acquire all of the outstanding shares of capital stock of the Company. The indication of interest from TPG indicated a value of $53.00 to $55.00 per share in cash. The indication of interest from Party A indicated a value of $48.00 to $52.00 per share, of which up to 20% of the total consideration might be in the form of Party A’s stock and the remainder in cash. The indication of interest from Party B indicated a value of $52.00 per share in cash. The TPG, Party A and Party B indications of interest reflected a range of premiums of approximately 16.5% to approximately 33.5% when compared to the Company’s closing stock price on the New York Stock Exchange of $41.20 per share on May 14, 2012. All of the indications of interest received by the Company were subject to a number of conditions, including satisfactory completion of due diligence. In addition, each of TPG, Party A and Party B indicated that it would need to finance a portion of the total consideration being offered.

On May 17, 2012, the Board held a regularly scheduled meeting at which it considered the indications of interest received on May 14, 2012. Members of the Company’s senior management, as well as representatives of J.P. Morgan and Orrick, Herrington & Sutcliffe, LLP, the Company’s outside legal counsel (“Orrick”), also attended the meeting. During this meeting, a representative of Orrick reviewed with the Board its fiduciary duties under applicable law. Representatives of J.P. Morgan then reviewed and discussed with the Board the process undertaken and meetings to date to obtain the indications of interest that had been submitted to the Company. Representatives of J.P. Morgan also reviewed with the Board other potential acquirors (including seven potential strategic buyers and two potential financial buyers) and discussed the potential risks and benefits of contacting such parties. J.P. Morgan explained that, after discussion with senior management and Mr. Smith, these parties had not been contacted initially for various reasons (including likely lack of interest, possible antitrust issues, including product overlap, likely risk of generating a market rumor that the contact was made, history of inability to consummate a transaction, likely inability to finance a transaction and/or likely conflicting preexisting commitments). Representatives of J.P. Morgan then discussed with the Board the financial and other terms of each of the three indications of interest that had been submitted to the Company and compared them to preliminary valuation analyses prepared by J.P. Morgan. Each of the three bids was at or near the top of the valuation ranges presented.

The Board then discussed with its advisors whether to continue the process that had been undertaken and, if so, whether to expand it to include other potential parties. In this regard, representatives of J.P. Morgan observed that the parties already contacted were likely the most interested qualified candidates and, with respect to potential acquirors who had not been contacted, the directors discussed on a potential acquiror by potential acquiror basis whether any additional potential acquirors should be contacted. The Board also discussed the possibility of conducting a post-signing market check through a “go-shop” period, which would enable the Company to actively solicit alternate acquisition proposals from other parties after execution of a merger agreement. Following discussion, the Board concluded that it would include the existing parties in a bidding process, and that the final decision on whether to include additional parties in that process would be deferred until the independent directors decided whether to retain separate counsel. If the independent members of the Board decided to retain separate counsel, then the final decision on whether to include additional parties in that process would be deferred until the independent directors had an opportunity to retain and consult with that counsel. The independent members of the Board then met separately without management or representatives of

J.P. Morgan or Orrick being present and decided to retain separate legal counsel to advise them in exploring a Potential Transaction. The independent directors then authorized Mr. Smith and another member of the Board, Ronald M. Nordmann, to manage the process of retaining outside counsel, subject to Board approval.

On May 17, 2012, Mr. Smith and Mr. Nordmann met with representatives of Cravath, Swaine & Moore LLP (“Cravath”) to discuss the potential engagement of Cravath as independent counsel to the independent members of the Board. Mr. Smith and Mr. Nordmann then determined to engage Cravath as independent counsel to the independent directors, subject to approval by the Board, which was granted at the next meeting on May 30, 2012.

On May 21, 2012, Mr. Smith, J.P. Morgan and Cravath met by teleconference to discuss what message should be communicated to TPG, Party A and Party B pending the Board’s decision on the bidding process. It was agreed that it made sense to allow TPG, Party A and Party B to continue their due diligence, so long as the Company did not commit to the timing or other details of a process, and that the parties would be informed that they would be contacted in the future with instructions regarding the bidding process.

On May 21, 2012, J.P. Morgan contacted each of TPG, Party A and Party B and informed them that they would receive instructions regarding the bidding process at a future date and that they would be allowed to continue their due diligence concerning the Company in the interim. On May 22, 2012, each of TPG, Party A and Party B was provided with a detailed financial model and, on May 29, 2012, they each received access to an electronic data room.

From May 22, 2012 to July 9, 2012, each of TPG, Party A and Party B continued their due diligence investigation of the Company and were provided additional nonpublic information concerning the Company, including a detailed financial model with product level information, access to an electronic data room containing certain business, product, financial, legal, regulatory and other information concerning the Company and its subsidiaries and additional presentations by, and conference calls with, Company management and representatives of J.P. Morgan. During this time period, Company management made presentations to representatives of the lenders that TPG and Party B had stated that they intended to use to provide financing for a Potential Transaction after confirmation that each such lender had signed a confidentiality agreement not to disclose confidential information of the Company.

On May 29, 2012, the U.S. District Court for the District of Delaware ruled against the Company and in favor of Pronova BioPharma ASA in Pronova’s patent litigation involving the Company’s ANDA filing containing a paragraph IV certification directed to Pronova’s heart drug Lovaza, which we refer to as the “Pronova litigation”. As a result of the decision, which is subject to appeal, the Company will not be able to launch its generic version of the drug until 2017. On this date, the Company’s closing stock price on the New York Stock Exchange was $37.70 per share, which was approximately 7.8% lower than the Company’s closing stock price on the New York Stock Exchange of $40.88 per share on May 25, 2012, the last trading day immediately prior to the public announcement of such adverse court decision.

On May 30, 2012, the Board held a special meeting by teleconference with members of the Company’s senior management and representatives from Cravath in attendance. At this meeting, the Board reviewed and discussed the status of the exploration of a Potential Transaction with TPG, Party A and Party B. The Board discussed the scope of the bidding process with Cravath, along with the potential risks and benefits of expanding that process. Cravath and the Board also discussed appropriate procedures at the Board level for managing a bidding process. Mr. LePore then discussed the adverse decision in the Pronova litigation.

The independent members of the Board then met separately with Cravath, and without members of management or Mr. LePore being present, to further discuss the process of exploring a Potential Transaction. The independent directors approved the formation of a Steering Committee to consist of Mr. Smith and Mr. Nordmann to provide day-to-day oversight over the bidding process in order to facilitate a timely response to developments as they arose, but with major decisions being subject to final decision making by the full Board, and determined that each Board meeting should be followed by an executive session of the independent directors with Cravath. The independent directors discussed the benefits of the Potential Transaction and weighed its benefits to the Company’s stockholders against execution of the current three-year operating plan and concluded that it was appropriate to continue to explore a Potential Transaction. The independent directors also discussed the scope of the bidding process with Cravath, and determined that, for the reasons discussed at the May 17, 2012 Board meeting, no additional parties would be added to the process, but that the independent directors would insist on a robust “go-shop” process as part of any definitive agreement. The independent directors also agreed that bidders would be prohibited from contacting members of management about employment or compensation arrangements until they had received express authorization from the Board. Finally, at the same meeting, the independent directors also considered and confirmed the engagement of J.P. Morgan as the Company’s financial advisor and the retention of Cravath as independent legal counsel to the independent members of the Board in connection with the exploration of a Potential Transaction. As part of that consideration, the Board reviewed information provided by J.P. Morgan regarding J.P. Morgan’s banking and business relationships with the interested financial bidders, TPG and Party B. The Board was advised of J.P. Morgan’s relationships with TPG and Party B on an annual run rate basis.

On June 6, 2012, representatives of Party B, together with representatives from J.P. Morgan, attended a meeting with Company management in which the management provided an update on the Company’s business, results of operations, financial condition and prospects and responded to questions from Party B regarding the same. On June 7, 2012, representatives of TPG, together with representatives of J.P. Morgan, attended a similar meeting with Company management. On June 8, 2012, representatives of Party A, together with representatives from J.P. Morgan, attended a similar meeting with Company management, with the exception that Party A was provided with supplemental information regarding the most recent product updates. Those product updates were subsequently delivered by the Company’s management and representatives of J.P. Morgan to representatives of each of TPG and Party B during telephonic meetings on June 12, 2012.

On June 12, 2012, J.P. Morgan, at the direction of the Company, distributed bid instruction letters to each of TPG, Party A and Party B asking them to submit their final proposals to acquire 100% of the capital stock of the Company. The letters indicated that the final bid deadline would be 5:00 p.m. (Eastern time) on July 9, 2012 and requested that each of TPG, Party A and Party B furnish with their bids a detailed mark up of a form of merger agreement to be provided and documents evidencing committed financing for their final bids. The instruction letters also specified that the bidders were prohibited from contacting management about future employment arrangements without express authorization from the Board.

On June 15, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan, Orrick and Cravath also attended the meeting. At this meeting, senior management and representatives of J.P. Morgan provided the Board with an update on the exploration of a Potential Transaction with TPG, Party A and Party B. J.P. Morgan informed the Board that TPG had asked for permission to discuss the Potential Transaction with Bank of America, Deutsche Bank and Goldman Sachs as potential sources of financing, while Party A had asked for permission to discuss the Potential Transaction with Morgan Stanley and Party B had asked for permission to discuss the Potential Transaction with Bank of America, Deutsche Bank and Credit Suisse. The Board discussed the risks of having Bank of America and Deutsche Bank working on multiple bids, but ultimately concluded that it was in the Company’s interest to provide the bidders access to the lenders they preferred, since the bidders would have more resources to allocate toward their bid if they received more attractive financing terms. Representatives of Cravath then reviewed with the Board the terms of a proposed form of merger agreement prepared by Cravath and Orrick, which was presented in two versions modified to reflect the different requirements for financial and strategic bidders, to be provided to TPG, Party A and Party B. Representatives of Cravath also reviewed with the Board the estimated compensation that the Company’s named executive officers could receive as a result of a change of control transaction assuming that all of the outstanding shares of capital stock of the Company were acquired for a range of purchase prices reflected by the initial indications of interest.

The independent members of the Board then met separately with Cravath, and without members of management, J.P. Morgan or Orrick being present. The independent directors authorized the Company to allow TPG to discuss the Potential Transaction with Bank of America, Deutsche Bank and Goldman Sachs, Party A to

discuss the Potential Transaction with Morgan Stanley and Party B to discuss the Potential Transaction with Bank of America, Deutsche Bank and Credit Suisse as potential sources of financing and approved the financial bidder and strategic bidder versions of the form of merger agreement prepared by Cravath and Orrick. The independent directors then discussed the potential impact of the Pronova litigation on the Company and any Potential Transaction, and noted that the Board should be prepared for the possibility that the purchase price in the final proposals from TPG, Party A and Party B might be lower than those in their initial indications of interest due to the changed circumstances and prospects of the Company.

On June 20, 2012, Party A was provided with the form of merger agreement tailored to strategic bidders, and TPG and Party B were provided with the form of merger agreement tailored to financial bidders.

On June 20 and June 28, 2012, representatives of TPG, together with representatives from J.P. Morgan, attended meetings with Company management discussing the Company’s industry, business, operations and other matters related to TPG’s review of the Company.

On June 27, 2012, J.P. Morgan received a call from Party B. A representative of Party B noted that they were struggling with valuation, were in the low 40’s and wanted to submit an interim oral bid without providing comments to the merger agreement or evidence of committed financing. J.P. Morgan encouraged Party B to submit a written bid conforming as much as possible to the bidding guidelines.

On June 29, 2012 and July 2, 2012, each of TPG and Party A had a number of confirmatory legal due diligence calls with the Company, focused primarily on litigation, compliance and intellectual property matters.

On the evening of July 9, 2012, each of TPG and Party A submitted final proposals to acquire all of the outstanding shares of capital stock of the Company. The proposal from TPG offered to purchase all of the Company’s outstanding capital stock for a purchase price of $50.00 per share in cash. The proposal from Party A offered to purchase all of the Company’s outstanding capital stock for a purchase price of $43.50 per share in cash. Party B did not provide a written acquisition proposal, but instead advised a representative of J.P. Morgan by telephone that it was prepared to make an offer in the “low 40s” and that it would require another two to three weeks to perform due diligence on the Company and negotiate an acquisition agreement. The TPG and Party A proposals reflected a premium of approximately 40.4% and 22.2%, respectively, to the Company’s closing stock price on the New York Stock Exchange of $35.60 per share on July 6, 2012, the last trading day before July 9, 2012. Both Party A and TPG included a markup of the Company’s form of merger agreement in their respective proposals, and both parties indicated that they would finance the transaction with a significant amount of debt. TPG provided commitment letters for its proposed financing package, while Party A did not. In addition, TPG’s proposal indicated that it was conditioned on TPG receiving an opportunity to discuss equity and employment terms with Company management and that the proposal would expire at 5:00 pm ET on July 11, 2012 unless the Company agreed to negotiate exclusively with TPG prior to that time. Party A’s bid also included a request for three additional weeks of due diligence.

On July 10, 2012, the Steering Committee met by teleconference with members of management and representatives from Cravath, Orrick and J.P. Morgan. The Steering Committee discussed the proposals received the night before with J.P. Morgan and Cravath, and concluded that it would recommend to the full Board that, in its view, only the TPG and Party A bids should be pursued seriously at this point because Party B was well behind TPG on price and too far behind both parties in its ability to submit a final offer to allow it to catch up without delaying the process to a degree that would put the other bids at significant risk. The Steering Committee also discussed the fact that the current proposals reflected lower valuations than those received during the previous round of bidding, but concluded that this was to be expected in light of recent events, including the adverse decision in the Pronova litigation, and believed that the Board was likely to view $50 as an attractive price. The Steering Committee also concluded that it would recommend that the Board not grant exclusivity to TPG, noting that it was very unlikely that TPG would back out of the process if the Company demonstrated a willingness to engage with them rapidly. The Steering Committee next discussed Party A’s bid, and concluded that the Company should encourage Party A to reach a price that would be competitive with TPG. The Steering

Committee instructed J.P. Morgan to call Party A and its advisors, inform them that they were significantly behind on price and tell them that they should come back with their “best and final” offer and that such offer would “need to start with a five” to be competitive. Finally, the Steering Committee considered whether it should recommend to the full Board that TPG be asked to increase its bid. The Steering Committee concluded that it would recommend to the full Board that it not attempt to obtain more value from TPG unless J.P. Morgan was able to generate viable price competition with Party A because it did not want to risk the possibility that TPG, whose bid was already very attractive, would terminate discussions by suggesting that their price was insufficient in the absence of such competition.

On July 10, 2012, J.P. Morgan spoke to Party A by telephone and stated that Party A was significantly behind on price, and that Party A would need to submit its best and final offer promptly to remain in consideration. Party A responded that it might have more money to work with, and stated that it would call J.P. Morgan back with its response. Party A called J.P. Morgan back later on July 10, 2012, and indicated that it had room to increase its price, but that it “could not get to $50”. Party A also indicated that it did not need the additional three weeks of due diligence requested in its bid letter.

On July 11, 2012, the Board held a special meeting. Members of the Company’s senior management as well as representatives of J.P. Morgan, Orrick and Cravath attended the meeting. At this meeting, senior management and representatives of J.P. Morgan reviewed with the Board the process and meetings undertaken to date to obtain the acquisition proposals and the final acquisition proposals received from TPG and Party A, as well as the verbal communication received from Party B. The J.P. Morgan representatives reviewed and discussed with the Board the financial and other terms of the proposals, including the terms of the financing commitments of TPG and its third party lenders. J.P. Morgan also reviewed certain recent events with the Board that likely changed the underlying assumptions of the bidders and led to the lower valuations, including the adverse decision in the Pronova litigation. Representatives of J.P. Morgan then compared the offers to preliminary valuation analyses prepared by J.P. Morgan, which included valuation ranges based on trading multiples, results achieved in precedent transactions and a discounted cash flow analysis, each of which included the recent events that affected the valuation of the Company, including the adverse decision in the Pronova litigation. The TPG bid was at or near the top of the valuation ranges presented. During this meeting, a representative of Cravath reviewed with the Board the material terms of the offers made by TPG and Party A, including a detailed analysis of the material issues presented in the TPG mark up of the form merger agreement.

The independent members of the Board then met separately with Cravath and without management or representatives of J.P. Morgan or Orrick being present to discuss the proposals. During this session, the independent board members discussed whether to continue the process or whether to simply continue its execution of its three-year operating plan. Following discussion, it was determined that, considering the value that was being offered by TPG, it was appropriate and in the best interests of the Company’s stockholders to continue to pursue a Potential Transaction. The independent members of the Board also considered whether TPG should be asked to increase its bid and concluded that they did not want to risk the possibility that TPG, whose bid was already very attractive, would terminate discussions by suggesting the price was insufficient unless Party A, contrary to the Board’s expectations, was to submit a competitive bid. The independent members of the Board concluded not to grant exclusivity to TPG, but to indicate to TPG that the Board and the Company would work as fast as TPG wanted to reach a mutually acceptable definitive agreement for a Potential Transaction. The independent members of the Board also decided, after discussion, that Party A would need to revise its proposal to reflect the price per share offered by TPG before the Company would be willing to negotiate further with Party A. Finally, following discussion, the independent members of the Board decided to inform management that if by the close of business on July 11, 2012, Party A had not increased its offer to be competitive with TPG’s offer, Company management would be permitted to discuss with TPG equity and employment terms. Following the executive session, senior management, including Mr. LePore, and the representatives of J.P. Morgan and Orrick were brought back into the meeting and the independent members of the Board communicated the decisions reached by the independent members of the Board during the executive session. The Board also instructed J.P. Morgan, Cravath and Orrick to negotiate with TPG and its advisors to explore whether an acceptable Potential Transaction could be finalized.

On the morning of July 12, 2012, Cravath sent a revised draft of the merger agreement to Ropes & Gray LLP (“R&G”), outside counsel to TPG, addressing the comments submitted by TPG with their proposal. In the afternoon of July 12, 2012, Cravath, Orrick and R&G spoke by teleconference to discuss the open points in the merger agreement.

In accordance with the authorization provided by the Board, on July 12, 2012, TPG began discussions with Patrick LePore, Paul Campanelli, Tom Haughey and Mike Tropiano regarding equity and employment terms to be implemented in conjunction with the merger.

On July 12, 2012 representatives of TPG conducted site visits at the Company’s locations in Irvine, California and Spring Valley, New York.

In the evening on July 12, 2012, the Steering Committee met by teleconference with representatives from Cravath and J.P. Morgan. The Steering Committee discussed with its advisors the significant open items in the merger agreement, including the definition of a “Company Material Adverse Effect”, the selection of the “End Date” (the date at which either party could terminate the merger agreement if the transaction had not closed), the timing of the Company’s stockholders meeting, the length of the “go-shop” period and the amount of the termination fees payable by each party.

On the morning of July 13, 2012, R&G sent a revised draft of the merger agreement to Cravath and Orrick, and Cravath and R&G spoke by teleconference multiple times throughout the day to discuss the remaining open points in the agreement. That afternoon, the Steering Committee met by teleconference, and discussed the remaining open items in the merger agreement. After discussion with Cravath and J.P. Morgan, the Steering Committee provided instructions to Cravath regarding certain key terms, including the length of the “go-shop” period and the amount of the termination fee payable by TPG. Shortly after the Steering Committee meeting, Cravath and Orrick sent a revised draft of the merger agreement to R&G. In the evening on July 13, 2012, R&G confirmed that, subject to a review of the finalized disclosure schedules, there were no further issues that TPG wished to raise. TPG’s lenders signed off on the merger agreement early in the morning on July 14, 2012.

On July 14, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan, Orrick and Cravath attended the meeting. At this meeting, representatives of Cravath reviewed with the Board its fiduciary duties under applicable law and representatives of J.P. Morgan and Cravath reviewed with the Board the final terms of the merger agreement that had been negotiated with TPG and R&G. Cravath made a presentation to the Board concerning the material terms and conditions of the draft merger agreement, answered the Board’s questions and outlined the significant issues that had been resolved. Representatives of J.P. Morgan then reviewed with the Board its financial analysis of the proposed offer made by TPG and answered the Board’s questions. J.P. Morgan then delivered its oral opinion to the Board, which opinion was later confirmed in writing on July 14, 2012, to the effect that, as of that date and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the consideration to be paid to the holders of the outstanding shares of Company common stock in the Merger was fair, from a financial point of view, to such holders. Afterwards, the Board discussed in detail the terms of TPG’s proposal. The Board next discussed the “go-shop” process and instructed J.P. Morgan that it should be prepared to begin contacting potential bidders immediately after the announcement of a transaction, and that the “go-shop” process should canvass the market broadly and encompass any party that they thought might be interested in the Company. The independent members of the Board then met separately with Cravath and without management or representatives of J.P. Morgan or Orrick being present to discuss the terms and conditions of the merger agreement and the employment and equity investment terms certain members of management had agreed to with TPG. The independent members of the Board then met without Cravath being present. Following the executive session, the full Board and all advisors met again. The Board then unanimously determined, for the reasons detailed in the section of this proxy captioned “Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement” below, that the merger was advisable, fair to and in the best interests of the Company and its stockholders and approved the merger agreement, and resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a meeting of stockholders and recommended that the stockholders of the Company vote to adopt the merger agreement.

Following the Board meeting, on July 14, 2012, Parent, Merger Sub and the Company finalized and executed the merger agreement and the ancillary agreements. In conjunction with execution of the merger agreement, TPG offered to enter into new employment agreements with each of Messrs. Campanelli, Haughey and Tropiano prior to the consummation of the merger, which will supersede their current employment agreements. The principal terms of these arrangements are described in the section of this proxy statement captioned “New Employment Arrangements with Certain Executive Officers” on page 58. On July 16, 2012, TPG and the Company issued a joint press release announcing execution of the merger agreement.

Under the terms of the merger agreement, until 11:59 p.m., New York City time, on August 24, 2012, the Company was permitted to initiate, solicit and encourage inquiries regarding potential takeover proposals from third parties, including by providing non-public information to third parties, and to enter into, engage in and maintain discussions and negotiations with third parties with respect to such proposals or otherwise cooperate with or assist such discussions or proposals. Immediately following the announcement of the execution of the merger agreement on July 16, 2012, at the direction and under the supervision of the Board, J.P. Morgan began contacting potentially interested parties pursuant to the “go–shop” process on behalf of the Company. Representatives of J.P. Morgan contacted parties that they believed, based on size and business interests, might be capable of and interested in pursuing a transaction with the Company. Representatives of J.P. Morgan contacted a total of 42 parties, comprised of 26 potential strategic acquirors and 16 potential financial acquirors, to solicit their interests in a possible alternative transaction. The parties contacted included Party A and Party B.

Of the 42 parties contacted, three parties requested and were provided with draft confidentiality agreements. Each of these parties, which included one potential strategic acquiror (“Party C”) and two potential financial acquirors, negotiated and entered into confidentiality agreements with the Company. These three parties were subsequently granted access to certain non-public information regarding the Company, including management’s projections of the Company’s performance for the next five years.

Each of the two potential financial acquirors subsequently indicated to J.P. Morgan that it was not interested in pursuing a transaction with the Company. After receipt of the initial non-public information regarding the Company, Party C communicated to J.P. Morgan that it realistically believed it could top TPG’s purchase price of $50.00 per share. As a result, Party C was granted access to additional non-public information regarding the Company. However, Party C thereafter indicated to J.P. Morgan that it was not interested in pursuing a transaction with the Company.

At 11:59 p.m., New York City time, on August 24, 2012, the “go–shop” period ended with the Company not having received any alternative acquisition proposals. On August 27, 2012, the Company issued a press release announcing the results of the “go–shop” period, including that, despite an active and extensive solicitation of potentially interested parties in connection with the “go–shop” period since the announcement of the merger agreement, the Company did not receive any alternative acquisition proposals.

Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement

The Board, at a meeting held on July 14, 2012, unanimously determined that the merger agreement, the merger and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders, directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders and recommended that the stockholders vote to adopt the merger agreement. In reaching its determination, the Board consulted with and received the advice of the Company’s outside legal advisors and of counsel to the independent directors, discussed certain issues with the Company’s senior management team as well as the Company’s financial and legal advisors and counsel to the independent directors, and considered a number of factors that it believed supported its decision to enter into the merger agreement and consummate the merger, including, but not limited to, the following material factors:

•

the $50.00 per share price to be paid in cash in respect of each share of Company common stock, which represents a 37% premium over the closing price of the Company’s common stock on July 13, 2012 (the last trading day prior to the Board’s approval of the merger agreement), and a 45% premium over the average closing price of the Company’s common stock during the month prior to such date;

•	the fact that the per share price of $50.00 represents a valuation of the Company at a multiple of 8.4 times the Company’s EBITDA for the period from July 1, 2011 through June 30, 2012;

•

the process conducted by the Company prior to entering into the merger agreement, involving a targeted group of potential acquirors and conducted with the assistance of J.P. Morgan with oversight by the independent directors, advised by independent counsel, did not result in any proposals to acquire the Company at a price higher than $50.00 per share;

•

the possibility that it could take a considerable period of time before the trading price of the Company’s common stock would reach and sustain at least the per share merger consideration of $50.00, as adjusted for present value;

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the fact that the consideration to be paid in the merger is all cash, which provides certainty of value and liquidity to the Company’s stockholders while avoiding long-term business risk, including the risks and uncertainties relating to the Company’s prospects (including the prospects described in management’s projections summarized under “The Merger—Prospective Financial Information” below);

•

the financial analyses presented to the Board by J.P. Morgan as well as the opinion of J.P. Morgan, dated July 14, 2012, to the Board to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the $50.00 cash per share merger consideration to be received by the holders of shares of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of J.P. Morgan is attached as Annex B to this proxy statement;

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the relationships between J.P. Morgan and each of the Company and TPG, and the fact that J.P. Morgan agreed at the outset of its agreement with the Company that it would not finance an acquisition of the Company;

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the possibility of continuing to operate the Company as a standalone enterprise, the financial value of which was evaluated with the assistance of J.P. Morgan, based on the projections proposed by or at the direction of the Company, and determined to be less favorable to the Company’s stockholders than the merger given the potential risks, rewards and uncertainties associated with remaining a standalone enterprise;

•	the likelihood that the merger would be consummated based on, among other things (not in any relative order of importance):

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the fact that Parent and Merger Sub had obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the debt financing (including through litigation pursued in good faith), each of which, in the reasonable judgment of the Board, increases the likelihood of such financings being completed;

•	the absence of a financing condition in the merger agreement;

•	the likelihood and anticipated timing of consummating the merger in light of the scope of the conditions to closing, including the absence of significant required regulatory approvals;

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the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay the Company a $119 million reverse termination fee, without the Company having to establish any damages, and the guarantee of such payment obligation by TPG VI pursuant to the limited guarantee;

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the Company’s ability, under certain circumstances pursuant to the merger agreement and the equity commitment letter issued by TPG VI to Parent, to seek specific performance of Parent’s obligation to cause TPG VI to make or secure the equity contributions to Parent pursuant to the equity commitment letter;

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the Company’s ability, under certain circumstances pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement;

•	the reputation of TPG; and

•	TPG’s ability to consummate large acquisition transactions;

•	the other terms of the merger agreement and related agreements, including:

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the Company’s ability during the period beginning on the date of the merger agreement and continuing until 11:59 p.m., New York City time, on August 24, 2012 (the “go-shop period”) to initiate, solicit and encourage alternative acquisition proposals from third parties and to enter into, engage in, and maintain discussions or negotiations with third parties with respect to such proposals;

•

the Company’s ability to continue discussions after the end of the go-shop period with parties from whom the Company has received during the go-shop period an acquisition proposal that the Board determines in good faith, prior to the end of the go-shop period, constitutes a superior proposal or could reasonably be expected to lead to a superior proposal until the cut-off date (in each case, with the termination of the merger agreement in order to enter an agreement providing for such superior proposal by an excluded party resulting in the payment to Parent of the lower termination fee of $24 million);

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the Company’s ability, at any time from and after the end of the go-shop period but prior to the time the Company stockholders adopt the merger agreement, to consider and respond to an unsolicited written acquisition proposal, to furnish non-public information to the person making such a proposal and to engage in discussions or negotiations with the person making such a proposal, if the Board, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal;

•	the Board’s ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders vote to adopt the merger agreement;

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the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, provided that the Company complies with its obligations relating to the entering into of any such agreement and concurrently with the termination of the merger agreement pays to Parent a termination fee of $24 million, in connection with an agreement for a superior proposal entered into prior to the end of the go-shop period or with an excluded party on or prior to the cut-off date, or $48 million in all other circumstances, plus in each case up to $7 million in Parent’s expenses;

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the termination fee and expenses payable to Parent under certain circumstances, including as described above, in connection with a termination of the merger agreement, which the Board concluded were reasonable in the context of termination fees and expenses payable in comparable transactions and in light of the overall terms of the merger agreement, including the per share merger consideration;

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the availability of appraisal rights under the DGCL to holders of Company common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery; and

•	the fact that the end date under the merger agreement allows for sufficient time to consummate the merger;

•	the fact that resolutions approving the merger were unanimously approved by the Board, which is comprised of all independent directors (other than Mr. LePore) who are not affiliated with Parent,

Merger Sub or any direct or indirect wholly owned subsidiary of Parent and are not employees of the Company or any of its subsidiaries, and which retained and received advice from its own financial and independent legal advisors (in the case of legal advisors, who were representing only the independent directors) in evaluating, negotiating and recommending the terms of the merger agreement;

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the fact that there were restrictions on the ability of TPG and the Company’s management to enter into any discussions or arrangements without the Board’s consent, and that such discussions did not take place until after the Board decided to proceed with TPG’s $50.00 per share offer;

•	the Board’s views and opinions on the current generic pharmaceutical industry and market competition;

•	the Board’s understanding of the business operations, financial conditions, earnings and prospects of the Company, including the prospects of the Company as a standalone enterprise; and

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the risk that prolonging the sale process further could have resulted in the loss of an opportunity to consummate a transaction with TPG and distracted senior management from implementing the Company’s business plan.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to entering into the merger agreement and the merger, including:

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the risk that the merger might not be consummated in a timely manner or at all, including the risk that the merger will not occur if the financing contemplated by the equity and debt commitments, described under the caption “The Merger—Financing of the Merger”, is not obtained, as Parent does not on its own possess sufficient funds to consummate the merger;

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that the stockholders of the Company will have no ongoing equity interest in the surviving corporation following the merger, meaning that the stockholders will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of the Company’s common stock (except for any member of our management team who may be given the opportunity to invest in Parent and who chooses to make this investment, and members of our management team who are granted equity compensation awards in respect of Parent stock following consummation of the merger, each of whom will continue so to participate and benefit through his or her interest in Parent);

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the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending consummation of the merger;

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the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

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that if the merger is not consummated, the Company will be required to pay its own expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement as well as, under certain circumstances, pay Parent a termination fee of $24 million or $48 million, as applicable, and, under certain circumstances, reimburse Parent’s expenses (up to a $7 million cap), in connection with the termination of the merger agreement;

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the possibility that the up to $7 million in Parent’s expenses plus the $24 million or $48 million, as applicable, termination fee payable by the Company upon the termination of the merger agreement could discourage other potential acquirors from making a competing bid to acquire the Company;

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that if the merger is not consummated despite the Company receiving the necessary stockholder approval, the Company will still be required to honor the vesting of equity awards that vest upon stockholder approval; however, this risk is mitigated by the fact that, under the terms of the merger agreement, the Company has the ability to require Parent to confirm that the financing, the merger and the other transactions contemplated by the merger agreement will close shortly after stockholder approval is received;

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the fact that Parent and Merger Sub are newly formed corporations with essentially no assets other than the equity commitment of TPG VI and that the Company’s remedy in the event of breach of the merger agreement by Parent or Merger Sub may be limited to receipt of the $119 million termination fee, which is guaranteed by TPG VI, and that under certain circumstances the Company may not be entitled to a termination fee at all;

•	the fact that an all cash transaction would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes; and

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the fact that our executive officers and directors may have interests in the transaction that are different from, or in addition to, those of our stockholders; see the section captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” on page 50.

In analyzing the merger and in reaching its determination as to the fairness of the transactions contemplated by the merger agreement, the Board considered, among other factors, the analyses and methodologies used by J.P. Morgan in rendering its fairness opinion in respect of the merger. See “The Merger—Opinion of J.P. Morgan Securities LLC, Financial Advisor to the Board” beginning on page 39.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the principal factors considered by the Board. The Board collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

In connection with the consummation of the merger, certain of the Company’s directors may receive benefits and compensation that may differ from the per share merger consideration you would receive. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement.

The Board recommends that the stockholders of the Company vote “FOR” adoption of the merger agreement.

Prospective Financial Information Provided to J.P. Morgan Securities LLC, Financial Advisor to the Board

On July 9, 2012, the Company provided to J.P. Morgan the following updated prospective financial information and forecasts concerning the Company (which reflect the decision in the Pronova litigation (discussed in further detail above in “Background of the Merger”, starting on page 24)) and confidential disclosures made to TPG VI and the other bidders), including projected total revenues, earnings before interest, taxes, depreciation and amortization (“EBITDA”), operating income, changes in working capital, capital expenditures and purchases of intangibles, in connection with J.P. Morgan’s preparation of its fairness opinion:

Consolidated Management Projections ($mm)

FY 12/31	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E
Total Revenue	$1,060	$1,031	$1,095	$1,348	$1,433	$1,416	$1,441	$1,455	$1,425	$1,407
EBITDA	288	228	306	356	390	370	376	376	357	344
Operating Income (non-GAAP)	239	178	252	307	340	318	322	320	300	285
Changes in Working Capital	(61)	23	(29)	(70)	(50)	(25)	(14)	(6)	0	0
Capital Expenditures	(57)	(22)	(20)	(18)	(18)	(18)	(19)	(19)	(19)	(19)
Purchases of Intangibles	(45)	(40)	(40)	(40)	(40)	(40)	(40)	(40)	(40)	(40)

EBITDA Reconciliation

FY 12/31	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E
Operating Income (non-GAAP)	$239	$178	$252	$307	$340	$318	$322	$320	$300	$285
Depreciation and Amortization	49	50	54	50	50	52	54	56	57	59

EBITDA	$288	$228	$306	$356	$390	$370	$376	$376	$357	$344

The summary of the prospective financial information provided to J.P. Morgan and set forth above is included solely to give stockholders access to the information that was made available to J.P. Morgan for its evaluation of the merger and preparation of its fairness opinion and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the merger or for any other purpose, including whether or not to seek appraisal rights with respect to the shares of Company common stock.

The Company does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of the Company prepared the prospective financial information set forth above to assist J.P. Morgan in its evaluation of the merger and its preparation of its fairness opinion in respect of the merger. The information was not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or GAAP or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, reflected the best estimates and judgments available to the Company’s management at the time, and presented, to the best of the Company’s management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company as of the date such information was prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information set forth above.

None of the Company’s independent auditors, nor any other independent accountants, had compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor had they expressed any opinion or any other form of assurance on such information or its achievability, and such parties assume no responsibility for, and disclaim any association with, the prospective financial information.

The prospective financial information set forth above reflects numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The prospective financial information set forth above reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information set forth above constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including, but not limited to, the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the Company’s reports filed with the SEC. There can be no assurance that the prospective financial information set forth above will be realized or that actual results will not be significantly higher or lower than those set forth above.

The prospective financial information set forth above covers multiple years and such information by its nature becomes less reliable with each successive year. In addition, such prospective financial information reflects assumptions of the Company’s management as of the time such information was prepared as to certain business decisions that were and are subject to change, and such information will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. Such information cannot, therefore, be considered a guarantee of future operating results, and the information should not be relied on as such. The inclusion of this information should not be regarded as an indication that the Company, TPG VI, the Board, any of their respective financial advisors or anyone who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied upon as such. None of TPG VI, the Board or any of their or the Company’s respective financial advisors or any of their affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the prospective financial information described above.

The prospective financial information set forth above does not take into account any circumstances or events occurring after the date the forecasts were prepared, including the transactions contemplated by the merger agreement or the announcement thereof. Furthermore, such prospective financial information does not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context. None of TPG VI, the Board or any of their or the Company’s respective financial advisors or any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the information set forth above, including if any of it is or becomes inaccurate (even in the short term).

The inclusion in this proxy statement of the prospective financial information set forth above should not be deemed an admission or representation by the Company, TPG VI or the Board that such information is viewed by the Company, TPG VI or the Board as material information of the Company. Such information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the information provided above, stockholders are cautioned not to place undue, if any, reliance on such information or the fact that it is included in this proxy statement.

Certain of the financial information set forth above, including non-GAAP operating income and EBITDA, may be considered non-GAAP financial measures. The Company provided this information to J.P. Morgan because the Company believed it could be useful in evaluating the merger and the fairness of the per cash merger consideration. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

Opinion of J.P. Morgan Securities LLC, Financial Advisor to the Board

Pursuant to an engagement letter dated June 4, 2012, the Company retained J.P. Morgan as its financial advisor in connection with the merger.

At the meeting of the Board on July 14, 2012, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors, assumptions, qualifications and limitations set forth in its written opinion, the consideration to be paid to the Company’s common stockholders in the merger was fair, from a financial point of view, to such stockholders. J.P. Morgan confirmed its July 14, 2012 oral opinion by delivering its written opinion to the Board, dated as of the same date, that, as of such date, the consideration to be paid to the Company’s common stockholders in the merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan, dated July 14, 2012, which sets forth the assumptions made, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Board, is directed only to the consideration to be paid in the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. The summary of the written opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft, dated July 14, 2012, of the merger agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant, and reviewed the current and historical market prices of the Company common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

•

J.P. Morgan also held discussions with certain members of the management of the Company with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

•

J.P. Morgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not conduct, and was not provided with, any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and that the definitive merger agreement will not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan relied as to all legal matters relevant to the rendering of its opinion upon the advice of counsel. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.

•

The financial forecasts furnished to J.P. Morgan by the Company and used in connection with its analysis of the merger were prepared by or at the direction of the management of the Company. The Company does not publicly disclose internal management financial forecasts of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such forecasts were not prepared with a view toward public disclosure. These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such financial forecasts.

•

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. Subsequent developments may affect J.P. Morgan’s opinion and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the Company’s common stockholders in the merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the merger. Furthermore, J.P. Morgan has expressed no opinion as to the price at which the Company’s common stock will trade at any future time or as to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the consideration to be paid to the Company’s common stockholders in the merger or with respect to the fairness of any such compensation. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan.

•

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by J.P. Morgan, and reviewed by the Board, in connection with providing its opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone. In order to fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses.

•

All values in the following “—Public Trading Multiples”, “—Selected Transaction Analysis”, and “—Discounted Cash Flow Analysis” sections are presented on an equity value per share basis, rounded to the nearest $0.25. In arriving at equity value per share for the Company, the analysis started with the determination of Firm Value, or “FV”, for the Company. Firm Value was then adjusted by subtracting total debt outstanding as of June 30, 2012, adding total cash and cash equivalents outstanding as of June 30, 2012, and subtracting settlements and contingencies to arrive at Equity Value for the Company. Equity Value was then divided by the fully diluted share count to arrive at equity value per share. In arriving at the equity value per share for purposes of the stock price to estimated earnings per share ratio, or “P/E”, the earnings per share was multiplied by the relevant public trading multiple. All market data used by J.P. Morgan in its analyses was as of July 13, 2012.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the Company’s business. The companies selected by J.P. Morgan were as follows:

•	Teva Pharmaceutical Industries Ltd.

•	Mylan Inc.

•	Watson Pharmaceuticals, Inc.

•	Impax Laboratories, Inc.

•	Akorn, Inc.

•	Hi-Tech Pharmacal Co., Inc.

None of the selected companies reviewed is identical to the Company. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the selected companies compared to the Company’s and other factors that could affect the public trading value of the selected companies and the Company.

In all instances, multiples were based on closing stock prices on July 13, 2012. For each of the following analyses performed by J.P. Morgan, estimated financial data for the selected companies were based on the selected companies’ filings with the Securities and Exchange Commission and publicly available Wall Street analysts’ consensus estimates.

In conducting its analyses, J.P. Morgan reviewed the selected companies’ trading multiples based on (1) FV to estimated EBITDA for calendar year 2012, (2) FV to estimated EBITDA for calendar year 2013, (3) P/E for calendar year 2012, and (4) P/E for calendar year 2013. Results of the analyses were presented for the selected companies, as indicated in the following table:

Company	FV/EBITDA		P/E
	2012E	2013E	2012E	2013E
Teva Pharmaceutical Industries Ltd.	7.0x	6.4x	7.5x	6.9x
Mylan Inc.	7.7x	7.1x	8.9x	8.1x
Watson Pharmaceuticals, Inc.	9.2x	8.7x	10.4x	9.6x
Impax Laboratories, Inc.	5.2x	5.1x	11.3x	10.7x
Akorn, Inc.	18.3x	14.1x	29.2x	22.6x
Hi Tech Pharmacal Co., Inc.	4.9x	4.6x	9.1x	8.1x

Based on the above analyses, J.P. Morgan applied a multiple reference range of (1) 5.5x to 7.0x for FV to the Company’s estimated EBITDA for calendar year 2012 based on management estimates, (2) 5.5x to 7.0x for FV to the Company’s estimated EBITDA for calendar year 2013 based on management estimates, (3) 7.5x to 10.0x for stock price to the Company’s estimated earnings per share for calendar year 2012 based on management estimates, and (4) 7.0x to 9.5x for stock price to the Company’s estimated earnings per share for calendar year 2013 based on management estimates. In comparison to the per share merger consideration, the analyses indicated the following equity values per share:

FV/EBITDA		P/E
2012E	2013E	2012E	2013E
$37.25 to $48.25	$29.00 to $37.75	$32.25 to $43.00	$22.75 to 30.75

Selected Transaction Analysis

J.P. Morgan conducted an analysis of selected transactions in the generic pharmaceutical industry. For each of the selected transactions, J.P. Morgan calculated, to the extent information was publicly available, Firm Value of the target divided by the target’s EBITDA for the twelve-month period immediately preceding the announcement of the respective transaction, or “FV/LTM EBITDA”. The transactions considered, the month and year each transaction was announced, and the resulting FV/LTM EBITDA are as follows:

Target	Acquiror	Month/Year Announced	FV/LTM EBITDA
Fougera Pharmaceuticals Inc.	Novartis AG (Sandoz)	May 2012	8.8x
Anchen Pharmaceuticals, Inc.	Par Pharmaceutical Companies, Inc.	August 2011	N/M	(1)
Paddock Laboratories, Inc.	Perrigo Company	January 2011	8.4x	(2)
Qualitest Pharmaceuticals	Endo Pharmaceuticals Holdings Inc.	September 2010	N/A
Andrx Corporation	Watson Pharmaceuticals, Inc.	March 2006	18.3x
Alpharma Inc. (Global Generics Business)	Actavis Group	October 2005	7.3x
Amide Pharmaceutical, Inc.	Actavis Group	May 2005	10.3x

(1)	Not meaningful.
(2)	FV/LTM EBITDA multiple including Internal Revenue Service Code Section 338 adjustment is 10.2x.

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a FV/LTM EBITDA multiple of 7.0x to 9.0x to the Company’s estimated EBITDA for the twelve-month period ended June 30, 2012. The analysis indicated implied equity values per share of $41.00 to $53.50, as compared to the per share merger consideration.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for the Company’s common stock. J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2012 through 2021 based upon financial forecasts prepared by or at the direction of the management of the Company for the fiscal years 2012 through 2021. J.P. Morgan also calculated a range of terminal asset values of the Company at the end of the 10-year period ending 2021 by applying a perpetual growth rate ranging from 0.0% to 1.0% to the unlevered free cash flow of the Company during the final year of the 10-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 8.5% to 9.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted by subtracting total debt outstanding as of June 30, 2012, adding total cash and cash equivalents outstanding as of June 30, 2012, and subtracting settlements and contingencies. Based on the financial forecasts prepared by or at the direction of management and a discount rate of 8.5% to 9.5% , the discounted cash flow analysis indicated a range of per share equity values of between $42.75 and $52.00, as compared to the per share merger consideration.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger on the basis of such experience and its familiarity with the Company.

J.P. Morgan acted as financial advisor to the Company with respect to the merger. For its services, the Company has agreed to pay J.P. Morgan a transaction fee of approximately $21 million, payable if the merger is consummated, of which $5 million was payable upon delivery of J.P. Morgan’s opinion. In the event that the merger is not consummated and the Company receives any payment pursuant to the termination, abandonment or failure to occur of the proposed merger, the Company will pay J.P. Morgan a fee equal to 15% of any such payment. In addition, the Company has agreed to reimburse J.P. Morgan for certain expenses incurred in connection with its services, including the fees and expenses of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

During the two years preceding the date of its opinion, J.P. Morgan and its affiliates had, and may continue to have in the future, commercial or investment banking relationships with the Company and certain of Parent’s affiliates. During the two years preceding the date hereof, the aggregate fees paid by the Company and its affiliates to J.P. Morgan and its affiliates were approximately $6 million, and the aggregate fees paid by certain affiliates of Parent to J.P. Morgan and its affiliates were approximately $143 million. Such services for the Company and certain affiliates of Parent during such period included acting as lead arranger for the Company’s $450 million credit facility in August of 2011, acting as financial advisor to the Company for the purpose of providing a fairness opinion in respect of the Company’s acquisition of Anchen Incorporated and its subsidiary Anchen Pharmaceuticals, Inc. in August of 2011, providing treasury and securities services to the Company, and providing or arranging debt and equity financing and mergers and acquisitions advisory services to certain affiliates of Parent. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under the outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Effects of the Merger

If the merger is completed, all of our equity interests will be beneficially owned by Parent and none of our current stockholders will have any ownership interest in, or be a stockholder of, the Company after the consummation of the merger (except for any member of our management team who may be given the opportunity to invest in Parent and who chooses to make this investment, and members of our management team who are granted equity compensation awards in respect of Parent stock following consummation of the merger, each of whom will continue to be an indirect stockholder of the Company after the consummation of the merger).

As a result, our current stockholders (other than the individuals described in the immediately preceding sentence) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, Parent will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the closing (other than shares owned by the Company (including treasury shares), Merger Sub or any of their respective direct or indirect subsidiaries, and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL) will convert into the right to receive the per share merger consideration.

Except as otherwise agreed by Parent and a holder of an outstanding option to purchase a share of Company common stock (other than statutory options granted under the ESPP) (each, a “stock option”), each stock option outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested (upon stockholder approval of the merger, other than with respect to stock options granted in 2012 which will become fully vested upon consummation of the merger) and will be canceled as of the effective time and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the per share merger consideration over the exercise price per share of such stock option, multiplied by (ii) the total number of shares of the Company’s common stock then issuable upon exercise in full of such stock option, without interest and less any required withholding taxes.

Except as otherwise agreed by Parent and a holder of one or more of the following stock-based awards, each performance share unit (each, a “PSU”) and restricted share unit, whether cash-settled or stock settled (each, an “RSU”) outstanding immediately prior to the effective time will become fully vested (at target level for PSUs) upon stockholder approval of the merger (other than with respect to RSUs granted to employees in 2012, which will become fully vested upon consummation of the merger) and each such award and each director stock unit (each, a “DSU”) outstanding immediately prior to the effective time will be canceled as of the effective time and converted into the right to receive an amount in cash equal to the per share merger consideration multiplied by the number of shares of Company common stock underlying such PSU, RSU or DSU, without interest and less any required withholding taxes.

Except as otherwise agreed by Parent and a holder of an outstanding share of Company common stock that is subject to vesting or forfeiture conditions (each, a “Restricted Share”), immediately prior to the effective time each outstanding Restricted Share will become fully vested (upon stockholder approval of the merger). Upon closing, each Restricted Share will be treated as a share of Company common stock and will be entitled to receive the per share merger consideration, without interest and less applicable withholding taxes.

See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Equity Awards” beginning on page 51; “The Merger Agreement—Treatment of Common Stock, Options, Restricted Shares and Other Equity Awards” beginning on page 68.

Following the merger, shares of Company common stock will no longer be traded on the New York Stock Exchange or any other public market.

Our common stock is registered as a class of equity security under the Exchange Act. Registration of our common stock under the Exchange Act may be terminated upon the Company’s application to the SEC if our common stock is not listed on a national securities exchange and there are fewer than 300 record holders of the outstanding shares. Termination of registration of our common stock under the Exchange Act will substantially reduce the information required to be furnished by the Company to our stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company. If the Company (as the entity surviving the merger) completed a registered exchange or public offering of debt securities, however, we would be required to file periodic reports with the SEC under the Exchange Act for a period of time following that transaction.

Parent and Merger Sub expect that, following consummation of the merger, our operations will be conducted substantially as they are currently being conducted. However, following consummation of the merger, the Company will have significantly more debt than it currently has. Parent and Merger Sub have informed us that they have no current plans or proposals or negotiations that relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, except as described in this proxy statement. Parent may initiate from time to time reviews of the Company and our assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the merger. Parent expressly reserves the right to make any changes that it deems necessary or appropriate in the light of its review or in the light of future developments.

Parent does not currently own any interest in the Company. Following consummation of the merger, Parent will have beneficial ownership of 100% of our outstanding common stock and will have a corresponding interest in our net book value and net earnings. Our net (loss) income for the fiscal year ended December 31, 2011 was approximately $(26.1) million and our net book value as of December 31, 2011 was approximately $609.6 million.

TPG VI agreed to contribute $700 million to Parent, which amount will be reduced by any amounts actually contributed to Parent (and not returned) at or prior to the effective time by persons or entities to which TPG VI allocates all or a portion of its equity commitment, for the purpose of funding a portion of the per share merger consideration, any other amounts required to be paid pursuant to the merger agreement and related fees and expenses pursuant to the merger agreement. If the amount required to be paid pursuant to the merger agreement and to pay all related fees and expenses pursuant to the merger agreement is less than TPG VI’s commitment, TPG VI’s equity commitment will be reduced accordingly.

Each stockholder of Parent will have an interest in our net book value and net earnings in proportion to such stockholder’s ownership interest in Parent.

Effects on the Company if Merger Is Not Completed

If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Company common stock. Instead, we will remain an independent public company, our common stock will continue to be listed and traded on the NYSE, and our stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, the Board will evaluate and review the business operations, properties, dividend policy and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize stockholder value. If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement and recommend an alternative transaction. See “The Merger Agreement—Termination”.

Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee and reimburse certain of Parent’s expenses. See “The Merger Agreement—Termination Fees and Reimbursement of Expenses”.

Plans for the Company

After the effective time, Parent anticipates that the Company will continue its current operations, except that it will (i) cease to be an independent public company and will instead be a wholly owned subsidiary of Parent and (ii) have substantially more debt than it currently has. There is no current plan regarding when the debt incurred to finance the merger will be repaid. After the effective time, the directors of Merger Sub immediately prior to the effective time will become the directors of the Company, and the officers of the Company immediately prior to the effective time will remain the officers of the Company, in each case until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Prospective Financial Information Provided to TPG

As discussed in further detail above in “Background of the Merger”, starting on page 24, in late April 2012, the Company provided TPG VI with certain prospective financial information concerning the Company, including projected total revenues, EBITDA, operating income, changes in working capital, capital expenditures and purchases of intangibles. TPG VI received the following prospective financial information:

Consolidated Management Projections ($mm)

FY 12/31	2012E	2013E	2014E	2015E	2016E
Total Revenue	$1,060	$1,140	$1,206	$1,456	$1,524
EBITDA	277	287	355	405	428
Operating Income (non-GAAP)	257	266	329	384	407
Changes in Working Capital	(62)	(6)	(33)	(68)	(46)
Capital Expenditures	(20)	(20)	(20)	(18)	(18)
Purchases of Intangibles	(45)	(40)	(40)	(40)	(40)

EBITDA Reconciliation

FY 12/31	2012E	2013E	2014E	2015E	2016E
Operating Income (non-GAAP)	$257	$266	$329	$384	$407
Depreciation	20	21	26	21	21

EBITDA	$277	$287	$355	$405	$428

The summary of the prospective financial information set forth above is included solely to give stockholders access to the information that was made available to TPG VI and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the merger or for any other purpose, including whether or not to seek appraisal rights with respect to the shares of Company common stock.

The Company does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of the Company prepared the prospective financial information set forth above to present the forecasted five-year results of the Company’s operations as of late April 2012. The prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or GAAP or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, reflected the best estimates and judgments available to the Company’s management at the time, and presented, to the best of the Company’s management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company as of the date such information was prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

None of the Company’s independent auditors, nor any other independent accountants, had compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor had they expressed any opinion or any other form of assurance on such information or its achievability, and such parties assume no responsibility for, and disclaim any association with, the prospective financial information.

The prospective financial information reflects numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The prospective financial information reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the Company’s reports filed with the SEC. There can be no assurance that the prospective financial information will be realized or that actual results will not be significantly higher or lower than those set forth in the prospective financial information.

The prospective financial information covers multiple years and such information by its nature becomes less reliable with each successive year. In addition, the prospective financial information reflects assumptions of the Company’s management as of the time such information was prepared as to certain business decisions that were and are subject to change, and the prospective financial information will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. Such prospective information cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of this information should not be regarded as an indication that the Company, TPG VI, the Board, any of their respective financial advisors or anyone who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied upon as such. None of TPG VI, the Board or any of their or the Company’s respective financial advisors or any of their affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the prospective financial information described above.

The prospective financial information provided above does not take into account any circumstances or events occurring after the date the forecast was prepared, including the Pronova litigation decided on May 29, 2012 (discussed in further detail above in “Background of the Merger”, starting on page 24) and the transactions contemplated by the merger agreement or the announcement thereof. However, certain confidential disclosures, including with respect to the Pronova litigation, were made to TPG VI subsequent to the Company providing TPG VI with the prospective financial information above. Furthermore, the prospective financial information does not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context. None of TPG VI, the Board or any of their or the Company’s respective financial advisors or any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the prospective financial information, including if any of it is or becomes inaccurate (even in the short term).

The inclusion of the prospective financial information herein should not be deemed an admission or representation by the Company, TPG VI or the Board that such information is viewed by the Company, TPG VI or the Board as material information of the Company. The prospective financial information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the Company’s prospective information, stockholders are cautioned not to place undue, if any, reliance on the prospective information included in this proxy statement.

Certain of the prospective financial information set forth herein, including non-GAAP operating income and EBITDA, may be considered non-GAAP financial measures. The Company provided this information to TPG VI because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

Financing of the Merger

The Company and Parent estimate that total funds of approximately $2.17 billion will be needed to complete the merger, including payment of fees and expenses incurred in connection with the merger. Parent expects this amount to be provided through a combination of the proceeds of (i) an aggregate amount of $1.47 billion in debt financing committed by certain lenders to Merger Sub and (ii) a $700 million equity commitment from TPG VI to Parent, which may be reduced to the extent that cash of the Company is utilized. The equity financing and debt financing commitments are subject to certain conditions, including conditions that do not relate directly to the merger agreement.

We believe the amounts committed under the equity financing commitment and the proceeds of the debt financing, in addition to the Company’s cash on hand, will be in the aggregate sufficient to pay the aggregate merger consideration, all other amounts required to be paid pursuant to the merger agreement and all fees and expenses directly related to the merger and the debt financing, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the financing commitments fail to fund the committed amounts in breach of such financing commitments, if Parent is unable to obtain alternative financing from alternative sources in an amount sufficient to consummate the merger or if the conditions to such commitments are not met. The equity financing commitment and the debt financing commitment are subject to certain conditions, including conditions that do not relate directly to the merger agreement.

Equity Financing

In connection with the merger agreement, Parent entered into an equity commitment letter agreement with TPG VI, dated July 14, 2012, which we refer to as the “equity financing commitment”, pursuant to which TPG VI has committed to purchase equity securities of Parent, at or prior to the closing of the merger, with an aggregate purchase price of $700 million for the purpose of funding a portion of the aggregate merger consideration, or any other amounts required to be paid pursuant to the merger agreement, as well as related fees and expenses. The obligation of TPG VI to fund its equity commitment is subject to (i) the satisfaction or waiver of all the conditions to Parent’s and Merger Sub’s obligations to effect the closing of the merger (other than any conditions that by their nature are to be satisfied at the closing of the merger, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions), (ii) the debt financing as described below (or alternative debt financing obtained in accordance with the merger agreement) has been funded in accordance with the terms thereof or would be funded in accordance with the terms thereof at the closing of the merger if the equity financing were funded at the closing of the merger and (iii) the substantially simultaneous consummation of the merger in accordance with the terms of the merger agreement. TPG VI may allocate all or a portion of its investment to other persons, and its equity commitment will be reduced by any amounts actually contributed to Parent by such persons (and not returned) on or before the closing date. In addition, if the amount required to be paid pursuant to the merger agreement and to pay all related fees and expenses pursuant to the merger agreement is less than TPG VI’s equity commitment, its equity commitment will be reduced accordingly.

TPG VI’s obligations under the equity financing commitment will expire upon the earliest to occur of (i) the closing of the merger, (ii) the termination of the merger agreement pursuant to its terms (unless the Company has commenced litigation prior to termination to require Parent to enforce the equity financing commitment, in which case the equity financing commitment will terminate when TPG VI has satisfied any of the obligations finally determined or agreed to be owed by it under the equity financing commitment), (iii) the Company (or any person claiming by, through or for the benefit of the Company) accepting all or any portion of the reverse termination fee (as described below) or accepting any payment from TPG VI under the limited guarantee and (iv) the Company or any of its affiliates (or any person claiming by, through or for the benefit of the Company) asserting a claim against TPG VI or any of its affiliates under or in connection with the merger agreement other than in accordance with the limited guarantee.

The Company is an express third-party beneficiary of the equity financing commitment to the extent provided in the equity financing commitment and has the right to seek specific performance of TPG VI’s equity commitment under the circumstances in which the Company would be permitted by the merger agreement to obtain specific performance requiring Parent to enforce TPG VI’s equity commitment.

Debt Financing

In connection with the merger agreement, Merger Sub entered into a debt commitment letter, which we refer to as the “debt financing commitment”, with Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Deutsche Bank Trust Company Americas (“DBTCA”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI”), Goldman Sachs Bank USA (“Goldman”), Goldman Sachs Lending Partners LLC (“GSLP”), Royal Bank of Canada (“RBC”), RBC Capital Markets LLC (“RBCCM”), Bank of Montreal (“Bank of Montreal”), BMO Capital Markets (“BMO”) and Citigroup Global Markets Inc. (“CGMI” and, together with Citibank, N.A., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated by the debt commitment letter and, together with Bank of America, MLPFS, DBTCA, DBCI, DBSI, Goldman, GSLP, RBC, RBCCM, Bank of Montreal and BMO, collectively, the “debt commitment parties”), to provide $1.62 billion in debt financing, consisting of a $980 million senior secured term loan facility, a $490 million senior unsecured bridge facility and a $150 million senior secured revolving facility.

Although the debt financing described in this document is not subject to due diligence or a “market out” provision, which would have allowed lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such debt financing may not be funded when required. In the event that any portion of the debt financing described herein becomes unavailable, Parent is obligated to use its reasonable best efforts to obtain alternative financing from alternative sources in an amount sufficient to consummate the merger upon terms and conditions no less favorable, taken as a whole, to Parent and the Company than the terms and conditions set forth in the debt financing commitment. As of the date hereof, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated.

The facilities contemplated by the debt financing commitment are subject to certain customary closing conditions, including, but not limited to:

•

the absence of a Company material adverse effect (defined in the debt financing commitment in a manner substantially similar to the definition of “Company Material Adverse Effect” in the merger agreement, which is described (as “Company material adverse effect”) under “The Merger Agreement—Representations and Warranties” beginning on page 73), qualified by (i) documents filed with, or furnished to, the SEC by the Company on or after December 31, 2010 and prior to July 14, 2012 and (ii) confidential disclosures made to Parent and Merger Sub in connection with the merger agreement;

•	the execution and delivery of definitive documentation with respect to the applicable debt facilities consistent with the debt financing commitment;

•	the accuracy of certain representations and warranties in the merger agreement and specified representations and warranties in the definitive loan documents;

•	the consummation of the equity financing by TPG VI prior to or substantially concurrently with the initial borrowing under the debt facilities;

•

the repayment, including the termination and release of all commitments, security interests and guaranties in connection therewith of the Company’s existing Credit Agreement, dated as of November 17, 2011, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, substantially concurrently with the initial borrowing under the debt facilities;

•

the consummation of the merger (without any amendments to the merger agreement or any waivers thereof in any material respect by Merger Sub that are materially adverse to the lenders or the joint lead arrangers under the debt financing commitment without the consent of such joint lead arrangers (such consent not to be unreasonably withheld or delayed)) prior to or substantially concurrently with the initial borrowing under the debt facilities;

•	the delivery of certain closing documents, certain financial statements and certain other customary documents and information;

•	the taking of certain actions necessary to establish and perfect the administrative agent’s security interest in certain collateral under the applicable debt facilities; and

•	the payment of applicable fees and expenses.

The final termination date for the debt financing commitment is the earliest of (a) December 21, 2012, (b) the date on which the merger is consummated and (c) the date on which the merger agreement is validly terminated in accordance with its terms.

Limited Guarantee

In connection with the merger agreement, TPG VI entered into a limited guarantee with the Company, dated July 14, 2012, which we refer to as the “limited guarantee”, pursuant to which, TPG VI has irrevocably and unconditionally guaranteed the due and punctual payment by Parent and/or Merger Sub to the Company of (i) the reverse termination fee of $119 million and (ii) certain expense reimbursement obligations not to exceed $2.5 million. The limited guarantee will generally terminate on the earliest of: (i) the effective time of the merger, (ii) the termination of the merger agreement by mutual consent of the parties thereto or in circumstances where the reverse termination fee is not payable and (iii) the twelve month anniversary of July 14, 2012 (unless with respect to clause (ii) and (iii) of this sentence the Company has commenced litigation against TPG VI prior to such termination, in which case the limited guarantee will terminate when TPG VI has satisfied any obligations finally determined or agreed to be owed by it under the limited guarantee). However, if the Company or any of its affiliates asserts a claim other than as permitted under the limited guarantee, including a claim against certain specified non-recourse parties or a claim in excess of the guaranteed amounts, the obligations of TPG VI under the limited guarantee will immediately terminate and become null and void by its terms, all payments previously made pursuant to the limited guarantee must be returned and neither TPG VI nor certain of its related parties will have any liability under the limited guarantee, the merger agreement or any related documents.

Interests of the Company’s Directors and Executive Officers in the Merger

Details of the beneficial ownership of the Company’s directors and executive officers of the Company’s common stock are set out in the section titled “Security Ownership of Directors and Management” beginning on page 93. In considering the recommendation of the Board with respect to the merger agreement, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board was aware of these interests and considered them, among other matters, in reaching the decision to approve the merger agreement and recommend that the Company’s stockholders vote in favor of adopting the merger agreement. See “The Merger—Background of the Merger” and “The Merger—Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement” for a further discussion of these matters.

Special Compensation

In consideration of the expected time and effort that would be required of members of the steering committee of the Board, comprised of Messrs. Smith and Nordmann, in overseeing a potential sale process, the Board determined that Messrs. Smith and Nordmann would receive a retainer of $25,000 per month in addition to their normal remuneration. Such fees are payable whether or not the merger is completed and were approved by the Board prior to the Company’s receipt of Parent’s final proposal. No other meeting fees or other compensation (other than reimbursement for out-of-pocket expenses in connection with attending meetings) will be paid to the members of the Board in connection with their service.

Treatment of Equity Awards

As of the date of this proxy statement, certain of the Company’s non-employee directors hold stock options, RSUs and DSUs and certain of the Company’s executive officers hold stock options, Restricted Shares, RSUs and PSUs.

For information regarding beneficial ownership of the Company’s common stock, other than the equity awards described below, by each of the Company’s directors and certain executive officers and all of such directors and executive officers as a group, please see the section titled “Security Ownership of Directors and Management” beginning on page 93. The Company’s directors and executive officers will be entitled to receive, for each vested share of Company common stock, the per share merger consideration in cash in the same manner as other stockholders.

Treatment of Outstanding Stock Options

The merger agreement provides that, unless otherwise agreed by Parent and a holder of an outstanding stock option, immediately prior to the effective time, each stock option outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested (upon stockholder approval of the merger, other than with respect to stock options granted in 2012, which will become fully vested upon consummation of the merger) and will be canceled as of the effective time and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the per share merger consideration over the exercise price per share of such stock option, multiplied by (ii) the total number of shares of the Company’s common stock then issuable upon exercise in full of such stock option, without interest and less any required withholding taxes. All stock options with an exercise price greater than the per share merger consideration will be cancelled at the effective time and the holders of such stock options will not have any right to receive any consideration in respect thereof. See “The Merger Agreement—Treatment of Common Stock, Options, Restricted Shares and Other Equity Awards” beginning on page 68.

The table below, titled “Payments to Directors and Named Executive Officers in Respect of Vested Options”, along with its footnotes, sets forth, for each of our directors and executive officers holding stock options as of August 24, 2012, (a) the aggregate number of shares of Company common stock subject to vested stock options (taking into account any stock options that are expected to vest in accordance with their terms between the date of this proxy statement and September 30, 2012) and (b) the value of such vested stock options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the per share merger consideration over the respective per share exercise prices of those stock options by (ii) the number of shares of Company common stock subject to those stock options.

The table below includes shares of Company common stock subject to outstanding vested stock options that do not have a corresponding “value” for purposes of the disclosure in this proxy statement due to the per share exercise price of such stock options exceeding the per share merger consideration. Compensation payable in respect of outstanding unvested options held by the Company’s named executive officers is quantified in the tables contained in the section titled “Quantification of Payments and Benefits” beginning on page 56. Compensation payable in respect of outstanding unvested options held by the Company’s directors is quantified in the tables contained in the section titled “Summary of Director Equity Awards” beginning on page 52.

Payments to Directors and Named Executive Officers in Respect of Vested Options

	Vested Stock Options(1)
Name	Shares	Value
Named Executive Officers
Patrick G. LePore	315,999	$9,528,434
Michael A. Tropiano	57,140	$1,541,310
Thomas J. Haughey	116,314	$3,248,945
Paul V. Campanelli	109,128	$2,673,328
Stephen O. Montalto(2)	78,233	$1,037,481
Non-Employee Directors
Peter S. Knight	45,000	$434,800
Ronald M. Nordmann	45,000	$434,800
Thomas P. Rice	—	—
Melvin Sharoky	5,000	$126,400
Joseph E. Smith	20,000	$281,300
Patrick J. Zenner	—	—
All Named Executive Officers and Directors holding Stock Options as a group	791,814	$19,306,798

(1)	Depending on when approval of the merger proposal by the Company’s stockholders occurs, certain stock options not currently shown in the table above may become vested in accordance with their terms without regard to the merger.
(2)	Includes stock options held by Mr. Montalto’s spouse, who is an employee of Par Pharmaceutical, Inc.

Treatment of Restricted Shares, Company PSUs, Company RSUs and Director Stock Units

Immediately prior to the effective time, each outstanding Restricted Share, PSU and RSU will, unless otherwise agreed by Parent and a holder of any such equity interest, become fully vested and converted as follows. Each Restricted Share will be treated as a share of Company common stock and as such will be entitled to receive the per share merger consideration, without interest and less applicable withholding taxes. Each RSU will become fully vested and each RSU and DSU will be canceled as of the effective time and converted into the right to receive an amount in cash equal to the per share merger consideration, without interest and less any required withholding taxes. Each PSU will fully vest at target and will be cancelled as of the effective time and converted into the right to receive an amount in cash equal to the per share merger consideration, without interest and less any required withholding taxes. See “The Merger Agreement—Treatment of Common Stock, Options, Restricted Shares and Other Equity Awards” beginning on page 68.

Summary of Director Equity Awards

The following table, titled “Payments to Non-Employee Directors in Respect of DSUs and RSUs”, identifies the outstanding DSUs and RSUs held by each of the Company’s non-employee directors and the payments each of them can expect to receive for such awards (taking into account any RSUs that are expected to vest in accordance with their terms between the date of this proxy statement and September 30, 2012, as calculated by multiplying the per share merger consideration by the number of DSUs and RSUs). Our non-employee directors do not hold any Restricted Shares, PSUs, unvested stock options or unvested DSUs.

Payments to Non-Employee Directors in Respect of DSUs and RSUs

Name	Aggregate Number of RSUs & DSUs	Value of RSUs & DSUs
Peter S. Knight	49,056	$2,452,800
Ronald M. Nordmann	28,254	$1,412,700
Thomas P. Rice	13,523	$676,150
Melvin Sharoky	36,475	$1,823,750
Joseph E. Smith	58,619	$2,930,950
Patrick J. Zenner	6,582	$329,100

(1)	Depending on when the merger is consummated, certain RSUs in the table above may become vested in accordance with their terms without regard to the merger. The table above does not include any grants of DSUs or RSUs that may occur following the filing of this proxy statement, which grants of RSUs would require the prior consent of Parent before being made.

Employment Arrangements

We are party to employment agreements with our executive officers, which provide for the receipt of certain severance payments and benefits in the event of certain qualifying terminations of the executive officer’s employment, whether before or after a change of control of the Company. These employment agreements also provide for special accelerated vesting of certain outstanding equity awards that will not be applicable in connection with a termination of employment in connection with the merger since all outstanding equity awards will become vested in connection with the closing of the merger as described above.

The terms “cause”, “material breach”, “Change of Control”, “Poor Performance” and “Stay Period” are specifically defined in each executive officer’s employment agreement. For purposes of the discussion below, however, such terms generally mean the following:

“Cause” generally means (i) conviction of, guilty or no contest plea to, or confession of guilt of, a felony, or other crime involving moral turpitude; (ii) an act or omission in connection with employment that constitutes fraud, criminal misconduct, breach of fiduciary duty, dishonesty, gross negligence, malfeasance, willful misconduct or other conduct that is materially harmful or detrimental to the Company; (iii) a material breach by the executive of his employment agreement; (iv) continuing failure to perform such duties as are assigned to the executive; (v) knowingly taking any action on the Company’s behalf without appropriate authority to take such action; (vi) knowingly taking any action in conflict of interest with the Company given the executive’s position with us; or (vii) the commission of an act of personal dishonesty by the executive that involves personal profit in connection with the Company.

“Material breach” generally means (i) our failure to make any payment that we are required to make to the executive when due or within two business days; (ii) the assignment to the executive, without his written consent, of duties inconsistent (or, in some cases, materially inconsistent) with positions, responsibilities and status with the Company, a change (or, in some cases, a material reduction) in the executive’s reporting responsibilities, titles or offices or any act constituting a constructive termination or removal of the executive; (iii) a reduction in the executive’s base salary (in some cases, such reduction must be material or by at least 20%); or (iv) a permanent reassignment (without the executive’s consent) to a primary work location more than 35 miles from our present executive offices (75 miles, in the case of Mr. Tropiano). A “material breach” also arises under the agreements with Messrs. LePore, Haughey, and Campanelli if the Company engages in any plan, act, scheme or design to constructively terminate the executive or any removal of the executive from his positions with the Company except in connection with termination for cause, without cause, for disability or death, or by the executive’s resignation.

“Change of Control” of the Company generally means (a) any individual, firm, corporation or other entity, or any group (as defined in the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in the Exchange Act) of more than twenty percent (20%) of the then outstanding shares entitled to vote generally in the election of our directors; (b) except under Mr. LePore’s agreement, the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group to commence, a tender or exchange offer subject to the Exchange Act for any class of our capital stock; or (c) our stockholders approve (i) a definitive agreement for the merger or other business combination of our company with or into another corporation pursuant to which our stockholders do not own, immediately after the transaction, more than fifty percent (50%) of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation (under Mr. LePore’s agreement, such a merger or business transaction must be consummated to constitute a “Change of Control”), (ii) a definitive agreement for the sale, exchange or other disposition of all or substantially all of our assets (under Mr. LePore’s agreement, such a sale, exchange or other disposition must be consummated to constitute a “Change of Control”), or (iii) any plan or proposal for our liquidation or dissolution.

“Poor Performance” means the executive’s consistent failure to meet reasonable performance expectations and goals that are established by the Company and communicated to the executive (other than any such failure resulting from incapacity due to physical or mental illness). However, under the employment agreements, termination for Poor Performance will not be effective unless at least 30 days prior to such termination the executive receives notice from our Chief Executive Officer or the Board that specifically identifies the manner in which the executive has not met the prescribed performance expectations and goals and the executive has not corrected such failure or made substantial and material progress in correcting such failure to the satisfaction of our Chief Executive Officer or the Board.

“Stay Period” means the six month period during which the executive continues employment with us or our successor after the date a Change of Control occurs.

The various events of termination of employment and the payments and benefits (if any) to which an executive officer may be entitled under such situations are described below.

Upon our termination of the executive officer without “cause”; or upon a “material breach” by us of the executive officer’s employment agreement

Upon termination of an executive officer’s employment by us without “cause”, or by the executive officer upon our “material breach” of the employment agreement, the affected executive officer would be entitled to a payment of two times (1.5 times for Mr. Montalto; 1 times for Mr. Tropiano) annual base salary in effect at the applicable time plus (in certain circumstances) an amount equal to two times (1.5 times for Mr. Montalto; 1 times for Mr. Tropiano) the executive officer’s last annual cash bonus. Additionally, if an executive officer’s employment is terminated by us without cause, or (except in the case of Mr. Tropiano) by the executive officer upon a material breach (i) all unvested equity awards granted to the executive officer on or before December 31, 2008 will vest and the executive officer will have 24 months from the date of termination to exercise any outstanding option awards (except Mr. Tropiano who would have 90 days from the date of termination to exercise) and (ii) all unvested equity awards granted after December 31, 2008 will vest and the executive officer will have three months (90 days for Mr. Tropiano) to exercise any outstanding option awards. Certain awards granted to certain executive officers will only vest and remain exercisable as described in the immediately preceding sentence if the executive officer’s employment is not terminated by us for Poor Performance. Certain awards granted to certain executive officers would not be subject to the special vesting and exercise provisions contained in the employment agreements, as specified in the employment agreements.

Non-renewal of the executive officer’s employment agreement by us

If we choose not to renew the employment agreements of Messrs. Campanelli, Haughey and Montalto, Messrs. Campanelli and Haughey would be entitled to a payment of two times, and Mr. Montalto would be entitled to 1.5 times, annual base salary in effect at the applicable time plus two times (in certain circumstances) an amount equal to the executive officer’s last cash bonus. In the foregoing circumstances, Mr. Tropiano would not be entitled to any severance payments. Mr. LePore’s employment agreement does not provide for payment of any severance on the regular expiration of the term.

Upon non-renewal of the employment agreement by the executive officer; resignation by the executive officer (other than due to material breach by us); or upon our termination of the executive officer for “cause”

If the executive officer’s employment is terminated (i) by his non-renewal of the employment agreement, (ii) by his resignation (other than due to material breach by us), or (iii) by us for “cause”, the executive officer would not be entitled to any severance payments.

Following a Change of Control upon termination other than for “cause”

If an executive officer (other than Messrs. Tropiano or Montalto) is terminated after a Change of Control, the severance amounts to which he would be entitled would be the same as were he terminated before the Change of Control, and is determined based on the trigger event for termination. If, within two years after a Change of Control, Mr. Tropiano’s or Mr. Montalto’s employment is terminated without “cause” or upon a material breach by the Company (and in Mr. Montalto’s case for non-renewal of his agreement), the executive officer would be entitled to a payment equal to two times the sum of (a) his annual base salary in effect at the applicable time and (b) an amount equal to his last annual cash bonus (except that the cash bonus amount will not be included if the termination is a result of his performance). In addition, if, within a specified period (either 12 or 24 months, depending on the executive), the executive officer’s employment terminates for any reason other than for cause, the executive will have a specified post-employment period (either 90 days or 24 months, depending on the executive officer and the particular award) in which to exercise vested equity awards.

Upon Change of Control (relating to Mr. LePore)

Pursuant to his employment agreement, Mr. LePore is eligible to receive an incentive compensation award if the value of the Company’s common stock achieves specified compound annual growth rates (“CAGR”) over his three-year employment term (January 1, 2011 through December 31, 2013). No award is payable if the three-year CAGR of the value of the Company’s common stock is below 4% or if Mr. LePore’s employment agreement is terminated prior to its expiration unless a Change of Control (which, with respect to such award, will be triggered upon consummation of the merger) has occurred. The payout with respect to Mr. LePore’s award ranges from a minimum of $2 million (for a three-year CAGR of 4%) to a maximum of $9 million (for a three-year CAGR of 20% or more). Upon a Change of Control, Mr. LePore is entitled to a pro-rated payment of this incentive compensation award provided that the minimum CAGR threshold is met, determined by multiplying the dollar value of the award based upon the CAGR (determined through the date of the Change of Control) by a fraction, the numerator of which is the number of days from the beginning of the performance cycle (January 1, 2011) through the date of the Change of Control and the denominator of which is 1,096.

After a Change of Control upon termination by the executive officer during the 90-day period following the Stay Period

If an executive officer (except Mr. LePore and Mr. Tropiano) remains through the Stay Period after a Change of Control, he can thereafter resign during the 90-day period following the Stay Period and his termination will be treated as a termination by our successor without “cause”, which would entitle him to a payment of two times base salary in effect at the applicable time plus (in certain circumstances) an amount equal to two times the executive officer’s last annual cash bonus. As described below in “New Employment Arrangements with Certain Executive Officers”, each of Messrs. Campanelli and Haughey would waive his right to receive severance if he terminates his employment under such circumstances in connection with the merger pursuant to the new employment agreements with Parent that each executive has been offered.

Non-compete and Non-solicitation

Each of the current executive officers has agreed for one year (except (i) Mr. Haughey, who has agreed for two years, and (ii) Mr. LePore, who has agreed for two years with respect to solicitation only) following termination of his employment with us not to solicit business or employees away from us and not to provide any services that may compete with our business. The non-compete restriction, however, will not apply if the executive officer’s employment term is terminated by us without “cause” or upon our material breach.

Quantification of Payments and Benefits

The following table, titled “Potential Change of Control Payments to Executive Officers under Company Arrangements”, sets forth the amounts of payments and benefits that would be received by each executive officer of the Company, assuming the merger closes and the executive’s employment is terminated on September 30, 2012 by the Company without “cause” (and not due to “poor performance”) or by the executive officer as a result of a “material breach” of the executive officer’s employment agreement pursuant to the terms of the merger agreement and the executive officer’s employment agreement with the Company.

The table below, along with its footnotes, shows the compensation payable to the Company’s chief executive officer, chief financial officer and the three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement, all of which are subject to an advisory vote of the Company’s stockholders, as described below in the section titled “—Advisory Vote on Golden Parachutes”. John A. MacPhee, former executive vice president of the Company and former president of Strativa Pharmaceuticals, our branded products division, was considered a named executive officer for the year ended December 31, 2011, but resigned effective January 31, 2011, and is not entitled to any additional payments or benefits. Consequently Mr. MacPhee is not included in the tables below. Compensation payable in respect of outstanding unvested options held by the Company’s executive officers is included in the table below.

Potential Change of Control Payments to Executive Officers under Company Arrangements

Name	Cash ($)(1)		Equity ($)(7)	Perquisites/ Benefits ($)(8)	Other ($)		Total ($)(10)
Patrick G. LePore	$5,100,000	(2)	$5,762,945.10	$33,336	$4,565,750	(9)	$15,462,031.10
Michael A. Tropiano	$1,600,000	(3)	$2,536,297.86	$33,336	$—		$4,169,633.86
Thomas J. Haughey	$2,000,000	(4)	$5,521,355.31	$33,336	$—		$7,554,691.31
Paul V. Campanelli	$2,000,000	(5)	$5,407,996.57	$33,336	$—		$7,441,332.57
Stephen O. Montalto	$920,000	(6)	$2,312,243.69	$33,336	$—		$3,265,579.69

(1)	As described above, these payments are equal to (a) two times the executive officer’s annual base salary in effect as of the date of the consummation of the merger plus (b) two times the last annual cash bonus paid to the executive officer. The payments set forth in this column are payable in installments over a 24-month period upon the executive’s termination of employment without cause or upon our material breach of the employment agreement; provided that with respect to Messrs. Tropiano and Montalto such termination occurs within the 24-month period following the consummation of the merger. Accordingly, these payments are “double-trigger,” as they will only be payable in the event of certain terminations of employment following the consummation of the merger.
(2)	Represents two times Mr. LePore’s current annual base salary of $950,000 plus two times the last annual cash bonus paid of $1,600,000. Accordingly, if Mr. LePore’s base salary is increased (which increase would require the prior written approval of Parent), actual payments to Mr. LePore may be greater than those provided for above.
(3)	Represents two times Mr. Tropiano’s current annual base salary of $425,000 plus two times the last annual cash bonus paid of $375,000. Accordingly, if Mr. Tropiano’s base salary is increased (which increase would require the prior written approval of Parent), actual payments to Mr. Tropiano may be greater than those provided for above.

(4)	Represents two times Mr. Haughey’s current annual base salary of $550,000 plus two times the last annual cash bonus paid of $450,000. Accordingly, if Mr. Haughey’s base salary is increased (which increase would require the prior written approval of Parent), actual payments to Mr. Haughey may be greater than those provided for above.
(5)	Represents two times Mr. Campanelli’s current annual base salary of $550,000 plus two times the last annual cash bonus paid of $450,000. Accordingly, if Mr. Campanelli’s base salary is increased (which increase would require the prior written approval of Parent), actual payments to Mr. Campanelli may be greater than those provided for above.
(6)	Represents two times Mr. Montalto’s current annual base salary of $300,000 plus two times the last annual cash bonus paid of $160,000. Accordingly, if Mr. Montalto’s base salary is increased (which increase would require the prior written approval of Parent), actual payments to Mr. Montalto may be greater than those provided for above.
(7)	As described above, the equity amounts include the accelerated vesting and cash-out of unvested stock options, Restricted Shares, RSUs and PSUs, which, in each case, are “single-trigger” in that they will occur either upon approval of the merger proposal by the Company’s stockholders or consummation of the merger, in each case, whether or not employment is terminated. The following table shows the amounts in this column attributable to such stock options, Restricted Shares, RSUs and PSUs (taking into account any such awards that are expected to vest in accordance with their terms between the date of this proxy statement and September 30, 2012), in each case, based on the per share merger consideration. The table below includes shares of Company common stock subject to outstanding unvested stock options that do not have a corresponding “value” for purposes of the disclosure in this proxy statement due to the per share exercise price of such stock options exceeding the per share merger consideration. For a description and quantification of amounts in respect of the cash-out of vested stock options held by each executive officer, see “Interests of the Company’s Directors and Executive Officers in the Merger –Treatment of Outstanding Stock Options—Payments to Directors and Named Executive Officers in Respect of Vested Options” on page 52. These amounts are not subject to the Advisory Vote on Golden Parachutes described on page 58.

Name	Number of Unvested Stock Options	Value from Unvested Stock Options($)	Number of Restricted Shares	Value from Restricted Shares($)	Number of RSUs	Value from RSUs ($)	Number of Unvested PSUs	Value from PSUs
Patrick G. LePore	59,800	$1,812,495	25,880	$1,294,000	53,129	$2,656,450	0	$—
Michael A. Tropiano	45,969	$898,448	32,757	$1,637,850	0	$—	0	$—
Thomas J. Haughey	103,648	$2,328,205	12,987	$649,350	25,438	$1,271,900	25,438	$1,271,900
Paul V. Campanelli	100,832	$2,237,397	12,536	$626,800	25,438	$1,271,900	25,438	$1,271,900
Stephen O. Montalto(A)	55,364	$1,291,844	20,408	$1,020,400	0	$—	0	$—

Depending on when approval of the merger proposal by the Company’s stockholders or consummation of the merger occurs, as applicable, certain awards shown as unvested in the table may become vested in accordance with their terms without regard to the merger. The table above does not include information about any grants of awards that may occur following the filing of this proxy statement, which grants would require the prior consent of Parent before being made.

(A)	Includes unvested stock options and restricted shares held by Mr. Montalto’s spouse, who is an employee of Par Pharmaceutical, Inc.

(8)	The benefits set forth in this column would be received upon the executive’s termination of employment without cause or upon our material breach of the employment agreement. These benefits are “double-trigger” as they will only be payable in the event of a termination of employment following the consummation of the merger. The estimated value of these benefits represents the executive’s entitlement to participate, at our expense, in all of our medical and health plans and programs in accordance with COBRA for a period of 18 months.

(9)	Mr. LePore is entitled to a pro-rated payment of an Incentive Compensation Award pursuant to the terms of his CEO Long-Term Incentive Plan by multiplying the dollar value of the award based upon the CAGR in the value of the Company’s common stock determined through the date of the Change of Control by a fraction, the numerator of which is the number of days from the beginning of the performance cycle (January 1, 2011) through the date of the Change of Control (September 30, 2012 for purposes of this calculation) and the denominator of which is 1,096. Based on the per share merger consideration, and assuming consummation of the merger on September 30, 2012, the CAGR would be 16.09%. This payment is “single-trigger” in that it will be made to Mr. LePore upon consummation of the merger whether or not his employment is terminated.
(10)	The “double-trigger” payments and benefits that the executives are entitled to receive pursuant to their employment agreements are subject to their execution of a release of claims.

Advisory Vote on Golden Parachutes

In accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to its named executive officers in connection with, or following, the merger. This non-binding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Parent or, following the merger, the Company and its subsidiaries. As required by the Exchange Act rules, the Company is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with, or following, the merger, as disclosed in the table titled “Potential Change of Control Payments to Executive Officers under Company Arrangements” on page 56, and as further described in the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The Board recommends that you vote “FOR” the non-binding compensation proposal.

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

The non-binding compensation proposal will be deemed approved if it receives the affirmative vote of the holders of at least a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date. This is an advisory vote only and will not be binding on the Company or the Board.

New Employment Arrangements with Certain Executive Officers

In connection with the execution of the merger agreement Parent has offered to enter into new employment agreements with each of Messrs. Campanelli, Haughey and Tropiano prior to the consummation of the merger, which will supersede their current employment agreements. The parties have agreed to the principal terms of these arrangements, which are as follows:

•	Title. Messrs. Campanelli, Haughey and Tropiano will serve as the surviving corporation’s chief executive officer, president, and executive vice president and chief financial officer, respectively.

•

Term. Each employment agreement will have an initial term of five years from the closing of the merger, subject to automatic extension for successive one-year periods thereafter unless either Parent or the surviving corporation, on the one hand, or the executive, on the other hand, provides a notice of non-renewal at least 90 days before the expiration of the initial five-year term or any subsequent one-year extension term.

•

Base Salary; Target Annual Bonus. Messrs. Campanelli, Haughey and Tropiano will be entitled to receive annual base salaries of $850,000, $650,000 and $475,000, respectively, and will have an annual target bonus opportunity equal to 100%, 75% and 60% of their annual base salaries, respectively.

•

Severance. Messrs. Campanelli, Haughey and Tropiano will generally be entitled to the same severance benefits and under the same circumstances as under their current employment agreements, except that (i) the merger will not be treated as a change of control for purposes of determining the level of Mr. Tropiano’s severance benefits and (ii) as described above, Messrs. Campanelli and Haughey will not have the right to terminate their employment for any reason during the 90-day period following the “Stay Period” (as defined in their current employment agreements) and receive severance as if such termination was a qualifying termination of employment.

•

Additional Equity. As described in “New Management Incentive Plan”, Messrs. Campanelli, Haughey and Tropiano will be entitled to certain stock option grants under a management incentive plan to be adopted by Parent in connection with the consummation of the merger.

•

Restrictive Covenants. Each of the executives will be subject to non-solicitation and non-competition covenants during his employment and for a period of 18 months following the termination of employment, regardless of the reason for such termination.

In addition, although Parent and Mr. LePore have not reached agreement as of the date of this proxy statement regarding a new employment agreement, Mr. LePore and Parent expect that Mr. LePore will continue to serve as Chairman of the Board of the surviving corporation after the consummation of the merger.

New Management Incentive Plan

As described above, pursuant to the terms of the employment letters between Parent and Messrs. Campanelli, Haughey and Tropiano, Parent has committed to adopt a new management incentive plan in connection with the consummation of the merger which will provide for, among other things, the following:

•

7.5% of the shares of common stock of Parent, calculated on an undiluted basis immediately following the consummation of the merger, will be reserved for issuance under such plan and will be available for issuance to management of the surviving corporation;

•	Messrs. Campanelli, Haughey and Tropiano will receive option awards with respect to 23%, 12% and 6%, respectively, of the shares reserved for issuance under such plan; and

•	50% of these options will vest in five consecutive equal annual installments (20% per year for five years) and 50% will vest based on achievement of certain performance goals.

Additional New Management Arrangements

Other than as described above, as of the date of this proxy statement, none of the Company’s executive officers or directors has entered into any amendments or modifications to his existing employment arrangements with the Company in connection with the merger, nor has any entered into any employment or other agreement with Parent or its affiliates.

Parent has indicated that it or its affiliates may pursue agreements, arrangements or understandings with the Company’s executive officers (including Messrs. Campanelli, Haughey and Tropiano), which may include cash, stock and co-investment opportunities. Prior to the effective time and with the prior consent of the Company’s board of directors, Parent may initiate negotiations of these agreements, arrangements and understandings, and may enter into definitive agreements regarding employment with, or the right to participate in the equity of, the surviving corporation or Parent on a going-forward basis following the consummation of the merger. In this regard, Parent has engaged in initial conversations with certain members of management, but no formal offers of employment have been extended by Parent or agreed to by such executives.

Indemnification of Directors and Officers

The Company is organized under the laws of the State of Delaware. Section 145 of the DGCL permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law. The Company’s Certificate of Incorporation provides for the indemnification of the Company’s directors to the fullest extent permissible under the DGCL. Consequently, no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

In addition, the Company’s bylaws provide that the Company is required to indemnify its directors, officers, employees and agents, in each case to the fullest extent permitted by the DGCL. The Company’s bylaws also provide that the Company shall advance expenses incurred by a director, officer, employee or certain agents in advance of the final disposition of any action or proceeding, and permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Company would otherwise be permitted to indemnify him or her under the provisions of the DGCL.

The Company maintains directors’ and officers’ liability insurance that insures its directors and officers against certain losses and insures the Company with respect to its obligations to indemnify its directors and officers.

The merger agreement provides that Parent and the surviving corporation will honor and fulfill in all respects the indemnification obligations of the Company, including the advancement of expenses incurred in the defense of any action or suit, incurred prior to the effective time. The certificate of incorporation and by-laws of the surviving corporation will contain provisions no less favorable to the indemnified parties with respect to the limitation of liabilities of directors and officers and indemnification than are set forth in the Company’s organizational documents in effect on July 14, 2012. Furthermore, until the sixth anniversary of the effective time, the surviving corporation will maintain in effect directors’ and officers’ liability insurance with benefits and coverage levels that are no less favorable than the Company’s existing policies in respect of acts or omissions occurring at or prior to the effective time. The merger agreement also provides that Parent and the surviving corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance expense to) each director and officer of the Company for losses or damages suffered in connection with any claim against such director or officer arising out of the fact that they were a director or officer of the Company or as a result of acts or omissions taken in their capacity as such, in either event, at or prior to the effective time of the merger.

Dividends

Pursuant to the merger agreement, we are prohibited from declaring, authorizing or paying any dividends following execution of the merger agreement on July 14, 2012, except with the permission of Parent (which shall not be unreasonably withheld, delayed or conditioned) and except for dividends by a wholly owned subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company.

Regulatory Matters

In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•	filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL after the adoption of the merger agreement by our stockholders; and

•	complying with U.S. federal securities laws.

In addition, under the HSR Act, and the related rules and regulations that have been issued by the Federal Trade Commission (the “FTC”), certain transactions having a value above specified thresholds may not be consummated until specified information and documentary material have been furnished to the FTC and the Antitrust Division of the Department of Justice (the “Antitrust Division of the DOJ”) and certain waiting period requirements have been satisfied. The requirements of the HSR Act apply to the acquisition of shares of Company common stock in the merger. The HSR Act requires the parties to observe a 30-day waiting period (the “initial 30-day waiting period”), during which time the merger may not be consummated, unless that initial 30-day waiting period is terminated early. If, before the expiration of the initial 30-day waiting period, the Antitrust Division of the DOJ or the FTC issues a request for additional information, the parties may not consummate the transaction until 30 days after the parties have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). The Company and TPG VI filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the DOJ and the FTC on July 27, 2012. The parties were granted early termination of the initial 30-day waiting period on August 24, 2012.

At any time before or after consummation of the merger, the Antitrust Division of the DOJ, the FTC or state or foreign antitrust and competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

None of the parties is aware of any other required regulatory approvals in connection with the merger.

Material U.S. Federal Income Tax Consequences

The following is a general summary of material U.S. federal income tax consequences to holders of shares of Company common stock upon the exchange of shares of Company common stock for cash pursuant to the merger. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to dispose of shares of Company common stock in the merger, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known by investors. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and court decisions, all as available and in effect as of the date hereof and all of which are subject to differing interpretations and/or change at any time (possibly with retroactive effect). In addition, this summary is not a complete description of all the tax consequences of the merger and, in particular, does not address U.S. federal income tax considerations for holders of shares of Company common stock received in connection with the exercise of employee stock options, stock purchase rights or stock appreciation rights, as restricted stock or otherwise as compensation, holders that validly exercise their rights under Delaware law to object to the merger, or holders subject to special treatment under U.S. federal income tax law (such as insurance companies, banks, tax-exempt entities, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, tax-deferred or other retirement accounts, holders subject to the alternative minimum tax, regulated investment companies (RICs), real estate investment trusts (REITs), U.S. persons that have a functional currency other than the U.S. dollar, certain U.S. expatriates, certain former citizens or residents of the United States, holders that beneficially own (actually or constructively) at some time during the 5-year period ending on the date of the exchange more than 5% of the total fair market value of the shares of the Company or holders that hold shares of Company common stock as part of a hedge, straddle, integration, constructive sale or conversion transaction). In addition, this summary does not discuss any consequences to stockholders of the Company that will directly or indirectly, or constructively under certain tax rules, hold an ownership interest in Parent or the Company after the merger, to holders of options or warrants to purchase shares of Company common stock, any aspect of state, local or foreign tax law that may be applicable to any holder of shares of Company common stock, or any U.S. federal tax considerations other than U.S. federal income tax considerations. This summary assumes that holders own shares of Company common stock as capital assets. This summary assumes that the shares of Company stock are not U.S. real property interests within the meaning of Section 897 of the Code.

We have not sought and will not seek any opinion of counsel or any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the matters discussed herein. We urge holders of shares of Company common stock to consult their own tax advisors with respect to the specific tax consequences to them in connection with the merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

Characterization of the Merger

For U.S. federal income tax purposes, Merger Sub should be disregarded as a transitory entity, and the merger of Merger Sub with and into the Company should be treated as a taxable transaction to holders of our common stock and should not be treated as a taxable transaction to the Company.

U.S. Holders

Except as otherwise set forth below, the following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of shares of Company common stock that is a citizen or resident of the United States, a domestic corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes), any estate (other than a foreign estate), and any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be a U.S. person for U.S. federal income tax purposes (each of the foregoing, a “U.S. Holder”).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of the partnership and any holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such holders should consult their own tax advisors regarding the tax consequences of exchanging the shares of Company common stock pursuant to the offer or pursuant to the merger.

Payments with Respect to Shares of Company Common Stock

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and, for U.S. federal income tax purposes, a U.S. Holder who receives cash for shares of Company common stock pursuant to the merger generally will recognize gain or loss, if any, equal to the difference between the amount of cash received (determined before the deduction of any applicable withholding taxes) and the holder’s adjusted U.S. federal income tax basis in the shares of Company common stock. For U.S. federal income tax purposes, gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). For U.S. federal income tax purposes, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Company common stock is more than one year at the time of the exchange of such holder’s shares of Company common stock for cash. Long-term capital gains recognized by noncorporate holders generally are subject to U.S. federal income tax at a lower rate than short-term capital gains or ordinary income. There are limitations on the deductibility of capital losses. Holders of our common stock should consult their tax advisors regarding the determination and allocation of their U.S. federal income tax basis in their stock surrendered in the merger.

Backup Withholding Tax and Information Reporting

Payments made with respect to shares of Company common stock exchanged for cash in the merger may be subject to information reporting, and such payments will be subject to U.S. federal backup withholding tax unless the U.S. Holder (i) furnishes an accurate tax identification number and otherwise complies with applicable U.S. information reporting or certification requirements (typically, by completing and signing an IRS Form W-9) or (ii) is a corporation (other than certain S corporations) or other exempt recipient and, when required, demonstrates such fact. U.S. federal backup withholding tax is not an additional tax and any amounts withheld under the U.S. federal backup withholding tax rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any, provided that such U.S. Holder furnishes the required information to the IRS in a timely manner.

Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to a Non-U.S. Holder of shares of Company common stock. The term “Non-U.S. Holder” means a beneficial owner, other than a partnership, of shares of Company common stock that is not a U.S. Holder.

Non-U.S. Holders should consult their own tax advisors to determine the specific U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Payments with Respect to Shares of Company Common Stock

Payments made to a Non-U.S. Holder with respect to shares of Company common stock exchanged for cash pursuant to the merger generally will not be subject to U.S. federal income tax, unless:

(a)	the gain on shares of Company common stock, if any, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. Holder’s permanent establishment in the United States) in which event (i) the Non-U.S. Holder will be subject to U.S. federal income tax as described under “U.S. Holders,” but such Non-U.S. Holder should provide an IRS Form W-8ECI instead of an IRS Form W-9, and (ii) if the Non-U.S. Holder is a corporation, it may be subject to branch profits tax on such gain at a 30 percent rate (or such lower rate as may be specified under an applicable income tax treaty); or

(b)	the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met, in which event the Non-U.S. Holder will be subject to tax at a flat rate of 30 percent (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of Company common stock net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year.

Backup Withholding Tax and Information Reporting

In general, a Non-U.S. Holder will not be subject to U.S. federal backup withholding and information reporting with respect to a payment made with respect to shares of Company common stock exchanged for cash in the merger if the Non-U.S. Holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the Non-U.S. Holder’s gain is effectively connected with the conduct of a U.S. trade or business). If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity. U.S. federal backup withholding tax is not an additional tax and any amounts withheld under the U.S. federal backup withholding tax rules may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that such Non-U.S. Holder furnishes the required information to the IRS in a timely manner.

Delisting and Deregistration of the Company’s Common Shares

If the merger is completed, the shares of Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

Litigation Relating to the Merger

Between July 24, 2012 and August 14, 2012, eight purported class action complaints relating to the merger (the “Stockholder Actions”) were filed against all or some of the following: the Company, members of the Company’s board of directors, TPG, Parent and Merger Sub.

On July 24, 2012, one of the Stockholder Actions was filed in the Court of Chancery of the State of Delaware, captioned Rena Nadoff v. Par Pharmaceutical Companies, Inc., et al., C.A. No. 7715-VCP (the “Nadoff Complaint”). The plaintiff in the Nadoff Complaint alleges, among other things, (a) that the members of the Board breached their fiduciary duties to the Company’s public stockholders by authorizing the merger for inadequate consideration and pursuant to an inadequate process, and (b) that TPG aided and abetted the directors’ alleged breaches of fiduciary duty. The Nadoff Complaint generally seeks equitable relief, including an injunction preventing the consummation of the proposed merger, rescission in the event the merger is consummated and an award of attorneys’ and other fees and costs.

From July 26, 2012 to August 1, 2012, three additional complaints were filed in the Court of Chancery of the State of Delaware, seeking substantially the same relief and making substantially the same allegations as the Nadoff Complaint. The additional complaints have the following captions: KBC Asset Management N.V. v. Par Pharmaceutical Companies, Inc., et al., C.A. No. 7725-VCP (filed July 26, 2012); Greenberg v. Knight, et al., C.A. No. 7734-VCP (filed July 30, 2012) (also asserting an aiding and abetting claim against the Company); and Police and Fire Retirement System of the City of Detroit v. Par Pharmaceutical Companies, Inc., et al. C.A. No. 7740-VCP (filed August 1, 2012) (together with the Nadoff Complaint, the “Delaware Actions”).

Between July 26, 2012 and August 14, 2012, three additional complaints were filed in the Superior Court of New Jersey, Bergen County, seeking substantially the same relief and making the same allegations as the complaints filed in the Delaware Actions. These complaints are captioned Wilkinson v. LePore, et al., No. C-229-12 (N.J. Super. Ct. Ch. Div.) (filed July 26, 2012) (the “Wilkinson Complaint”); Duvall v. Par Pharmaceutical Companies, Inc., et al., No. C-226-12 (N.J. Super. Ct. Ch. Div.) (filed July 30, 2012) (the “Duvall Complaint”) and Femia v. Par Pharmaceutical Companies, Inc., et al., No. L-6305-12 (N.J. Super. Ct. Law Div.) (filed August 14, 2012) (collectively, the “New Jersey Actions”). The Duvall Complaint was withdrawn and voluntarily dismissed on August 13, 2012. On August 21, 2012, the plaintiff in the Wilkinson Complaint filed an amended complaint (the “Amended Wilkinson Complaint”). The Amended Wilkinson Complaint additionally alleges that the Board failed to disclose all material information about the merger to the Company’s stockholders in an alleged breach of their fiduciary duties to the Company’s public stockholders.

On August 14, 2012, the Duvall Complaint was re-filed in the United States District Court for the District of New Jersey, seeking substantially the same relief and making substantially the same allegations as the Delaware and New Jersey Actions, captioned Duvall v. Par Pharmaceutical Companies, Inc., et al. 2:12-cv-05109-SRC-CLW (the “Federal Action”). The plaintiff in the Federal Action additionally alleges that the members of the Board breached their fiduciary duties to the Company’s public stockholders by, among other things, failing to disclose all material information about the merger to the Company’s stockholders, and that the Board’s failure to disclose such information violated federal securities laws.

On August 14, 2012, the Delaware Actions were consolidated by court order under the caption In re Par Pharmaceutical Companies, Inc. Shareholder Litigation, C.A. No. 7715-VCP (the “Consolidated Delaware Action”). On August 13, 2012, the plaintiffs in the Consolidated Delaware Action filed a consolidated amended complaint (the “Delaware Amended Consolidated Complaint”), which additionally alleges that the Board failed to disclose all material information about the merger to the Company’s stockholders in an alleged breach of their fiduciary duties to the Company’s public stockholders. The Delaware Amended Consolidated Complaint additionally seeks an order enjoining the defendants from completing the merger unless and until the Company makes a full and complete disclosure of all material facts regarding the merger and damages in the event the merger is consummated.

The defendants have opposed plaintiff’s motion for expedited discovery in the Federal Action on the grounds that discovery in the Federal Action is automatically stayed pursuant to the Private Securities Litigation Reform Act, 15 U.S.C. § 78u-4(b)(3)(B). Defendants also have moved the courts in the Consolidated Delaware and Federal Actions for an order requiring any injunction hearing prior to the shareholder vote to proceed in the Court of Chancery for the State of Delaware.

One of the conditions to the closing of the merger is that no governmental authority of competent jurisdiction shall have issued any order, writ, injunction, judgment or decree, or enacted any law that prohibits, restrains or makes illegal the consummation of the merger. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

The Company and its directors believe that the claims in each of these lawsuits are without merit, and they intend to vigorously defend all pending claims.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, dated as of July 14, 2012, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger. After the merger, the existence of Merger Sub will terminate.

The board of directors of the surviving corporation will, from and after the effective time, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the Company will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly appointed and qualified.

At the effective time, the certificate of incorporation of the Company shall be amended and restated so as to read in its entirety as set forth in Exhibit A to the merger agreement, which is included here as Annex A, and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation until amended in accordance with the provisions thereof and applicable law.

The by-laws of the Company as in effect immediately prior to the effective time shall be amended and restated so as to read in their entirety as set forth in Exhibit B to the merger agreement, which is included here as Annex A, and, as so amended and restated, shall be the by-laws of the surviving corporation until amended in accordance with their terms and applicable law.

Closing and Effective Time of the Merger; Marketing Period

The closing of the merger (which we refer to as the “closing”) will take place no later than the second business day following the date on which the last of the conditions to closing (described under “The Merger Agreement—Conditions to the Merger”) has been satisfied or waived (to the extent permitted by applicable law) (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions). However, if the marketing period (as summarized below) has not ended at the time of the satisfaction or waiver of such conditions, then, subject to the continued satisfaction or waiver of such conditions, the closing will instead take place on the earliest of (a) any business day during the marketing period specified by Parent on no less than three business days’ prior written notice to the Company, (b) the next business day after the final day of the marketing period and (c) such other date, time or place as agreed to in writing by Parent and the Company.

The effective time will occur as soon as reasonably practicable on the date of the closing upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as the Company, Parent and Merger Sub may agree and specify in the certificate of merger).

The marketing period is the first period of 17 consecutive business days after September 4, 2012 throughout which (i) Parent shall have certain financial information required by its debt financing commitments and such other pertinent and customary financial information that is reasonably requested by Parent, in each case to enable Parent to market, syndicate and consummate its debt financing (which information we refer to as the “required information” and as further described under “Financing Covenant; Company Cooperation”) and such required information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such required information not misleading, complies in all material respects with the applicable SEC requirements for offerings of debt securities on a registration statement on Form S-1 (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities) and meets certain other requirements, including that the applicable accountants would be able to provide customary comfort letters with respect to the required information (which we refer to herein as “Compliant”); provided that if the Company shall in good faith reasonably believe it has provided the required information to Parent and that such required information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with the foregoing delivery requirements unless Parent notifies the Company in writing, within two business days after delivery by the Company of its written notice, that Parent reasonably believes the Company has not completed such delivery or that the required information is not Compliant and specifies in such written notice that items of required information that the Company has not delivered or that is not Compliant and (ii) the conditions to the obligations of Parent and Merger Sub to consummate the merger (as described under “The Merger Agreement—Conditions to the Merger”) shall be satisfied or waived (other than (x) the condition relating to stockholder approval, which must be satisfied no later than four business days prior to the end of the marketing period, and (y) those conditions that by their nature can only be satisfied at the closing) and nothing shall have occurred and no condition shall exist that would cause any of such conditions to fail to be satisfied if the closing were to occur at any time during such 17 consecutive business day period.

The marketing period shall not be deemed to have commenced (i) prior to the mailing of this proxy statement to the stockholders of the Company or (ii) if on or prior to the completion of such 17 consecutive business day period, (x) the Company has publicly announced its intention to, or determines that it must, restate any material historical financial statements or material financial information included in the required information or any such restatement is under consideration, or any of such required information is not or ceases to be Compliant, in which case, the marketing period shall not commence unless and until such restatement or making such required information Compliant has been completed, the applicable information has been amended and updated, and the requirements in clauses (i) and (ii) of the immediately preceding paragraph would be satisfied throughout and on the last day of such new 17 consecutive business day period, or (y) the Company shall have failed to file any report with the SEC by the date required under the Exchange Act containing any financial information that would be required to be contained in the required information or incorporated therein by reference unless and until all such reports have been filed, the applicable required information has been amended and updated, and the requirements in clauses (i) and (ii) in the immediately preceding paragraph would be satisfied throughout and on the last day of such new 17 consecutive business day period; provided, that it is understood that if the condition contained in clause (x) of the parenthetical to clause (ii) in the immediately preceding paragraph is not satisfied as of the date set forth in such clause, the marketing period shall not recommence but shall continue, subject to the other provisions of this sentence, until the fourth business day after the stockholder approval is obtained. The marketing period shall in any event end on the date on which the full amount of Parent’s debt financing is funded.

Treatment of Common Stock, Options, Restricted Shares and Other Equity Awards

Common Stock

At the effective time, each share of Company common stock issued and outstanding immediately prior thereto (other than excluded shares described in this subsection) will be converted into and become the right to receive an amount in cash equal to the per share merger consideration, without interest, payable to the holder thereof in accordance with the merger agreement. All such shares that have been converted into the right to receive such consideration shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of any such shares immediately prior to the effective time shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration. All shares of Company common stock owned by the Company (including treasury shares), Merger Sub or any of their respective direct or indirect subsidiaries will be cancelled and retired and will not be exchanged for any portion of the per share merger consideration. All shares of Company common stock owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights pursuant to the DGCL will be cancelled and will not be exchanged for any portion of the per share merger consideration and such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described under “Appraisal Rights” (such shares, collectively with the shares described in the previous sentence that are owned by the Company, Merger Sub and their subsidiaries, are referred to herein as “excluded shares”).

Options and other Equity Based Awards

Pursuant to the Company’s equity compensation plans and the merger agreement, and except as otherwise agreed by Parent and a holder of any such equity award, the Company’s equity based awards will be treated as follows:

•

each stock option outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested (upon stockholder approval of the merger, other than with respect to stock options granted in 2012 which will become fully vested upon consummation of the merger) and will be canceled as of the effective time and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the per share merger consideration over the exercise price per share of such stock option, multiplied by (ii) the total number of shares of the Company’s common stock then issuable upon exercise in full of such stock option, without interest and less any required withholding taxes. Such amount will be paid as soon as reasonably practicable following the effective time. All stock options with an exercise price greater than the per share merger consideration will be cancelled at the effective time and the holders of such stock options will not have any right to receive any consideration in respect thereof;

•

each PSU outstanding immediately prior to the effective time will become fully vested at target level and will be canceled as of the effective time and converted into the right to receive an amount in cash equal to the per share merger consideration multiplied by the number of shares of Company common stock underlying such PSU, without interest and less any required withholding taxes. Such amount will be paid as soon as reasonably practicable following the effective time;

•	each RSU outstanding immediately prior to the effective time will become fully vested (upon stockholder approval of the merger, other than with respect to RSUs granted to our employees in 2012 and RSUs granted to our non-employee directors, which will become fully vested upon consummation of the merger) and will be canceled as of the effective time and converted into the right to receive an amount in cash equal to the per share merger consideration multiplied by the number of shares of Company common stock underlying such RSU, without interest and less any required withholding taxes. Such amount will be paid as soon as reasonably practicable following the effective time;

•

each DSU outstanding immediately prior to the effective time will be canceled as of the effective time and converted into the right to receive an amount in cash equal to the per share merger consideration multiplied by the number of shares of Company common stock underlying such DSU, without interest and less any required withholding taxes. Such amount will be paid as soon as reasonably practicable following the effective time; and

•

each Restricted Share outstanding immediately prior to the effective time will become fully vested and free of any restrictions (upon stockholder approval of the merger) and, at the effective time, the holder thereof will be entitled to receive the per share merger consideration, without interest and less applicable withholding taxes.

Employee Stock Purchase Plan

The Company will ensure that (i) participants in the ESPP may not increase their payroll deductions or purchase elections prospectively following the date of the merger agreement, (ii) no purchase period or offering period will commence under the ESPP following the date of the merger agreement, and (iii) the rights of participants in the ESPP with respect to any offering period in effect on the date of the merger agreement under the ESPP will be determined by treating a business day to be determined by the Company that is prior to the closing date as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period, but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. Any shares of Company common stock acquired prior to or on the last day of the offering period will be treated as outstanding shares of the Company’s common stock for purposes of receiving the merger consideration. The Company will terminate the ESPP as of immediately prior to the effective time.

Exchange and Payment Procedures

Prior to the effective time, Parent will designate a bank or trust company reasonably acceptable to the Company to act as the paying agent for the per share merger consideration (which we refer to as the “paying agent”). At or prior to the effective time, Parent will deposit, or will cause to be deposited, with the paying agent an amount in cash sufficient for the paying agent to make payment of the aggregate per share merger consideration to the holders of shares of Company common stock and instruct the paying agent to timely pay the merger consideration in accordance with the merger agreement.

As soon as reasonably practicable (but in any event within two business days) after the effective time, Parent will instruct the paying agent to mail to each record holder of shares of Company common stock a letter of transmittal describing how it may exchange its shares of Company common stock for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you surrender your stock certificate or certificates along with a duly completed and executed letter of transmittal to the paying agent. If ownership of your shares is not registered in your name on the transfer records of the Company, a check for any cash to be delivered will only be issued if the certificate is properly endorsed and the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in an amount Parent may determine is reasonably necessary as indemnity against any claim that may be made against Parent with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

If you hold uncertificated shares of Company common stock (i.e., you hold your shares in book entry), the paying agent will send written instructions for obtaining the per share merger consideration in respect of you shares.

No interest will be paid or accrued on the cash payable as the per share merger consideration as provided above. Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed for purposes of the merger agreement to have been paid to the person with regard to whom it is withheld.

From and after the effective time, there will be no transfers on the stock transfer books of the surviving corporation of shares of Company common stock that were outstanding immediately prior to the effective time. If, after the effective time, any person presents to the surviving corporation, Parent or the paying agent any certificates or any transfer instructions relating to shares canceled in the merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person is entitled.

Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by former record holders of common stock for one year after the effective time shall be delivered to Parent. Record holders of common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to Parent for payment of the per share merger consideration. None of Parent, the Company, the paying agent, Merger Sub or any other person will be liable to any former record holders of common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

Financing Covenant; Company Cooperation

Parent and Merger Sub will use their reasonable best efforts to obtain the equity and debt financing for the merger on the terms and conditions described in the equity financing commitment and the debt financing commitment (collectively, the “financing commitments”), including using their reasonable best efforts to:

•	maintain in effect the financing commitments;

•

negotiate definitive agreements with respect to the financing commitments on the terms and conditions contained therein (subject to any market flex provisions applicable thereto that have been disclosed in writing to the Company) (or on terms no less favorable in the aggregate to Parent and Merger Sub, as determined in the reasonable judgment of the Company); and

•	satisfy on a timely basis all conditions to obtain the financing set forth in the financing commitments that are within their control.

If all conditions to the financing commitments have been satisfied, Parent shall use its reasonable best efforts (including, other than with respect to the providers of the equity financing, through litigation pursued in good faith) to cause the financing parties to fund the financing required to consummate the merger on the closing date.

Parent will not, and will not permit any of its Affiliates to, take any action not otherwise required or expressly permitted under the merger agreement that would constitute a breach of, or would result in termination of, either of the financing commitments. If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments, Parent shall, as promptly as practicable following the occurrence of such event, use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the merger.

Parent and Merger Sub have the right from time to time to amend or otherwise modify or waive any of its rights under the financing commitments and/or substitute other debt or equity financing for all or any portion of the financing from the same and/or alternative financing sources; provided, that any such amendment or other modification to or waiver of any provision of the financing commitments that amends the financing shall not, without the prior written consent of the Company, (i) with respect to the financing commitments, reduce (or could reasonably be expected to have the effect of reducing) the aggregate amount of the financing (it being understood that either the debt financing or the equity financing may be reduced so long as the equity financing or debt financing is increased (including, in the case of the debt financing by an increase in revolver drawings on the closing date), no later than the date of such amendment, restatement, replacement, supplement or other modification or waiver, by a corresponding amount on substantially the same terms as provided in the applicable debt financing commitment or equity financing commitment), (ii) impose new or additional conditions or contingencies or otherwise expand, amend or modify any of the conditions or contingencies to the Financing (unless such conditions precedent or contingencies to the Financing would not be (1) materially adverse to Parent, Merger Sub or the Company and (2) reasonably expected to prevent or materially hinder or delay the consummation of the merger, or materially adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the financing commitments or the definitive agreements relating to the financing) or (iii) prevent or materially impede or delay the consummation of the merger.

If any portion of the debt financing becomes unavailable or Parent becomes aware of any event or circumstance that would make any portion of the debt financing unavailable, and such portion is required to fund the per share merger consideration and all fees, expenses and other amounts contemplated to be paid by Parent pursuant to the merger agreement, Parent has agreed to use its reasonable best efforts to arrange and obtain alternative financing from the same or alternative financial institutions in an amount sufficient to consummate the merger and the other transactions contemplated by the merger agreement upon terms and conditions no less favorable, taken as a whole, to Parent and the Company than the terms and conditions set forth in the debt financing commitment, as applicable, as promptly as reasonably practicable following the occurrence of such event.

Parent and the Company have agreed that, if any condition or other provision of the debt financing commitment is amended, modified or waived or if alternative financing is obtained for any portion of the debt financing, in each case, in accordance with the two immediately preceding paragraphs, then they will comply with their respective covenants with respect to the debt financing commitment, as so amended, modified or waived and with respect to such alternative financing to the same extent that Parent and the Company would have been obligated to comply with respect to the debt financing, as the case may be.

The Company shall use its reasonable best efforts, and shall cause each of its subsidiaries to use its reasonable best efforts, and shall use its reasonable best efforts to cause the respective representatives of the Company and its subsidiaries to use their reasonable efforts, in each case at Parent’s sole expense and provided that it does not, in the Company’s reasonable judgment, interfere unreasonably with the business or operations of the Company or any of its subsidiaries, to provide all cooperation to Parent and Merger Sub as may be reasonably required in connection with the debt financing, including (i) providing to Parent, and Merger Sub and their debt financing sources (w) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for the three most recently completed fiscal years ended at least 90 days prior to the closing date, (x) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Company’s fiscal year) ended at least 45 days prior to the closing date (and the corresponding period of the prior fiscal year), each prepared in accordance with generally accepted accounting principles in the United States,

(y) unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Company as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the closing date, prepared after giving effect to the transactions contemplated by the merger agreement as if such transactions had occurred as of such date (in the case of such pro forma balance sheet) or at the beginning of such period (in the case of the pro forma statement of income) and (z) such other pertinent and customary financial and other information as Parent shall reasonably request (including with respect to acquired entities) in order to market, syndicate and consummate the debt financing (provided that the Company shall only be required to furnish pro forma financial statements for purposes of determining whether the required information has been provided (i) if Parent or Merger Sub has provided the Company information relating to the proposed debt and equity capitalization on or prior to August 21, 2012 and (ii) if Parent or Merger Sub has provided the Company any other information that the Company shall have reasonably requested on or before September 3, 2012; provided that in no event will the information required to be delivered pursuant to this clause (i) be deemed to include or shall the Company otherwise be required to provide (A) any description of all or any component of the financing, including any such description to be included in liquidity and capital resources disclosure or any “description of notes,” (B) risk factors specifically relating to all or any component of the financing, (C) subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X (other than financial information regarding guarantors and non-guarantors that is customary in substance and form for a Rule 144A offering of debt securities) or (D) compensation disclosure and analysis required by Regulation S-K Item 402(b)) (we refer to the information required to be delivered pursuant to this clause (i) as the “required information”); (ii) participating in a reasonable number of road show and investor presentations, drafting sessions, due diligence sessions and sessions with rating agencies in connection with the financing; (iii) providing to Parent and Merger Sub from time to time information regarding the Company and its subsidiaries reasonably requested by Parent’s financing sources and assisting with the preparation of appropriate and customary materials for rating agency presentations, offering and syndication documents, business projections and other marketing documents required in connection with the financing (we refer to such documents and materials herein as “offering documents”) and identifying any portion of any information contained in any offering documents that constitutes material non-public information; (iv) furnishing all documentation and other information regarding the Company and its subsidiaries required under applicable “know your customer” and anti-money laundering rules and regulations; (v) issuing customary representation letters to auditors and using reasonable best efforts to obtain (A) accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company, (B) corporate, credit, facility and securities ratings from rating agencies, (C) consents, waivers, legal opinions, surveys, appraisals, environmental reports and title insurance as may be reasonably required by Parent, Merger Sub or Parent’s financing sources, and (D) customary evidence of authority, customary officer’s certificates, good standing certificates (to the extent applicable) in the respective jurisdictions of organization of the Company and its subsidiaries, customary lien searches with respect to the Company and its subsidiaries and insurance certificates (including, to the extent the statements therein are accurate, delivery of a solvency certificate of the chief financial officer of the Company), in each case as reasonably requested by Parent or Merger Sub; (vi) issuing customary letters to the Financing Sources authorizing the distribution of information to prospective lenders and making customary representations to Parent’s financing sources that such information does not contain a material misstatement or omission and, if requested, confirming that such information does not contain material non-public information with respect to the Company and its subsidiaries or any of the Company’s or its subsidiaries’ respective securities for purposes of foreign, United States Federal and state securities laws; (vii) using its reasonable best efforts to ensure that Parent’s financing sources benefit materially from the existing lending relationships of the Company and its subsidiaries; (viii) cooperating reasonably with Parent’s financing sources’ due diligence, to the extent customary and reasonable; (ix) arranging for customary payoff letters, lien terminations and instruments of discharge to be delivered at or prior to Closing relating to all indebtedness of the Company and its subsidiaries that is to be paid off, discharged and terminated at the closing; and (x) assisting in the preparation of and executing and delivering one or more credit agreements, indentures, purchase agreements, pledge and security documents and other definitive financing documents as may be reasonably requested by Parent, so long as such agreements, indentures and documents do not become effective prior to the Closing. In no event will the Company or any of its subsidiaries (A) be required to pay any commitment or other similar fee prior to the effective time, (B) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the financing prior to the effective time (other than with respect to representations made to Parent’s financing sources in connection with the letters described in clause (vi) above) or (C) be required to incur any other liability in connection with the financing prior to the effective time. If the closing does not occur, Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs to the extent such costs are incurred by the Company or its subsidiaries in connection with the cooperation provided by the Company, its subsidiaries or their respective representatives, and Parent shall indemnify and hold harmless the Company and its subsidiaries and their respective representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the financing and any information utilized in connection therewith (other than arising from information provided by the Company or its subsidiaries, including financial statements), except in the event such Damages arose out of or result from the willful misconduct, gross negligence, fraud, or intentional misrepresentation of the Company, any of its subsidiaries or any of their respective representatives.

Parent and Merger Sub have agreed to refrain from taking, directly or indirectly, any action that would reasonably be expected to result in the failure of any of the conditions contained in the financing commitments or in any definitive agreement relating to the financing. Parent and Merger Sub have acknowledged and agreed that, notwithstanding the Company’s obligations under the preceding paragraph, neither the obtaining of the financing or any alternative financing, nor the completion of any issuance of securities contemplated by the financing is a condition to the closing, and have reaffirmed their obligation to consummate the transactions contemplated by the merger agreement irrespective and independently of the availability of the financing or any alternative financing or the completion of any such issuance, subject to conditions to the obligations of Parent and Merger Sub to consummate the merger (as described under “The Merger Agreement—Conditions to the Merger”).

Representations and Warranties

The merger agreement contains representations and warranties made by the Company, Parent and Merger Sub to each other as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement (including the disclosure letter delivered by the Company in connection therewith). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts. The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

•	the due organization, valid existence and good standing of the Company and its subsidiaries, and their authority to carry on their respective businesses;

•

the Company’s capitalization, the absence of preemptive or other similar rights, the absence of voting, registration rights or similar agreements and the absence of encumbrances on the Company’s ownership of the equity interests of its subsidiaries;

•

the Company’s corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions under the merger agreement, and the enforceability of the merger agreement against the Company;

•

the declaration of advisability of the merger agreement and the merger by the Board, the approval of the merger agreement and the merger by the Board and the receipt of opinion from J.P. Morgan Securities LLC;

•

the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	the required vote of the Company’s stockholders to adopt the merger agreement;

•	governmental consents and approvals;

•	compliance with applicable laws, licenses and permits, including the U.S. Foreign Corrupt Practices Act;

•	the Company’s SEC filings since January 1, 2010 and the financial statements included therein, compliance with the listing and corporate governance rules and regulations of the NYSE;

•	compliance of certain financial statements with GAAP;

•

the conduct of business in all material respects in the ordinary course since January 1, 2012 and the absence of any event, occurrence, effect or circumstance that would reasonably be expected to have a “Company material adverse effect” (as defined below) since January 1, 2012;

•	the absence of indebtedness and certain undisclosed liabilities;

•	the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

•	employee benefits plans;

•	labor matters;

•	the accuracy of the information provided by the Company for inclusion in this proxy statement;

•	intellectual property;

•	tax matters;

•	environmental matters;

•	material contracts and the absence of any default under, or termination of, any material contract;

•	title to personal property;

•	real property;

•

the amendment of the Company’s rights agreement to render it inapplicable to the consummation of the merger and to cause it to be terminated immediately prior to the effective time, and actions taken by the Board to ensure that no anti-takeover law will apply to the merger;

•	the absence of any undisclosed broker’s or finder’s fees;

•	regulatory matters; and

•	acknowledgment as to absence of any other representations and warranties.

Many of the Company’s representations and warranties are qualified as to, among other things, “materiality” or “Company material adverse effect.” For purposes of the merger agreement, “Company material adverse effect” means, with respect to the Company, an effect, event, development, fact, circumstance, occurrence or change that (i) would or would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by the merger agreement or (ii) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets or financial condition of the Company and its subsidiaries, taken as a whole; provided, however, solely with respect to (ii) above, that none of the following, and no effect, change, event, development, fact, circumstance or occurrence arising out of, or resulting from, any of the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Company material adverse effect has occurred or may occur:

•

changes in the market price or trading volume of the Company’s common stock, provided that any underlying effect, event, development, fact, circumstance, occurrence or change which results in the foregoing (if not otherwise falling within any of the other exceptions listed in this definition) may constitute or be taken into account, individually or in the aggregate, in determining whether a Company material adverse effect has occurred or may occur;

•

changes in conditions in the U.S., foreign or global economy or capital or financial markets generally, including changes in interest or exchange rates, except to the extent such effects, events, developments, facts, circumstances, occurrences or changes have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company or any such subsidiary participates;

•

changes in general legal, tax, regulatory, political or business conditions in the countries in which the Company or any of its subsidiaries does business, except to the extent such effects, events, developments, facts, circumstances, occurrences or changes have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company or any such subsidiary participates;

•

general market or economic conditions in the industries in which the Company or any of its subsidiaries participates, except to the extent such effects, events, developments, facts, circumstances, occurrences or changes have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company or any such subsidiary participates;

•

changes in Law or GAAP, or the interpretation thereof, after the date of the merger agreement, except to the extent such effects, events, developments, facts, circumstances, occurrences or changes have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company or any such subsidiary participates;

•

the negotiation, execution, announcement, pendency or performance of or compliance with, subject to certain exceptions, the terms of the merger agreement or the consummation of the merger, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, vendors, licensors, licensees, lenders, investors or employees and including any legal proceeding brought or threatened by or on behalf of any stockholder arising out of or related to the merger agreement or the merger;

•

acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, except to the extent such effects, events, developments, facts, circumstances, occurrences or changes have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company or any such subsidiary participates;

•

volcanoes, tsunamis, pandemics, earthquakes, hurricanes, floods, or other natural disasters, except to the extent such effects, events, developments, facts, circumstances, occurrences or changes have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company or any such subsidiary participates;

•

changes in any analyst’s recommendation, any financial strength or credit rating or any other recommendation or rating as to the Company or any of its subsidiaries (including, in and of itself, any failure to meet analyst projections), provided that any underlying effect, event, development, fact, circumstance, occurrence or change which results in the foregoing (if not otherwise falling within any of the other exceptions listed in this definition) may constitute or be taken into account, individually or in the aggregate, in determining whether a Company material adverse effect has occurred or may occur;

•

the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target, as well as any change, in and of itself, by the Company in any expected or projected financial or operating performance target as compared with any target, provided that any underlying effect, event, development, fact, circumstance, occurrence or change which results in the foregoing (if not otherwise falling within any of the exceptions listed in this paragraph) may constitute or be taken into account, individually or in the aggregate, in determining whether a Company material adverse effect has occurred or may occur;

•

any legal proceeding or order, writ, injunction, judgment or decree the basis for which is a claim for patent infringement related to the submission of Abbreviated New Drug Application relating to omeprazole and sodium bicarbonate capsules;

•	the investigation by the Department of Justice regarding the Company’s marketing of Megace® ES;

•	any action by Parent or any of its affiliates, or the omission of an action that was required to be taken by Parent or any of its affiliates pursuant to the terms of this Agreement;

•	any change resulting or arising from the identity of Parent, Merger Sub or any of their respective affiliates; or

•	any action taken by the Company or one of its subsidiaries required by the merger agreement or with the written consent of Parent or Merger Sub.

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, existence and good standing;

•	Parent ownership of Merger Sub and the absence of any prior operations by Merger Sub;

•

their corporate power and authority to execute and deliver, to perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

•

the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	governmental consents and approvals;

•	the accuracy of the information provided by Parent or Merger Sub for inclusion in this proxy statement;

•	the absence of legal proceedings and governmental orders against Parent and Merger Sub;

•	the equity financing commitment, the debt financing commitment and the absence of any default thereunder;

•	sufficiency of funds in the financing contemplated by the equity financing commitment and the debt financing commitment, subject to certain exceptions;

•	the absence of any side letters or other agreements to which Parent or its affiliates are a party relating to the financing;

•	the absence of contingencies related to the funding of the financing other than as set forth in the equity financing commitment and the debt financing commitment;

•	Parent not having any reason to believe the conditions to the financing will not be satisfied or that the financing will not be available;

•	the execution and the validity by TPG VI of a guarantee of certain obligations of Parent under the merger agreement, and the enforceability of such guarantee and the lack of any default thereunder;

•

the fact that neither Parent nor Merger Sub nor any of their respective affiliates is or during the past three years has been an “interested stockholder” under the DGCL, or own or hold, and for the past three years has not owned or held, any common stock or options to acquire common stock of the Company;

•	the absence of any intention to take actions concerning Company employees that would require notice under the WARN Act;

•

certain agreements between Parent, Merger Sub or any of their respective affiliates, on the one hand, and any member of the Board or management of the Company or any person or entity that owns five percent or more of the outstanding shares of Company common stock, on the other hand;

•	the absence of any undisclosed broker’s or finder’s fees;

•	solvency of Parent and the surviving corporation immediately following consummation of the merger;

•

acknowledgement as to receipt of access to management, books and records, facilities, equipment, contracts and other assets of the Company and its subsidiaries which Parent, Merger Sub and their representatives sought to meet with and review; and

•

acknowledgement as to the absence of any other representations and warranties, including with respect to any estimates, forecasts, projections, forward-looking statements or business plans provided by the Company.

Many of the Parent’s and Merger Sub’s representations and warranties are qualified as to, among other things “materiality” or “Parent material adverse effect.” For purposes of the merger agreement, “Parent material adverse effect” means any effect, event, development or change that would reasonably be expected to prevent, or materially impede or delay, Parent or Merger Sub from consummating the merger or any of the other transactions contemplated by the merger agreement.

The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

Under the merger agreement, the Company has agreed that, subject to certain exceptions in the merger agreement and disclosure letter delivered by the Company in connection with the merger agreement, between the date of the merger agreement and the effective time or earlier termination of the merger agreement, unless Parent gives its prior written consent (which cannot be unreasonably withheld, delayed or conditioned) or a contrary action is required by applicable law or any order, writ, injunction, judgment or decree, the Company and its subsidiaries will conduct their businesses in all material respects in the ordinary course consistent with past practice and use their commercially reasonable efforts to maintain their relationships with suppliers, manufacturers, distributors, customers, business associates, executives and other key employees and governmental entities.

In addition, subject to certain exceptions set forth in the merger agreement and the disclosure letter the Company delivered in connection with the merger agreement, unless the Parent consents in writing (which consent cannot be unreasonably withheld, delayed or conditioned) or such action is required by applicable law or any order, writ, injunction, judgment or decree, the Company and its subsidiaries are restricted from, among other things:

•	adjusting, splitting, combining or reclassifying its capital stock or the capital stock of any of its subsidiaries;

•

declaring, authorizing or paying any dividend or making any other distribution in respect of the shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except for any dividend or other distribution by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

•

directly or indirectly redeeming, purchasing or otherwise acquiring any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except for the acquisition of common stock (1) tendered by employees or former employees in connection with a cashless exercise of options or in order to pay taxes with respect to equity-based awards, or for the Company to satisfy withholding obligations in respect of such taxes, in connection with options or other equity-based awards) or (2) in connection with the forfeiture of equity-based awards granted pursuant to the Company’s equity award plans);

•

except for transactions solely between the Company and its subsidiaries, or between subsidiaries of the Company, issuing, selling, pledging, disposing of, granting, awarding or encumbering any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including restricted stock units, stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except for issuances (1) of shares of common stock upon the exercise or settlement of options, options under the ESPP or other equity-based awards, in each case, that are outstanding as of the date of the merger agreement; (2) pursuant to the Company’s stockholder rights plan; (3) required to be made by virtue of the consummation of the merger; or (4) required to be made pursuant to the merger agreement);

•

selling, transferring, mortgaging, encumbering, disposing of or otherwise subjecting to any lien (other than a permitted lien) any of the Company’s material assets or material properties (other than to a wholly owned subsidiary), by merger, consolidation, asset sale or other business combination, or cancel, release or assign any material indebtedness or claim, or restructuring, reorganizing or completely or partially liquidating, in each case, except (A) in the ordinary course of business consistent with past practice, (B) dispositions of obsolete or worthless assets, (C) sales of receivables and other assets in the ordinary course of business consistent with past practice, (D) sales of immaterial assets for a purchase price of $10,000,000 or less in any single case or $25,000,000 in the aggregate and (E) leases and subleases of real property owned by the Company or any subsidiary and leases of real property under which the Company or any subsidiary is a tenant or a subtenant and voluntary terminations or surrenders of such leases;

•

acquiring, or making any material purchases of any property or assets (including material intellectual property rights) in or from any person or entity other than a wholly owned subsidiary of the Company, or making any loan to any person or entity, except (A) as expressly required by the terms of any contract in force on the date of the merger agreement; (B) as otherwise permitted by the merger agreement; (C) for portfolio acquisitions or intellectual property licensing in the ordinary course of business consistent with past practice; (D) for foreclosures or acquisitions of control in a fiduciary, agent or similar capacity or in satisfaction of debts previously contracted in good faith or pursuant to written contracts or agreements entered into prior to the date hereof; and (E) other acquisitions in the ordinary course of business consistent with past practice and, in any case, involving consideration in an aggregate amount not in excess of $25,000,000;

•

entering into, renewing, extending, amending, waiving any material rights under or terminating any contract that is or would constitute a material contract as defined in the merger agreement, in each case other than in the ordinary course of business;

•

other than as required by any contract in effect on the date of the merger agreement (including any employee benefit plans) or applicable law, (A) increasing, or committing to increase, the salary, wages, benefits, bonuses or other compensation or severance payable to any of the Company’s current or former directors, officers or other employees, other than salary or wage increases made in the ordinary course of business, consistent with past practice, to employees who receive annual compensation of less than $250,000, (B) amending, establishing, entering into or terminating any employee benefits plan (or arrangement that would be such a plan if in existence on the date of the merger agreement) or collective bargaining or similar agreement other than amendments to the Company health and welfare plans that are not material, (C) accelerating the vesting of any stock options or other stock-based compensation or (D) hiring any director or employee with annual base compensation of $200,000 or more;

•	amending the Company’s organizational documents or amending in any material respect the certificate of organization, by-laws or any other organizational documents of any subsidiary;

•

incurring any indebtedness for borrowed money, issuing any debt securities or assuming, guaranteeing or endorsing or otherwise becoming responsible for the obligations of another person, except, in each case, (A) intercompany guarantees or intercompany “keep well” or other agreements to maintain any financial statement condition of the Company or any subsidiary, (B) letters of credit issued in the ordinary course of business, (C) indebtedness incurred through the revolving credit facility under the Company’s existing credit agreement (including in respect of letters of credit), (D) indebtedness having an aggregate principal amount outstanding that is not in excess of $5,000,000 and (E) in the ordinary course of business consistent with past practice, provided that, in the case of clauses (D) and (E), such indebtedness is prepayable without any premium, penalty or similar cost;

•

except in the ordinary course of business, making or changing any material tax election, settling or compromising any material tax liability of the Company or any of its subsidiaries, filing any material amendment to an income or other material tax return, or waiving any statute of limitations in respect of taxes except as required by law;

•

making any material changes in the Company’s accounting methods or method of Tax accounting, practices or policies, except as may be required under GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization;

•

entering into, renewing or amending in any material respect any transaction, contract, arrangement or understanding between the Company or any subsidiary, on the one hand, and any affiliate of the Company (other than any of the Company’s subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act;

•

making or authorizing capital expenditures except (A) as budgeted in the Company’s current plan approved by the Board that was made available to Parent prior to the execution of the merger agreement, (B) in the ordinary course of business consistent with past practice or (C) otherwise in an amount not to exceed $3 million; or

•	agreeing to, or making any commitment to, take any of the foregoing prohibited actions.

Solicitation of Acquisition Proposals

Until 11:59 p.m., New York City time, on August 24, 2012 (the “no-shop period start date”), the Company was permitted to:

•

initiate, solicit and encourage any offer, inquiry or the making of acquisition proposals from third parties, including by providing third parties non-public information pursuant to acceptable confidentiality agreements (provided that the Company promptly made any material non-public information provided to a third party available to Parent if not previously made available to Parent); and

•

enter into, engage in, and maintain discussions and negotiations with any person with respect to any acquisition proposal, or otherwise cooperate with, assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations that might lead to such acquisition proposals.

From the no-shop period start date until the effective time or, if earlier, the termination of the merger agreement, the Company is required to immediately cease all discussions and negotiations with any persons that are then ongoing with respect to any acquisition proposals, except as may relate to excluded parties (as defined below), and must, within two business days, notify Parent in writing of the identity of each excluded party, provide to Parent a description of the status of any discussions with any excluded party and provide to Parent an unredacted copy of any written (or a written summary of the material terms of any non-written) acquisition proposal made by any excluded party. As of the no-shop period start date, there were no excluded parties because no acquisition proposals were received prior to the no-shop period start date. From the no-shop period start date until the effective time or, if earlier, the termination of the merger agreement, the Company, its subsidiaries and its representatives may not:

•

initiate, solicit, facilitate or knowingly encourage the making of any acquisition proposal (or inquiries, proposals or offers or other efforts that may reasonably be expected to lead to an acquisition proposal);

•	engage in, continue or otherwise participate in any negotiations or discussions concerning, or furnish to any person any material information with respect to, an acquisition proposal;

•	enter into any letter of intent, agreement or agreement in principle with respect to any acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

Notwithstanding the foregoing, the Company may, between the no-shop period start date and 11:59 p.m., New York City time, on September 13, 2012 (we refer to such later date as the “cut-off date”), continue to engage in the solicitation activities permitted during the period prior to the no-shop period start date described above with each excluded party (as defined below), including with respect to any amended or revised proposal submitted by an excluded party on or after the no-shop period start date.

If at any time between the no-shop period start date and the time the Company’s stockholders adopt the merger agreement, the Company receives an unsolicited written acquisition proposal, the Company and its representatives may:

•	contact such person solely to clarify the terms and conditions of such proposal; and

•

if the Board or any committee thereof determines in good faith after consultation with its financial advisors and outside legal counsel that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, then the Company and its representatives may engage in or otherwise participate in discussions or negotiations with such person and furnish to such person information (including non-public information) about the Company and its subsidiaries pursuant to an acceptable confidentiality agreement (provided that the Company promptly provides to Parent any material non-public information concerning the Company that is provided to such person and that was not previously provided to Parent or its representatives).

From and after the no-shop period start date, the Company must notify Parent if it, any of its subsidiaries or any of its representatives receives an acquisition proposal, provide to Parent an unredacted copy of such acquisition proposal made in writing, or a written summary of the material terms of any such acquisition proposal not made in writing, provide Parent with the identity of the person making such acquisition proposal, keep Parent reasonably informed of any material developments, modifications, discussions and negotiations with respect to any such acquisition proposal, and, upon the request of Parent, apprise Parent of the status of each such acquisition proposal.

In this proxy statement, we refer to any person or group that submitted an acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date, that the Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to constitute a superior proposal as an “excluded party”; provided, however, that such person or group shall cease to be an excluded party when such person or group ceases to provide (directly or indirectly) at least 50% of the equity financing (measured by voting power and value) for the related acquisition proposal of such person or group at any time following the no-shop period start date, and the Company receives notice or knowledge thereof. As of the no-shop period start date, there were no excluded parties because no acquisition proposals were received prior to the no-shop period start date.

Except as permitted by the terms of the merger agreement described below, the Company has agreed in the merger agreement that the Board will not (i) (A) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any acquisition proposal or any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting an acquisition proposal (other than an acceptable confidentiality agreement) (we refer to such a document or agreement as “acquisition proposal documentation”); (B) withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the recommendation of the Board that the stockholders approve and adopt the merger agreement (we refer to such recommendation as the “Company recommendation”); (C) fail to include the Company recommendation in this proxy statement, subject to the immediately following sentence; or (D) after the no-shop period start date (or after the cut-off date with respect to any excluded party), fail to publicly affirm the Company recommendation in writing within three business days after Parent requests such affirmation with respect to an acquisition proposal that has been publicly announced (any action described in this paragraph is referred to herein as a “change of recommendation”, it being understood that a “stop, look and listen” communication by the Board to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not constitute a change of recommendation) or (ii) authorize or execute (or cause or allow the Company or any of its subsidiaries to execute) acquisition proposal documentation.

Prior to obtaining the stockholder approval, the Board or any committee thereof may (x) effect a change of recommendation; or (y) if the Board receives an acquisition proposal that it or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a superior proposal, execute acquisition proposal documentation with respect to such superior proposal if, and only if:

•

the Board or any committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors that failure to take such action would be inconsistent with its fiduciary duties under applicable law;

•

the Company has provided prior written notice to Parent and Merger Sub, at least three full business days in advance (and shall not take action until after 12:01 a.m. of the day following such third full business day), that it intends to (1) effect a change of recommendation or (2) cause the Company to enter into any acquisition proposal documentation and terminate the merger agreement, and such notice shall include the basis for the change of recommendation or termination;

•

with respect to a superior proposal, the Company has provided the identity of the party making such superior proposal, along with unredacted copies of the acquisition proposal, the relevant proposed transaction agreements and a copy of any financing commitments (including redacted fee letters) relating thereto;

•

the Company has negotiated, and has caused its representatives to negotiate, in good faith with Parent and Merger Sub for the entirety of such three full business day notice period (to the extent Parent wishes to negotiate) to enable Parent to propose in writing a binding offer to effect revisions to the terms of the merger agreement, the financing commitments and the limited guarantee such that it would cause any such superior proposal to no longer constitute a superior proposal;

•

following the end of such notice period, the Board or any committee thereof shall have considered in good faith any proposed revisions to the merger agreement, the financing commitments and the limited guarantee proposed by Parent in a manner that would form a binding contract if accepted by the Company or any other potentially binding offer, and shall have determined that, as applicable, any such superior proposal would continue to constitute a superior proposal if the revisions proposed in such binding offer were to be given effect or failure to effect a change of recommendation would be inconsistent with the Board’s fiduciary duties under applicable law, and the Company shall have provided to Parent notice of its continued intent to terminate or effect a change of recommendation; and

•

in the event of any material change to the terms of any such superior proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described above and the notice and negotiation period shall have recommenced, except that the notice period shall be at least two full business days (rather than the three full business days otherwise contemplated above); provided, that the Company has complied in all material respects with its obligations under the merger agreement; provided, further, that any purported termination of the merger agreement pursuant to these provisions shall be void and of no force or effect, unless the Company pays Parent the Company termination fee in accordance with the merger agreement prior to or concurrently with such termination.

Nothing in the merger agreement shall prevent the Company and the Board from (i) taking and disclosing any position or disclosing any information required to be disclosed under applicable law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, and to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to an acquisition proposal, provided, that any disclosure permitted by the merger agreement that does not contain either an express rejection of any applicable acquisition proposal or an express reaffirmation of the Company recommendation shall be deemed a change of recommendation, or (ii) making any disclosure not of the type provided in clause (i) above to the stockholders of the Company that is required by applicable law. In addition, nothing in the merger agreement shall prohibit the Company from taking any action that any court of competent jurisdiction orders the Company to take.

In this proxy statement, we refer to any offer, inquiry or proposal relating to any transaction or series of related transactions involving: (a) any acquisition by any person, entity or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of greater than 25% of the outstanding capital stock of the Company, or any tender offer or exchange offer that, if consummated, would result in any person, entity or group beneficially owning greater than 25% of the outstanding capital stock of the Company; (b) any sale, lease (other than in the ordinary course of business consistent with past practice), exchange, transfer, license (other than in the ordinary course of business consistent with past practice) or other disposition of 25% or more (based on the fair market value thereof) of the assets (including through the acquisition of subsidiaries owning such assets) of the Company and all of its subsidiaries, taken as a whole; or (c) any merger, consolidation, business combination, equity purchase, recapitalization or similar transaction involving the Company or any of its subsidiaries that would result in the effect of (a) or (b) as an “acquisition proposal”; provided, however, that the merger shall not be deemed an acquisition proposal.

In this proxy statement, we refer to any bona fide written acquisition proposal the terms of which the Board or any committee thereof determines in good faith (after consultation with its financial advisors and legal counsel) is (A) more favorable to the holders of Company common stock than those set forth in the merger agreement (taking into account any revisions to the terms of the merger agreement proposed by Parent in response to such proposal or otherwise) and (B) reasonably likely to be consummated in accordance with its terms, taking into account any legal, financial, regulatory or other aspects of the proposal, including the person, entity or group making the acquisition proposal and any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms as a “superior proposal” (provided that all references to 25% in the definition of acquisition proposal shall be deemed to be references to 50%).

Stockholders Meeting

Unless the merger agreement is terminated, as promptly as reasonably practicable after the SEC confirms that it has no further comments on this proxy statement, the Company is required to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the stockholder approval required by the merger agreement, provided that the Company will not be required to call such meeting before the no-shop period start date. The Company (A) may postpone the stockholders meeting if, ten business days prior to the meeting’s scheduled date, Parent has failed to confirm in writing to the Company, subsequent to the Company’s written request for such confirmation submitted two business days prior thereto, that the marketing period (as discussed above in “The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period) has commenced; (B) may adjourn or postpone the stockholders meeting if, upon the Company’s written request submitted at least three business days prior to the meeting’s scheduled date, Parent has failed to confirm in writing that, based on the information available to Parent at that time, it believes in good faith that the financing will be consummated in accordance with its terms and the Closing will occur no later than five business days following the meeting of the Company’s stockholders; (C) may adjourn or postpone the stockholders meeting (i) as necessary to ensure that any required supplement or amendment to this proxy statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the stockholders meeting or (ii) if as of the time for which the stockholders meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of Company common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting; and (D) shall adjourn or postpone the stockholders meeting upon written request from Parent if, as of the time for which such meeting is originally scheduled (as set forth in this proxy statement), there are insufficient affirmative votes (in person or by proxy) to approve the consummation of the merger.

Parent has agreed to vote or cause to be voted any shares of Company common stock beneficially owned by it or its subsidiaries in favor of the proposal to adopt the merger agreement.

Filings; Other Actions; Notification

The Company and Parent will cooperate and use their respective reasonable best efforts to (i) take or cause to be taken all actions, and do or cause to be done, and reasonably assist and cooperate with each other in doing, all things necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the merger and to consummate the merger and the other transactions contemplated by the merger agreement (all such transactions are referred to herein as the “transactions”) as soon as practicable, including preparing, executing, delivering and/or filing promptly and fully any additional instruments necessary to consummate the transactions, (ii) effect all necessary notices, reports, registrations, submissions of information, applications and other filings, and obtain as promptly as practicable all consents, authorizations, orders, approvals, clearances and permits of, or exemptions by any other person or entity, including any governmental entity, that are required to be effected or obtained by the Company, Merger Sub or Parent, or any of their respective subsidiaries, in connection with the merger and the other transactions; (iii) facilitate obtaining any final order, writ, injunction, judgment or decree approving the transactions or that would have the effect of removing any impediment to the consummation of the transactions; and (iv) defend or contest in good faith any legal proceeding, whether judicial or administrative, brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the merger.

The Company and Parent have agreed, subject to certain exceptions, to:

•

use their respective reasonable best efforts to grant such approvals and take such actions as are reasonably necessary, if the restrictions of any state takeover statute or similar law become applicable, to ensure that the transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize, to the extent possible, the effects of such law;

•

make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions as promptly as practicable and in any event within ten business days after the date of the merger agreement and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all appropriate actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or to obtain any consents required under any other antitrust laws as soon as practicable after July 14, 2012; and

•

allow Parent to take all actions necessary to secure the expiration or termination of any applicable waiting period under the HSR Act or any other applicable foreign or domestic antitrust law and resolve any objections asserted with respect to the transactions under any applicable law raised by any governmental authority, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any order, writ, injunction, judgment or decree that would prevent, prohibit, restrict or delay the consummation of the transactions, including (i) (A) executing settlements, undertakings, consent decrees, stipulations or other agreements with any governmental entity or with any other person; (B) selling, divesting or otherwise conveying or holding separate particular assets or categories of assets or businesses of Parent and its subsidiaries; (C) agreeing to sell, divest or otherwise convey or hold separate any particular assets or categories of assets or businesses of the Company and its subsidiaries contemporaneously with or subsequent to the effective time; (D) permitting the Company to sell, divest or otherwise convey or hold separate any of the particular assets or categories of assets or businesses of the Company or any of its subsidiaries prior to the effective time; (E) terminating any venture or other arrangement; (F) creating or terminating any relationship, contractual right or obligation of the Company, Parent or their respective subsidiaries; or (G) effectuating any other change or restructuring of the Company or Parent or their respective subsidiaries (and, with respect to each of the above as necessary, entering into agreements or stipulating to the entry of any order by, or filing appropriate applications with, the Department of Justice, Federal Trade Commission any other governmental authority and (ii) defending through litigation any claim asserted in court or administrative or other tribunal by any third party or governmental entity in order to avoid entry of, or to have vacated or terminated, any order, writ, injunction, judgment or decree that would prevent the closing from occurring prior to December 21, 2012.

Employee Benefit Matters

Parent has agreed that it will, and will cause the surviving corporation and its subsidiaries, after the consummation of the merger to:

•

give those employees who are, as of the effective time, employed by the Company and its subsidiaries (such employees being referred to herein as “continuing employees”) full credit for all purposes, including eligibility, vesting and benefit accruals under any employee benefit plans or arrangements maintained by Parent, the surviving corporation or any of their respective subsidiaries for such continuing employees’ service with the Company or any of its subsidiaries (or any predecessor entity) to the same extent recognized by the Company and its subsidiaries as of the closing date, except as would result in duplication of benefits;

•

use commercially reasonable efforts to (i) waive, or cause to be waived, all limitations as to preexisting conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the continuing employees under any of Parent’s benefit plans that is a welfare benefit plan in which such employees may be eligible to participate after the effective time to the same extent as such conditions, exclusions, requirements and periods were waived under a corresponding benefit plan of the Company or were not applicable to a corresponding benefit plan of the Company; and (ii) provide credit under any such welfare plan for any co-payments, deductibles and similar expenditures made or incurred in the period prior to the effective time for the plan year in which the effective time occurs;

•

until the first anniversary of the effective time, provide to each continuing employee compensation and benefit arrangements (other than equity-based awards) that are either (i) substantially similar to the compensation and benefit arrangements to which such continuing employee was entitled immediately prior to the effective time or (ii) substantially similar to the compensation and benefit arrangements to which Parent’s similarly situated employees are entitled, whichever is more favorable to such continuing employee; and

•

keep in full force and effect through the first anniversary of the effective time (or, if later, until all obligations thereunder have been satisfied in accordance with the terms of such plan, agreement or arrangement), certain compensation and benefit plans, agreements and arrangements in effect as of the date of the merger agreement covering current or former employees of the Company or any of its subsidiaries (other than amendments to such arrangements that are permitted by their terms).

Conditions to the Merger

The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction (or, except with respect to the approval by the Company’s stockholders, waiver if permissible under applicable law) at or prior to the effective time of the following conditions:

•	the merger agreement must have been duly adopted by a vote of a majority of the outstanding shares of common stock of the Company;

•	the applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated; and

•

no governmental authority of competent jurisdiction shall have issued any order, writ, injunction, judgment or decree, or enacted any law that prohibits, restrains or makes illegal the consummation of the merger.

The obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction or waiver by Parent (if permissible under applicable law) on or prior to the date of the closing of the following additional conditions:

•

the representations and warranties of the Company (other than representations and warranties regarding capitalization, authority, anti-takeover laws and broker’s fees) must be true and correct in all respects as of the closing date as though made at and as of the closing date (except for any representations and warranties that refer to an earlier date, which must have been true as of such earlier date), except that no effect shall be given to any exception in such representations and warranties relating to materiality or a Company material adverse effect, and instead, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect;

•

the representations and warranties of the Company regarding capitalization, authority and broker’s fees must be true and correct in all material respects as of the closing date as though made at and as of the closing date, with the Company and Parent agreeing that if one or more inaccuracies in any of the representations or warranties regarding capitalization or broker’s fees would cause damage or diminution in value to Parent or Merger Sub of $14 million or more, or would cause the aggregate amount required to be paid by Parent or Merger Sub to consummate the merger on the closing date and pay all fees and expenses in connection therewith to increase by $14 million or more, such inaccuracy or inaccuracies will be considered material;

•	the representations and warranties of the Company regarding anti-takeover laws must be true and correct in all respects as of the closing date as though made at and as of the closing date;

•	the Company must have performed in all material respects the obligations required to be performed by it under the merger agreement at or prior to the effective time;

•

there shall not have been any effect, development, fact, circumstance, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect; and

•

the Company has delivered to Parent a certificate signed on behalf of the Company by a duly appointed and authorized officer certifying as to the satisfaction of the foregoing conditions and the condition regarding stockholder approval.

The Company’s obligation to effect the merger is subject to the satisfaction or waiver by the Company (if permissible under applicable law) at or prior to the date of the closing of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub (other than representations and warranties regarding ownership of Merger Sub and prior activities of Merger Sub, authority and solvency) must be true and correct in all respects as of the closing date as though made on and as of the closing date

(except for any representations and warranties that refer to an earlier date, which shall have been true as of such earlier date), except that no effect shall be given to any exception in such representations and warranties relating to materiality or a Parent material adverse effect, and instead such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Parent material adverse effect;

•

the representations and warranties of Parent and Merger Sub regarding ownership of Merger Sub and prior activities of Merger Sub, authority and solvency must be true and correct in all material respects as of the closing date as though made at and as of the closing date;

•	each of Parent and Merger Sub must have performed in all material respects its respective obligations required to be performed by it under the merger agreement at or prior to the Effective Time; and

•	Parent shall have delivered to the Company a certificate signed on behalf of Parent by a duly appointed and authorized officer certifying as to the satisfaction of the foregoing conditions.

None of the parties to the merger agreement may rely on the failure of any condition to their respective obligations to effect the closing to be satisfied if such failure was caused by the failure of such party to act in good faith or to perform any of its obligations under the merger agreement.

Termination

The Company and Parent may, by mutual written consent duly authorized by their respective boards of directors, terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the adoption of the merger agreement by the Company’s stockholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

by either Parent or the Company, if:

•

any law is enacted or any final and non-appealable order, writ, injunction, judgment or decree is issued by any governmental authority of competent jurisdiction that prohibits or makes illegal the consummation of the merger on the terms contemplated by the merger agreement (but this right to terminate will not be available to a party if such legal prohibition or the issuance of such final and non-appealable order, writ, injunction, judgment or decree was primarily due to such party’s failure to perform in all material respects any of its obligations under the merger agreement);

•

the merger has not been consummated by the end date, provided that this right to terminate will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the merger to be consummated on or before such date (other than, in the case of Parent, its failure to consummate the merger by the end date solely as a result of its lenders being unwilling or unable to provide sufficient financing on or prior to the end date in circumstances under which Parent complied with its obligations under the merger agreement relating to such financing); or

•	stockholders shall not have adopted the merger at the special meeting or any adjournment or postponement thereof;

by Parent, if:

•

the representations and warranties of the Company shall not be true and correct or the Company shall have breached or failed to perform any of its covenants or agreements set forth in the merger agreement such that the conditions to Parent’s obligation to close with respect to such representations, warranties and covenants becomes incapable of being satisfied and which failure to be true and correct, breach or failure to perform cannot be cured by the Company by the day prior to the end date, or if capable of being cured, shall not have commenced to have been cured within 15 days following written notice from Parent of such breach (or, if earlier, the end date); provided that, Parent shall not have the right to terminate if Parent is then in material breach of any of its obligations under the merger agreement; or

•	the Board shall have effected a change of recommendation, including entering into acquisition proposal documentation; and

by the Company, if:

•

the representations and warranties of Parent or Merger Sub shall not be true and correct or Parent or Merger Sub shall have breached or failed to perform any of its covenants or agreements set forth in the merger agreement (not including the covenants and agreements regarding Parent’s financing) such that the conditions to the Company’s obligation to close with respect to such representations, warranties and covenants becomes incapable of being satisfied and which failure to be true and correct, breach or failure to perform cannot be cured by Parent or Merger Sub by the day prior to the end date, or if capable of being cured, shall not have commenced to have been cured within 15 days following written notice from the Company of such breach (or, if earlier, the end date); provided that the Company shall not have the right to terminate if the Company is then in material breach of any of its obligations under the merger agreement;

•

prior to the receipt of stockholder approval, the Board shall have made a change of recommendation or entered into any acquisition proposal documentation; provided that this right to terminate shall not be available to the Company unless the Company has (A) complied with the requirements described under “The Merger Agreement—Solicitation of Acquisition Proposals” that the Company is required to satisfy before terminating the merger agreement under the circumstances described above and (B) prior to or concurrent with such termination, the Company pays the fees described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses”; or

•

the marketing period described under “The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period” has ended and the conditions to Parent and Merger Sub’s obligation to effect the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied on the date the closing should have been consummated under the terms of the merger agreement, (ii) the Company has irrevocably confirmed by notice to Parent after the end of the marketing period that all conditions to the Company’s obligation to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or that it is willing to waive any unsatisfied conditions and (iii) the merger shall not have been consummated on the business day following the delivery of such notice; provided that the Company shall not have the right to terminate prior to the end of the business day following delivery of the notice referred to in clause (ii) above.

Termination Fees and Reimbursement of Expenses

The Company is required to pay Parent a termination fee of $48 million if:

•

the merger agreement is terminated by Parent, or by the Company prior to receipt of stockholder approval, because the board of directors of the Company shall have made a change of recommendation or entered into acquisition proposal documentation; or

•

the merger agreement is terminated by Parent or the Company for one of the reasons listed below and (i) a bona fide acquisition proposal had been made after the date of the merger agreement but prior to the termination of the merger agreement, (ii) within 12 months after the date the merger agreement is terminated, the Company enters into a definitive agreement with respect to any acquisition proposal (whether or not the acquisition proposal was the same proposal referred to in (i)) and (iii) the transactions contemplated in such agreement are thereafter consummated:

•	the merger has not been consummated on or before the end date and the stockholder meeting shall not have occurred prior to such date;

•

the merger agreement is terminated by the Company or Parent because stockholder approval was not obtained at the special stockholders meeting or at any adjournment or postponement thereof, provided that at the time of the stockholder vote, Parent’s financing commitments had not been terminated, withdrawn or rescinded without being replaced by alternative and sufficient financing commitments; or

•

the merger agreement is terminated by Parent because of an inaccuracy of any of the Company’s representations and warranties or a breach of any of the Company’s covenants or agreements set forth in the merger agreement, as more particularly described in “The Merger Agreement—Termination” above.

Notwithstanding the foregoing, the Company will be required to pay Parent a termination fee of $24 million if:

•

the merger agreement is terminated prior to the cut-off date (or, if an acquisition proposal is made less than three full business days prior to such time by an excluded party (as defined in “Summary Term Sheet—Solicitation of Acquisition Proposals”), promptly following the notice period referred to in “The Merger Agreement—Solicitation of Acquisition Proposals” above) by (x) the Company because the Board has made a change of recommendation in order to enter into a letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting an acquisition proposal with a person or group that at the time of submitting its acquisition proposal was an excluded party, or (y) Parent because the Board has made a change of recommendation and the event giving rise to the change of recommendation was the submission of an acquisition proposal by a person or group that at the time of submitting such acquisition proposal was an excluded party.

Parent is required to pay the Company a termination fee of $119 million if:

•

the merger agreement is terminated by the Company because of an inaccuracy of any of Parent’s or Merger Sub’s representations and warranties or a breach of any of the Company’s covenants or agreements set forth in the merger agreement such that the condition to the Company’s obligation to close with respect to such representations, warranties and covenants becomes incapable of being satisfied, as more particularly described in “The Merger Agreement—Termination” above; or

•

the merger agreement is terminated by the Company because (i) the marketing period has ended and the conditions to Parent and Merger Sub’s obligation to effect the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied on the date the closing should have been consummated, (ii) the Company has irrevocably confirmed by notice to Parent after the end of the marketing period that all conditions to the Company’s obligation to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or that it is willing to waive any unsatisfied conditions and (iii) the merger shall not have been consummated on the business day following the delivery of such notice.

Subject to the terms and conditions of the limited guarantee, TPG VI has irrevocably and unconditionally guaranteed the due and punctual (i) payment by Parent and/or Merger Sub to the Company of the reverse termination fee of $119 million and (ii) reimbursement by Parent of certain expenses incurred by the Company, in an aggregate amount not to exceed $2.5 million.

The Company is required to pay all documented out-of-pocket fees and expenses incurred by Parent, Merger Sub and their affiliates in connection with the transactions contemplated by the merger agreement (subject to a cap of $7 million), if:

•	the merger agreement is terminated by Parent, or by the Company prior to receipt of the stockholder approval, because the Board shall have made a change of recommendation;

•	the merger agreement is terminated by the Company or Parent because the merger agreement and the merger are not adopted by the stockholders of the Company at the stockholders meeting; or

•

the merger agreement is terminated by Parent because of an inaccuracy of any of the Company’s representations and warranties or a breach of any of the Company’s covenants or agreements set forth in the merger agreement, as more particularly described in “The Merger Agreement—Termination” above.

Expenses; Taxes

Whether or not the merger is consummated, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees and expenses, except that, if the closing of the merger does not occur, Parent and Merger Sub will reimburse and indemnify the Company for expenses incurred by the Company or its subsidiaries in connection with the cooperation of the Company, its subsidiaries and their respective representatives with respect to the arrangement of Parent’s financing of the merger. In addition, all transfer, sales and use, value added, registration, documentary, stamp and similar taxes imposed in connection with the merger agreement and the merger shall be borne by Parent.

Remedies

The Company’s right to receive the reverse termination fee (including interest thereon as provided in the merger agreement) from Parent (or TPG VI pursuant to the limited guarantee) and certain reimbursement and indemnification payments from Parent will be, subject to certain rights to equitable relief, including specific performance as described below, the sole and exclusive remedy of the Company and its subsidiaries and stockholders against Parent, Merger Sub, TPG VI, Parent’s financing sources or any of their respective former, current or future general or limited partners, equityholders, stockholders, controlling persons, management companies, members, managers, directors, officers, employees, agents, assignees or affiliates and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of the foregoing for any losses or damages suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount no such person shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

Payment of the termination fee by the Company (including interest thereon as provided in the merger agreement) in the circumstances in which such fee is payable will be the sole and exclusive remedy of Parent and Merger Sub (and the other parties described in the preceding paragraph) against the Company and its subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates for any losses or damages suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount(s), no such person will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby other than Parent’s right to receive reimbursement from the Company of its expenses under certain circumstances.

Under no circumstances will the Company be entitled to monetary damages in excess of the amount of the reverse termination fee, including interest thereon as provided in the merger agreement, and certain reimbursement and indemnification payments from Parent. While the Company may pursue both a grant of specific performance and the payment of the reverse termination fee, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance with respect to the funding of TPG VI’s equity commitment to Parent and any money damages, including all or any portion of the Parent termination fee.

The parties are entitled to an injunction or injunctions, or any other appropriate form of equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled under the merger agreement at law or in equity. However, the right of the Company to obtain an injunction, or other appropriate form of equitable relief to cause, or to cause Parent and Merger Sub to cause, the equity financing to be funded will be subject to the requirements that (i) the marketing period has ended and all conditions to the obligations of Parent and Merger Sub to effect the merger would have been satisfied if the closing were to have occurred at such time (other than those conditions that by their terms are to be satisfied by actions taken at the closing) , (ii) the debt financing (including any alternative financing that has been obtained in accordance with the merger agreement) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the closing if the equity financing is funded at the closing, and (iii) the Company has irrevocably confirmed to Parent in writing that if the equity financing and debt financing are funded, then it would take such actions that are within its control to cause the closing to occur.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time, Parent and the surviving corporation will indemnify and hold harmless (and Parent will advance expenses, including expenses incurred in connection with enforcing the indemnity and other obligations referred to in this paragraph, to) each individual who is or was a director or officer of the Company, a subsidiary of the Company or any of their respective predecessors with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), arising out of, in whole or in part, (i) the fact that such person was a director or officer of the Company or a subsidiary of the Company or (ii) acts or omissions by such person in his or her capacity as a director, officer, employee or agent of the Company or a subsidiary of the Company or taken at the request of the Company or a subsidiary of the Company (including in connection with serving at the request of the Company or a subsidiary of the Company as a director, officer, employee, agent, trustee or fiduciary of any other entity, including any employee benefit plan), at or at any time prior to the effective time, to the fullest extent permitted under applicable law, and will assume all obligations of the Company and its subsidiaries in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time by (and rights to advancement of expenses to) any person who is or prior to the effective time becomes, or at any time prior to the date of the merger agreement has been, a director, officer or employee (including as a fiduciary with respect to an employee benefit plan) of the Company, any subsidiary of the Company or any of their respective predecessors, in each case as provided in the Company’s organizational documents, the organizational documents of a Company subsidiary or any indemnification agreement currently in effect between the Company or a subsidiary and such indemnified party. Parent shall ensure that such rights are not amended, repealed or otherwise modified in any manner that would adversely affect any right of any indemnified party for a period from the effective time through the date as of which a claim for indemnification (and advancement of expenses) becomes barred by the relevant statute of limitations.

Prior to the effective time, the Company will purchase a six-year prepaid “tail policy” with respect to its directors’ and officers’ liability and fiduciary liability insurance policies covering each director, officer and employee of the Company, the subsidiaries of the Company and their respective predecessors for acts and omissions occurring at or prior to the effective time (including the approval of the merger agreement and the consummation of the merger), on terms and subject to conditions that are, individually and in the aggregate, no less favorable to the covered persons than those contained in the Company’s policies in effect as of the date of the merger agreement. Parent shall ensure that the surviving corporation maintains in full force and effect such “tail” policies for their full term, and honor all obligations thereunder.

The directors, officers and employees covered by the foregoing provisions will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Access

Subject to certain exceptions and subject to a confidentiality agreement entered into by the Company and Parent, the Company and its subsidiaries will afford authorized representatives of Parent and representatives of potential sources of debt financing reasonable access during normal business hours to the Company’s and its subsidiaries’ officers, employees, agents, properties, books, contracts and records and will make available to Parent all other material information concerning its business, properties and personnel, as Parent may reasonably request.

Modification or Amendment

At any time prior to the effective time, the merger agreement may be amended in any and all respects by written agreement of the Company, Parent and Merger Sub by action taken or authorized by their respective boards of directors. However, following the receipt of stockholder approval, the parties may not amend the provisions of the merger agreement in such a manner that, by law or by the rules of a relevant stock exchange, would require further approval by the stockholders of the Company.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the persons who are known by us to own beneficially more than 5% of our common stock, based solely upon filings made by such persons with the SEC as of August 24, 2012, on Schedule 13G (and any amendment(s) thereto) pursuant to Section 13(d) or (g) of the Exchange Act and, where believed by us to foster the accuracy of such information, upon filings made by such persons as of March 23, 2012, on Schedule 13F pursuant to Section 13(f) of the Exchange Act. Pursuant to rules promulgated under the Exchange Act, a person is deemed to be a beneficial owner of an equity security if such person has or shares the power to vote or to direct the voting of such security or to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. In general, a person is deemed to be a beneficial owner of any equity security that such person has the right to acquire within 60 days of a determination date. The fully diluted ownership of the Company after the effective time is described under the section captioned “The Merger—Certain Effects of the Merger”.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)	Percent of Common Stock
BlackRock, Inc.(2)	3,142,228	8.61%
Lord, Abbett & Co. LLC(3)	2,586,954	7.09%
Vanguard Group, Inc.(4)	2,118,046	5.80%
LSV Asset Management(5)	2,091,520	5.73%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2)	The business address of BlackRock Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock (a) is a parent holding company or control person, (b) has sole voting and dispositive power over 3,142,228 shares, and (c) does not share voting or dispositive power on any of the shares.
(3)	The business address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302. Lord, Abbett, an investment adviser, is the beneficial owner of the shares on behalf of its investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Lord, Abbett has sole voting power of 2,323,554 shares and sole dispositive power of 2,586,954 shares.
(4)	The business address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has sole dispositive power of 2,066,360 shares, and shares power to vote, dispose or direct the disposition of 51,686 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 51,686 shares, or 0.14%, as a result of its serving as investment manager of collective trust accounts. Vanguard Fiduciary Trust Company directs the voting of the 51,686 shares.
(5)	The business address of LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606. LSV Asset Management is an investment adviser and has sole voting power and sole dispositive power of 2,091,520 shares.

Security Ownership of Directors and Management

The following table sets forth, as of August 24, 2012, the beneficial ownership of our common stock by: (i) our current directors, (ii) each of our named executive officers (as listed in our definitive proxy statement dated March 29, 2012), and (iii) all of our current directors and current named executive officers as a group. The following table has been compiled based solely upon the information furnished to us by the foregoing persons. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. In general, a person is deemed to be a beneficial owner of any equity security that such person has the right to acquire within 60 days of a determination date. Percentages are based on 36,852,565 shares of our common stock outstanding as of August 24, 2012.

Name of Beneficial Owner	Shares Owned		Exercisable Stock Options		Restricted Stock(1)		Deferred/ Restricted Stock Units(2)		Total		Percentage of Class
Patrick G. LePore(3)(4)	203,912	(6)	315,999		25,880		2,500	(5)	548,291	(6)	1.5%
Thomas J. Haughey(4)	57,561		116,314		12,987		—	(5)	186,862		*
Joseph E. Smith(3)	70,000		20,000		—		58,619		148,619		*
Paul V. Campanelli(4)	33,481		109,128		12,536		—	(5)	155,145		*
Stephen O. Montalto(4)	29,934	(7)	78,233	(7)	20,408	(7)	—		128,575	(7)	*
Michael A. Tropiano(4)	24,493		57,140		32,757		—		114,390		*
Peter S. Knight(3)	3,500		45,000		—		49,056		97,556		*
Ronald M. Nordmann(3)	4,000		45,000		—		28,254		77,254		*
John A. MacPhee(4)(8)	—		54,159		—		—		54,159		*
Melvin A. Sharoky(3)	—		5,000		—		36,475		41,475		*
Thomas P. Rice(3)	—		—		—		13,523		13,523		*
Patrick J. Zenner(3)	—		—		—		6,582		6,582		*

All current directors and current executive officers as a group (10 persons)(9)	426,881		845,973		104,568		195,009		1,572,431		4.3%

*	Less than 1%.
(1)	Holders of restricted shares of common stock granted under our performance equity plan have current voting rights, even though such shares may not vest on or before August 24, 2012.
(2)	Deferred/Restricted Stock Units issued under the directors’ stock and deferred fee plan are credited to each director’s stock account and are not issued or otherwise distributed as actual shares of common stock to the director until the director’s retirement from the Board. Directors do not have voting rights with respect to the units until the actual shares are distributed, even though such units may be vested on or before August 24, 2012. Does not include 3,816 Restricted Stock Units granted to each non-employee director, which have not yet vested (namely, Messrs. Smith, Knight, Nordmann, Sharoky, Rice and Zenner).
(3)	A current director.
(4)	A named executive officer.
(5)	Does not include Restricted Stock Units and/or Performance Share Units, which have not yet vested: Mr. LePore—50,629; Mr. Haughey—50,876; and Mr. Campanelli—50,876.
(6)	Includes 15,000 shares held by Park Street Investors, L.P., a Delaware limited partnership. The General Partner of Park Street Investors, L.P. is Park Street Investment Corporation (“PSIC”), a Delaware corporation, of which Mr. LePore and his spouse are officers and directors, and together they own a majority of the outstanding stock of PSIC. Also includes 23,000 shares held by the Patrick LePore Revocable Trust of 2002, of which Mr. LePore is the Grantor, Trustee and beneficiary.
(7)	Includes shares of common stock, exercisable stock options and restricted stock held by Mr. Montalto’s spouse, who is an employee of Par Pharmaceutical, Inc.
(8)	Mr. MacPhee is no longer employed by the Company.
(9)	Includes Messrs. LePore, Smith, Haughey, Campanelli, Montalto, Knight, Tropiano, Nordmann, Sharoky, Rice and Zenner.

For the purposes of the above table, the business address of each of our directors and named executive officers is c/o Par Pharmaceutical Companies, Inc., 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

APPRAISAL RIGHTS

If you do not vote for the adoption of the merger agreement at the special meeting of stockholders, make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of shares of Company common stock must follow the steps summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL and the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. All references in Section 262 of the DGCL and this summary to “stockholder” are to the record holder of shares of Company common stock. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of shares of Company common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid on the amount determined to be the fair value.

Under Section 262 of the DGCL, when a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of Company common stock and Section 262 of the DGCL is attached to this proxy statement as Annex C and incorporated herein by reference. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

If you wish to exercise appraisal rights in accordance with Section 262 of the DGCL, you must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of Company common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone or the Internet, without abstaining or expressly directing that your shares of Company common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights with respect to shares represented by the proxy because such shares will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of Company common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person, or submitting a proxy by telephone or the Internet, in favor of the proposal to adopt the merger agreement or check either the “against” or the “abstain” box next to the proposal on such card or vote in person or by submitting a proxy by telephone or the Internet against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of Company common stock is entitled to assert appraisal rights for such shares of Company common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates, or in the case of uncertificated shares, as the holder’s name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a broker, dealer, commercial bank, trust company or other nominee, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it, he or she is acting as agent for such owner or owners.

A record holder such as a broker, dealer, commercial bank, trust company or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in an account with a broker, dealer, commercial bank, trust company or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, dealer, commercial bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares of Company common stock must be mailed or delivered to: Par Pharmaceutical Companies, Inc., Attn: Corporate Secretary, 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677, or should be delivered to the Corporate Secretary at the special meeting, prior to the vote on the adoption of the merger agreement.

Within 10 days after the effective time, we will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement of the effective time of the merger. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all such stockholders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by us or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of Company common stock held either in a broker, dealer, commercial bank, trust company or other nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal rights of their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court of Chancery shall take into account all relevant factors. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the per share merger consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the per share merger consideration payable in the merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining “fair value” of shares, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

The Court of Chancery will direct the payment of the fair value of the shares of Company common stock, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. The Court of Chancery will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of Company common stock have been appraised. The costs of the action (which do not include attorneys’ fees or expert fees or expenses) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. The Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Court of Chancery and such approval may be conditioned on such terms as the Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the per share merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the merger.

If you properly demand appraisal of your shares of Company common stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of Company common stock will be converted into the right to receive the per share merger consideration. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal as described above. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time will require our written approval.

If you desire to exercise your appraisal rights in accordance with Section 262 of the DGCL, you must not vote for adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MARKET PRICE AND DIVIDEND INFORMATION

The Company’s common stock is currently publicly traded on the NYSE under the symbol “PRX.” The following table sets forth the high and low sales prices per common share on the NYSE for the periods indicated.

Fiscal Year	High	Low
2010:
First Quarter	$27.91	$23.09
Second Quarter	$29.00	$24.51
Third Quarter	$29.42	$25.58
Fourth Quarter	$39.57	$28.99

2011:
First Quarter	$39.02	$28.60
Second Quarter	$35.72	$31.14
Third Quarter	$34.90	$24.85
Fourth Quarter	$33.70	$25.74

2012:
First Quarter	$39.42	$31.70
Second Quarter	$42.80	$32.31
Third Quarter (through August 24, 2012)	$52.33	$35.16

The Company has not paid dividends in the last two years. Accordingly, we do not expect to declare or pay any further dividends prior to the merger and, under the terms of the merger agreement, are prohibited from so doing.

On July 13, 2012, the last full trading day prior to the public announcement of the terms of the merger, the reported closing sales price per common share on the NYSE was $36.58 per common share. The $50.00 per share to be paid for each Company common share in the merger represents a premium of approximately 37% to the closing price on July 13, 2012. On August 24, 2012, the closing price per share was $49.88. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

As of the close of business on August 24, 2012, there were 1,383 record holders of shares of Company common stock.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In accordance with the Company’s Bylaws and Rules 14a-4(c) and 14a-5(e) under the Exchange Act, the Company hereby notifies its stockholders that, as of the date of this proxy statement, the Board knows of no other matters that may be presented for consideration at the special meeting. However, if any other matter is presented properly for consideration and action at the meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Any proposal that is intended to be presented by any stockholder for action at the 2013 Annual Meeting of Stockholders must be received in writing by the Company’s Secretary, at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677, no later than December 4, 2012, in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2013 meeting. Advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, the Company’s Secretary at the address listed above, not less than 20 nor more than 60 days prior to the 2013 meeting date; however, in the event that less than 30 days’ prior notice or public disclosure of the 2013 meeting date is given or made to the Company’s stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made.

The Company hereby further notifies its stockholders that if it does not receive written notice by February 18, 2013, of a matter proposed to be submitted for the Company’s stockholders’ vote at the 2013 annual meeting of stockholders, proxies received by members of the Company’s management for such meeting may be voted, at the discretion of such management members, on any matter(s) that properly come from such meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such meeting.

If the merger is completed, the Company does not expect to hold its 2013 annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors Relations” section of our website at www.parpharm.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•	our proxy statement filed on March 30, 2012; and

•	our Current Reports on Form 8-K filed on August 27, 2012, July 16, 2012, May 21, 2012 and February 2, 2012.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to Par Pharmaceutical Companies, Inc., 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677, Attention: Corporate Secretary, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

Presentation of Comprehensive Income

The Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This amendment of the Accounting Standards Codification (“ASC”) allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments to the ASC in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. This ASU must be applied retrospectively. The amendments to the ASC in this ASU were effective for us for fiscal years and interim periods within those years, beginning after December 15, 2011. We adopted this standard as of January 1, 2012 and presented net income and other comprehensive income in two separate statements in our Quarterly Report on Form 10-Q as of March 31, 2012 and our Quarterly Report on Form 10-Q as of June 30, 2012. The table below reflects the retrospective application of this guidance for each of the three years ended December 31, 2011. The retrospective application did not have a material impact on our financial condition or results of operations.

By including the table below to reflect the impact of the adoption of ASU 2011-05 on previously issued financial statements, we may incorporate these financial statements by reference into this proxy statement. The information in the table below was previously included on the Consolidated Statements of Stockholders’ Equity and in the Notes to Consolidated Financial Statements that were part of the financial statements included in our 2011 Annual Report on Form 10-K filed on February 28, 2012. The table below is intended to reflect the separate presentation of the Consolidated Statements of Comprehensive (Loss) Income that would have followed our Consolidated Statements of Operations in our 2011 Annual Report on Form 10-K had ASU 2011-05 been effective as of that period. The table below does not change or update any disclosures contained in our 2011 Annual Report on Form 10-K. The table below should be read in conjunction with our 2011 Annual Report on Form 10-K and our subsequent filings with the SEC, including our Quarterly Report on Form 10-Q filed on May 8, 2012 and our Quarterly Report on Form 10-Q filed on August 2, 2012.

PAR PHARMACEUTICAL COMPANIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(In Thousands)

	For the Years Ended December 31,
	2011	2010	2009
Net (loss) income	($26,145)	$92,731	$76,928

Other comprehensive (loss) income:
Unrealized (loss) gain on marketable securities, net of tax	(124)	(160)	201
Less: reclassification adjustment for net (gains) losses included in net income, net of tax	—	(60)	34

Total other comprehensive (loss) income	(124)	(220)	235

Comprehensive (loss) income	($26,269)	$92,511	$77,163

EXECUTION VERSION

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and between

PAR PHARMACEUTICAL COMPANIES, INC.,

on the one hand,

and

SKY GROWTH HOLDINGS CORPORATION

and

SKY GROWTH ACQUISITION CORPORATION,

on the other hand

Dated as of July 14, 2012

A-i

(continued)

A-ii

(continued)

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of July 14, 2012 (as amended, supplemented or otherwise modified from time to time, and together with all exhibits and schedules hereto, this “Agreement”), is entered into by and among Par Pharmaceutical Companies, Inc., a Delaware corporation (the “Company”), Sky Growth Holdings Corporation, a Delaware corporation (“Parent”), and Sky Growth Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Company, Parent and Merger Sub may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Parties intend that Merger Sub will be merged with and into the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of each of the Company and Merger Sub has approved and declared advisable the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent has delivered to the Company the Guarantee of Sponsor (each as defined below), pursuant to which Sponsor has guaranteed certain obligations of Parent and Merger Sub under this Agreement;

WHEREAS, Parent has adopted this Agreement and approved the transactions contemplated hereby as the parent and sole stockholder of Merger Sub; and

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement the following terms have the following respective meanings:

“2004 Performance Equity Plan” means the Company’s 2004 Performance Equity Plan (Amended and Restated, as of May 24, 2005).

“Acceptable Confidentiality Agreement” means a confidentiality agreement with terms no less favorable to the Company in any substantive respect than those contained in the Confidentiality Agreement; provided that such confidentiality agreement shall expressly provide that compliance by the Company with any provision of this Agreement (including Section 7.6) is not prohibited.

“Acquisition Proposal” means, with respect to the Company, any offer, inquiry or proposal relating to any transaction or series of related transactions involving: (a) any acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of greater than 25% of the outstanding capital stock of the Company , or any tender offer or exchange offer that, if consummated, would result in any Person or group beneficially owning greater than 25% of the outstanding capital stock of the Company; (b) any sale, lease (other than in the ordinary course of business consistent with past practice), exchange, transfer, license (other than in the ordinary course of business consistent with past practice) or other disposition of 25% or more (based on the fair market value thereof) of the assets (including through the acquisition of Subsidiaries owning such assets) of the Company and all of its Subsidiaries, taken as a whole; or (c) any merger, consolidation, business combination, equity purchase, recapitalization or similar transaction involving the Company or any of its Subsidiaries that would result in the effect of (a) or (b) (provided, however, that the transactions between Parent and the Company contemplated by this Agreement shall not be deemed an Acquisition Proposal).

“Acquisition Proposal Documentation” has the meaning set forth in Section 7.6(e).

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such first Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Business Day” means any day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Capitalization Date” has the meaning set forth in Section 4.3(a).

“Certificate” means a certificate that, immediately prior to the Effective Time, represents shares of Company Common Stock.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Change of Recommendation” has the meaning set forth in Section 7.6(e).

“Claim” means any threatened, asserted, pending or completed Legal Proceeding, whether instituted by the Company, any Governmental Entity or any other Person, whether civil, criminal, administrative, investigative or otherwise, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to an Indemnified Party’s duties or services as a director, officer, trustee, employee, agent, or fiduciary of the Company, any of its Subsidiaries, any employee benefit plan maintained by any of the foregoing at or prior to the Effective Time and any other Person at the request the Company or any of its Subsidiaries.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Closing DSU Consideration” has the meaning set forth in Section 2.10(e).

“Closing Equity Award Consideration” means (a) the aggregate Closing Option Consideration; (b) the Closing PSU Consideration, (c) the Closing RSU Consideration, and (d) the Closing DSU Consideration, in each case that may be payable to a Company Equity Award Holder pursuant to and in accordance with the terms of this Agreement.

“Closing Option Consideration” means, with respect to a holder of Company Options, an amount in cash equal to (a) (i) the Merger Consideration minus (ii) the exercise price per share attributable to such Company Option, multiplied by (b) the total number of Shares issuable upon exercise in full of such Company Option; the product of (a) and (b) rounded to the nearest whole cent and computed after aggregating cash amounts for all shares of Company Options held by such Company Optionholder immediately prior to the Effective Time.

“Closing PSU Consideration” has the meaning set forth in Section 2.10(b).

“Closing RSU Consideration” has the meaning set forth in Section 2.10(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plan” means any material employee benefit plan as defined in Section 3(3) of ERISA, and all other material bonus, stock option, stock appreciation right, stock purchase, restricted stock, stock unit, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, change-in-control, employment or other service agreement, arrangement, plan, policy or program with or covering any current or former employee, officer, director, consultant or other service provider and any other benefit plan, program, policy, agreement or arrangement with respect to which the Company or any of its Subsidiaries currently has any material obligation or material liability that is currently being maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director, consultant or other service provider of the Company or any of its Subsidiaries, other than any such benefit plans, programs, arrangements, contracts or agreements maintained outside of the United States the terms of which are prescribed by applicable Law.

“Company Board” means the Board of Directors of the Company.

“Company By-Laws” has the meaning set forth in Section 2.6.

“Company Charter” has the meaning set forth in Section 2.5.

“Company Common Stock” means issued and outstanding shares of common stock, par value $0.01 per share, of the Company, whether or not subject to any purchase right in favor of the Company or other restrictions.

“Company Disclosure Letter” means the letter, dated as of the date of this Agreement, from the Company to Parent and Merger Sub and delivered to Parent concurrently herewith, which Company Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Agreement.

“Company Equity Award” means any of the following: (a) a Company Option; (b) a Company RSU; (c) a Company PSU; (d) a Director Stock Unit; (e) a Company Restricted Share; or (f) an option under the Company ESPP.

“Company Equity Award Holder” means a holder of a Company Equity Award.

“Company Equity Plan” means the 2004 Performance Equity Plan, the Company’s 2012 Omnibus Incentive Plan, the Company’s 2001 Performance Equity Plan, the Company’s Amended and Restated 1997 Directors’ Stock and Deferred Fee Plan and the Company’s 1997 Directors’ Stock Option Plan.

“Company ESPP” means the 1989 Employee Stock Purchase Program of the Company, as amended and restated effective January 1, 2008.

“Company Financial Advisor” has the meaning set forth in Section 4.4(b).

“Company Intellectual Property” has the meaning set forth in Section 4.14.

“Company Material Adverse Effect” means, with respect to the Company, an effect, event, development, fact, circumstance, occurrence or change that (i) would or would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement or (ii) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, solely with respect to clause (ii) above, that none of the following, and no effect, change, event, development, fact, circumstance or occurrence arising out of, or resulting from, any of the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Company Material Adverse Effect has occurred or may occur: (a) changes in the market price or trading volume of Company Common Stock; (b) changes in conditions in the U.S., foreign or global economy or capital or financial markets generally, including changes in interest or exchange rates; (c) changes in general legal, tax, regulatory, political or business conditions in the countries in which the Company or any of its Subsidiaries does business; (d) general market or economic conditions in the industries in which the Company or any of its Subsidiaries participates; (e) changes in Law or GAAP, or the interpretation thereof, after the date hereof; (f) the negotiation, execution, announcement, pendency or performance of or compliance with (other than the performance of, or compliance with, the Company’s or any Company Subsidiary’s obligations under Section 6.1; provided that this parenthetical shall not apply with respect to (x) any action taken by the Company or its Subsidiaries that is described in Section 6.1 that was taken at Parent’s written request or upon Parent’s advance written consent or (y) the failure by the Company or its Subsidiaries to take any action that is prohibited by this Agreement to the extent Parent fails to give its consent thereto after a written request therefore pursuant to Section 6.1) the terms of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, vendors, licensors, licensees, lenders, investors or employees and including any Legal Proceeding made, brought or threatened by or on behalf of any Company Stockholder arising out of or related to this Agreement or any of the transactions contemplated hereby (provided that the provisions of this clause (f) shall not apply to the representations and warranties set forth in Section 4.5); (g) acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (h) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, floods, or other natural disasters; (i) changes in any analyst’s recommendation, any financial strength or credit rating or any other recommendation or rating as to the Company or any of its Subsidiaries (including, in and of itself, any failure to meet analyst projections); (j) the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target, as well as any change, in and of itself, by the Company in any expected or projected financial or operating performance target as compared with any target; (k) any Legal Proceeding or Order the basis for which is a claim for patent infringement related to the submission of Abbreviated New Drug Application number 078966 to the FDA (l) the investigation by the Department of Justice regarding the Company’s marketing of Megace® ES; (m) any action by Parent or any of its Affiliates, or the omission of an action that was required to be taken by Parent or any of its Affiliates pursuant to the terms of this Agreement; (n) any change resulting or arising from the identity of Parent, Merger Sub or any of their respective affiliates; or (o) any action taken by the Company or any Company Subsidiary required by this Agreement or with the written consent of Parent or Merger Sub; provided, however, that effects, events, developments, facts, circumstances, occurrences or changes referred to in clauses (b), (c), (d), (e), (g) and (h) above may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent such effects, events, developments, facts, circumstances, occurrences or changes have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company or any such Subsidiary participates, in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been or may be a Company Material Adverse Effect. For the avoidance of doubt, any underlying effect, event, development, fact, circumstance, occurrence or change which results in the effect of (a), (i) or (j) (if not otherwise falling within any of the exceptions provided in clauses (b), (c), (d), (e), (f), (g), (h), (k), (l), (m), (n) and (o) hereof) may constitute or be taken into account, individually or in the aggregate, in determining whether a Company Material Adverse Effect has occurred or may occur.

“Company Option” means an option to purchase shares of Company Common Stock issued under a Company Equity Plan.

“Company Optionholder” means a holder of Company Options.

“Company PSU” means a restricted share unit payable in Shares or whose value is determined with reference to the value of Shares issued under a Company Equity Plan that is subject to vesting or other provisions that are wholly or partially dependent on the achievement of performance goals or objectives.

“Company Recommendation” has the meaning set forth in Section 7.1(d).

“Company Required Vote” has the meaning set forth in Section 4.4(a).

“Company Restricted Share” means a Share issued subject to vesting or other lapse restrictions under a Company Equity Plan.

“Company RSU” means a restricted share unit payable in Shares or whose value is determined with reference to the value of Shares issued under a Company Equity Plan that is, or at the time of grant was, subject to vesting without regard to the achievement of performance goals or objectives, other than any such restricted share unit issued under the Company’s 1997 Directors’ Stock and Deferred Fee Plan or pursuant to Article 8 of the Company’s 2012 Omnibus Incentive Plan.

“Company SEC Reports” means any and all reports, schedules, forms, statements and other documents filed with, or furnished to, the SEC by the Company.

“Company Stockholder” means any beneficial and record holder of Company Common Stock as of immediately prior to the Effective Time.

“Company Stockholder Meeting” has the meaning set forth in Section 7.1(d).

“Company Subsidiary” means a Subsidiary of the Company.

“Company Termination Fee” has the meaning set forth in Section 9.3(a).

“Compliant” means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading, (ii) such Required Information is compliant in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act (excluding information required by Regulation S-X Rule 3-09, Rule 3-10 and Rule 3-16 and Item 402(b) of Regulation S-K) for offerings of debt securities on a registration statement on Form S-1 (other than provisions for which compliance is not customary in a Rule 144A offering of high-yield debt securities), (iii) the Company’s auditors have not withdrawn any audit opinion with respect to any financial statements contained in the Required Information, (iv) any interim quarterly financial statements included in such Required Information have been reviewed by the Company’s independent auditors as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722, (v) the Company’s auditors have delivered drafts of customary comfort letters, including customary negative assurance comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the Offering Documents, and such auditors have confirmed they are prepared to issue any such comfort letter upon pricing throughout the Marketing Period and (vi) the financial statements and other financial information (excluding information required by Regulation S-X Rule 3-09, Rule 3-10 and Rule 3-16 and Item 402(b) of Regulation S-K) included in such Required Information are, and remain throughout the Marketing Period, sufficient to permit (A) a registration statement on Form S-1 using such financial statements and financial information to be declared effective by the SEC throughout and on each day during the Marketing Period and (B) the Financing Sources (including underwriters, placement agents or initial purchasers) to receive customary comfort letters, including customary negative assurance comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the Offering Documents, in order to consummate any offering of debt securities on any day of the Marketing Period, subject to the completion by such accountants of customary procedures relating thereto.

“Confidentiality Agreement” has the meaning set forth in Section 7.2(b).

“Consents” has the meaning set forth in Section 7.3(b).

“Continuing Employees” has the meaning set forth in Section 7.4(a).

“Contract” means any written agreement, contract, purchase order, sales order or other legally binding commitment or other arrangement.

“Credit Agreement” means the Credit Agreement, dated as of November 17, 2011, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association and PNC Bank National Association as Co-Syndication Agents, DNB NOR Bank ASA and SunTrust Bank as Co-Documentation Agents, and J.P. Morgan Securities LLC, U.S. Bank National Association and PNC Bank Capital Markets LLC as Joint Lead Arrangers.

“Cut-off Date” has the meaning set forth in Section 7.6(b).

“D&O Indemnified Party” has the meaning set forth in Section 7.5(b).

“Damages” means losses, costs, damages, liabilities, Taxes, claims, suits, proceedings, judgments and amounts paid in settlement.

“DEA” means the U.S. Drug Enforcement Administration.

“Debt Financing” has the meaning set forth in Section 5.7.

“Debt Financing Commitment” has the meaning set forth in Section 5.7.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Director Stock Unit” means a restricted share unit or deferred share unit, in each case, payable in Shares or whose value is determined with reference to the value of Shares issued under either the Company’s 1997 Directors’ Stock and Deferred Fee Plan or pursuant to Article 8 of the Company’s 2012 Omnibus Incentive Plan that is, or at the time of grant was, subject to vesting without regard to the achievement of performance goals or objectives or fully vested at the time of grant.

“Dissenting Shares” has the meaning set forth in Section 2.9(b).

“Divestiture Action” has the meaning set forth in Section 7.3(c).

“DOJ” means the U.S. Department of Justice, including the Antitrust Division thereof.

“Effective Time” has the meaning set forth in Section 2.2.

“End Date” has the meaning set forth in Section 9.1(c).

“Environmental Law” means any Law relating to pollution or the protection of the environment or natural resources.

“Equity Financing” has the meaning set forth in Section 5.7.

“Equity Financing Commitment” has the meaning set forth in Section 5.7.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that would be considered a single employer with the Company or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Fund” has the meaning set forth in Section 3.1.

“Excluded Party” means any Person or group of Persons from whom the Company, any of its Subsidiaries or any of its or their respective Representatives receives a written Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date that the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes or could reasonably be expected to lead to a Superior Proposal.

“Excluded Shares” has the meaning set forth in Section 2.9(c).

“Fairness Opinion” has the meaning set forth in Section 4.4(b).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration.

“Filed SEC Documents” has the meaning set forth in Article IV.

“Final Investment Date” has the meaning set forth in Section 2.10(f).

“Financing” has the meaning set forth in Section 5.7.

“Financing Commitments” has the meaning set forth in Section 5.7.

“Financing Sources” has the meaning set forth in Section 5.7.

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any applicable foreign, federal or state court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization of competent jurisdiction.

“Guarantee” has the meaning set forth in Section 5.8.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person: (a) for borrowed money (including obligations in respect of drawings under overdraft facilities), (b) evidenced by notes, bonds, debentures or similar contracts or agreements, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice), (d) under capital leases (in accordance with GAAP), (e) in respect of outstanding letters of credit and bankers’ acceptances or (f) for contracts or agreements relating to interest rate or currency rate protection, swap agreements, collar agreements and similar hedging agreements.

“Indemnified Party” has the meaning set forth in Section 7.5(a).

“Intellectual Property” means (a) patents, patent applications and invention registrations of any type, (b) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof and (d) confidential and proprietary information, including trade secrets and know-how.

“IRS” means the United States Internal Revenue Service and any successor thereto.

“Knowledge of Parent” or words of similar import means the actual knowledge of the individuals named in Section 1.1(a) of the Company Disclosure Letter.

“Knowledge of the Company” or words of similar import means the actual knowledge of the individuals named in Section 1.1(b) of the Company Disclosure Letter.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule or regulation.

“Lease” has the meaning set forth in Section 4.19(b).

“Leased Facility” has the meaning set forth in Section 4.19(b).

“Legal Proceeding” means any lawsuit, judicial or administrative proceeding, arbitration, prosecution, formal investigation, demand letter, warning letter or notice of violation, in each case by, from or before a Governmental Entity.

“Lenders” has the meaning set forth in Section 5.7.

“Lien” means any lien, mortgage, pledge, security interest, deed of trust, hypothecation, transfer restriction or other encumbrance.

“Marketing Period” means the first period of 17 consecutive Business Days after the date of this Agreement throughout which (i) Parent shall have all of the Required Information and such Required Information is Compliant; provided, that if the Company shall in good faith reasonably believe it has provided the Required Information and such Required Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with clause (i) above unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information or that the Required Information is not Compliant and, within two Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered or is not Compliant) and (ii) the conditions set forth in Sections 8.1 and 8.2 shall be satisfied or waived (other than (x) the condition set forth in Section 8.1(a), which must be satisfied no later than four Business Days prior to the end of the Marketing Period and (y) those conditions that by their nature can only be satisfied at the Closing) and nothing shall have occurred and no condition shall exist that would cause any of such conditions to fail to be satisfied assuming that the Closing Date were to be scheduled for any time during such 17 consecutive Business Day period; provided, that the Marketing Period shall commence no earlier than September 4, 2012; provided further that the Marketing Period shall end on any earlier date on which the full amount of all Debt Financing is funded. Notwithstanding anything to the contrary in this definition, the “Marketing Period” shall not commence and shall be deemed not to have commenced (A) prior to the mailing of the Proxy Statement or (B) if on or prior to the completion of such 17 consecutive Business Day period, (x) the Company has publicly announced its intention to, or determines that it must, restate any material historical financial statements or material financial information included in the Required Information or any such restatement is under consideration, in which case, the Marketing Period shall not commence unless and until such restatement has been completed, the applicable Required Information has been amended and updated, and the requirements in clauses (i) and (ii) above would be satisfied throughout and on the last day of such new 17 consecutive Business Day period, (y) any Required Information would not be Compliant at any time during such 17 consecutive Business Day period (it being understood that if any Required Information provided at the initiation of the Marketing Period ceases to be Compliant during such 17 consecutive Business Day period, then the Marketing Period shall be deemed not to have commenced), or (z) the Company shall have failed to file any report with the SEC by the date required under the Exchange Act containing any financial information that would be required to be contained in the Required Information or incorporated therein by reference unless and until all such reports have been filed, the applicable Required Information has been amended and updated, and the requirements in clauses (i) and (ii) above would be satisfied throughout and on the last day of such new 17 consecutive Business Day period; provided, that it is understood that if the condition contained in clause (x) of the parenthetical to clause (ii) above is not satisfied as of the date set forth in such clause, the Marketing Period shall not recommence but shall continue, subject to the other provisions of this sentence, until the fourth Business Day after the condition set forth in Section 8.1(a) is satisfied.

“Material Contract” has the meaning set forth in Section 4.17.

“Merger” means the merger of Merger Sub with and into the Company on the terms set forth in this Agreement.

“Merger Consideration” has the meaning set forth in Section 2.9(c).

“Merger Sub” has the meaning set forth in the Preamble.

“Most Recent Balance Sheet” means the Company’s most recent consolidated balance sheet included in the Company SEC Reports as of the date of this Agreement.

“No-Shop Period Start Date” has the meaning set forth in Section 7.6(a).

“NYSE” has the meaning set forth in Section 4.5(b).

“Offering Documents” has the meaning set forth in Section 7.10(f).

“Order” means any order, writ, injunction, judgment or decree of any Governmental Entity.

“Parent” has the meaning set forth in the Preamble.

“Parent Material Adverse Effect” means any effect, event, development or change that would reasonably be expected to prevent, or materially impede or delay, Parent or Merger Sub from consummating the Merger or any of the other transactions contemplated by this Agreement.

“Parent Plans” has the meaning set forth in Section 7.4(a).

“Parent Related Parties” has the meaning set forth in Section 10.9(b)(i).

“Parent Termination Fee” has the meaning set forth in Section 9.3(b).

“Party” and “Parties” have the respective meanings set forth in the Preamble.

“Paying Agent” has the meaning set forth in Section 3.1.

“Permit” means any approval, permit, license, certificate, franchise, registration or other authorization issued, granted or given by any Governmental Entity or pursuant to any Law, including the Regulatory Approval(s).

“Permitted Lien” means any (a) Lien publicly disclosed in the Filed SEC Documents filed prior to the date hereof; (b) Lien disclosed in Section 1.2 of the Company Disclosure Letter; (c) Lien for Taxes not yet due and payable, or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (d) encumbrance or imperfection of title, if any, that is not, individually or in the aggregate, material in amount or does not, individually or in the aggregate, materially detract from the value, marketability or utility of the properties to which it relates and does not materially interfere with the present or proposed use of such properties or otherwise materially impair the operation of such properties; (e) Lien imposed or promulgated by Laws with respect to real property and improvements, including zoning, planning, entitlement and other land use and environmental regulations promulgated by Governmental Entities; (f) mechanics’, carriers’, workmen’s, repairmen’s and similar statutory or common law Liens incurred in the ordinary course of business; (g) title of a lessor under a capital or operating lease; (h) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws, social security Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business; (i) licenses granted to third parties in the ordinary course of business by the Company or its Subsidiaries; and (j) Liens discharged at or prior to the Effective Time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity, including a Governmental Entity.

“Proxy Statement” has the meaning set forth in Section 4.13.

“Real Estate” has the meaning set forth in Section 4.19(a).

“Regulatory Approval(s)” means the respective authorizations, approvals, permits, licenses, certificates, registrations, applications, clearances, consents, qualifications and other rights held by or for the benefit of the Company or any Company Subsidiary from the FDA, DEA and all other applicable Governmental Entities to research, develop, manufacture, distribute, store, transport, market and sell its products.

“Reporting Date” means March 30, 2012.

“Representatives” of a Person means such Person’s officers, directors, financial advisors, attorneys, accountants, agents and other representatives.

“Required Information” has the meaning set forth in Section 7.10(f).

“Rights Plan” means the Company’s Rights Agreement, dated as of October 27, 2004, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

“SEC” has the meaning set forth in Section 4.7(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means the outstanding shares of Company Common Stock.

“Solvent,” with respect to any Person, means that, as of any date of determination, (a) the amount of “fair saleable value” of the assets of such Person will, as of such date, exceed the value of “all liabilities of such Person, including contingent and other liabilities” as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of insolvency of debtors, (b) following such date, such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due; and (c) such Person will be able to pay its liabilities, including contingent liabilities, as they mature.

“Sponsor” means TPG Partners VI, L.P.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or any other entity that is consolidated with such Person for financial reporting purposes.

“Superior Proposal” means a bona fide written Acquisition Proposal the terms of which the Company Board or any committee thereof determines in good faith (after consultation with its financial advisors and legal counsel) is (A) more favorable to the holders of Company Common Stock than those set forth in this Agreement (taking into account any revisions to the terms of the Agreement proposed by Parent in response to such proposal or otherwise) and (B) reasonably likely to be consummated in accordance with its terms, taking into account any legal, financial, regulatory or other aspects of the proposal, including the Person or group making the Acquisition Proposal and any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms. For purposes of this definition, the references in the definition of “Acquisition Proposal” to 25% shall be deemed to be 50%.

“Surviving Company” has the meaning set forth in Section 2.1.

“Takeover Statute” has the meaning set forth in Section 4.20(b).

“Tax” means any tax, charge, levy or other assessments imposed by any United States federal, state, local or foreign taxing authority, including income, profits, gross receipts, use, ad valorem, customs, duty, severance, license, employment, severance, stamp, occupation, estimated, escheat, excise, property, sales, transfer, franchise, payroll, withholding, social security, environmental, or any other similar taxes, charges, levies or assessments, including any interest or penalties attributable thereto, in each case whether disputed or not.

“Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, and any amendments or supplements to any of the foregoing.

“Termination Date” has the meaning set forth in Section 9.1.

“Top Pipeline Products” has the meaning set forth in Section 1.1(c) of the Company Disclosure Letter.

Section 1.2 Construction; Interpretation.

(a) For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders; (ii) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, and to Exhibits, Schedules and other attachments, without reference to a document, are to the specified Articles, Sections, subsections and other subdivisions of, and Exhibits, Schedules and other attachments to, this Agreement; (iii) a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or subdivision as contained in the same Section in which the reference appears; (iv) the words “herein”, “hereof”, “hereunder”, “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (v) the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”; (vi) all accounting terms used and not defined herein have the respective meanings given to them under GAAP; (vii) any reference in this Agreement to $ or dollars shall mean U.S. dollars; and (viii) the words “made available to Parent” and words of similar import refer to documents (A) posted to the Intralinks DataSite by or on behalf of the Company or (B) delivered in person or electronically to Parent, Merger Sub or its representatives and advisors.

(b) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(c) Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement. No provision of this Agreement shall be construed to require the Company, Merger Sub, Parent or any of their respective Subsidiaries, Affiliates or Representatives to take any action that would violate or conflict with any Law.

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company (the “Merger”). The Company shall be the surviving corporation (the “Surviving Company”) of the Merger and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

Section 2.2 Effective Time. The Merger shall become effective upon the filing of a certificate of merger (the “Certificate of Merger”), executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL, which shall be filed with the Secretary of State of the State of Delaware as promptly as reasonably practicable on the Closing Date. As used in this Agreement, the term “Effective Time” shall mean the date and time when the Merger becomes effective as provided by the Certificate of Merger and otherwise in accordance with the DGCL.

Section 2.3 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects and consequences set forth in Section 259 of the DGCL and as provided in this Article II.

Section 2.4 Closing of the Merger. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 51 W. 52nd St., New York, New York, 10019 at 10:00 a.m. on a date to be specified by the Parties, which date shall be as soon as reasonably practicable (but in any event no later than the second Business Day) after satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VIII, other than those conditions that, by their terms, are to be satisfied at the Closing (but subject to the satisfaction or waiver of such conditions), or at such other location or on such other date or time as the Parties may mutually agree in writing (the date on which the Closing actually takes place, the “Closing Date”); provided that, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), then, subject to the continued satisfaction or waiver of the conditions set forth in Article VIII at such time, the Closing shall occur instead on the earliest of (a) any Business Day during the Marketing Period as may be specified by Parent on no less than three Business Days’ prior written notice to the Company, (b) the next Business Day after the final day of the Marketing Period or (c) such other date, time or place as agreed to in writing by Parent and the Company.

Section 2.5 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior thereto (the “Company Charter”) shall be amended so as to read in its entirety as set forth on Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Company from and after the Effective Time, until thereafter amended in accordance with the provisions thereof and applicable Law.

Section 2.6 By-Laws. At the Effective Time, the By-Laws of the Company as in effect immediately prior thereto (the “Company By-Laws”) shall be amended so as to read in their entirety as set forth on Exhibit B and, as so amended, shall be the by-laws of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law.

Section 2.7 Board of Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Company and applicable Law, until their respective successors are duly elected or appointed (as the case may be) and qualified, or their earlier death, resignation or removal.

Section 2.8 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company and shall hold office until their respective successors are duly elected or appointed (as the case may be) and qualified.

Section 2.9 Conversion of Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or any Company Stockholder:

(a) All shares of Company Common Stock owned by the Company (including treasury shares), Merger Sub or any direct or indirect Subsidiary of any of them (and other than shares owned by Parent and shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted) shall be cancelled and retired and shall not represent capital stock of the Surviving Company and shall not be exchanged for any portion of the Merger Consideration.

(b) All shares of Company Common Stock owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (“Dissenting Shares”) shall be cancelled and retired and shall not be exchanged for any portion of the Merger Consideration, but shall represent only the right to receive payment in accordance with Section 3.2(g); provided, however, that if any such stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under such Section 262, then the right of such stockholder to be paid the fair value of such stockholder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration (without interest thereon) as provided in Section 2.9(c).

(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares cancelled pursuant to Section 2.9(a) and Section 2.9(b), which are hereinafter referred to as “Excluded Shares”) shall be converted into and become the right to receive an amount in cash equal to $50.00, without interest, payable to the holder thereof in accordance with Article III (the “Merger Consideration”). At the Effective Time, all such Shares that have been converted into the right to receive the Merger Consideration shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of any such Shares immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

(d) At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid share of common stock, par value $0.01 per share, of the Surviving Company and constitute the only outstanding shares of capital stock of the Surviving Company.

Section 2.10 Treatment of Company Options and Other Stock-Based Awards.

(a) Company Options. Parent shall not assume any Company Options. Each Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall, as of immediately prior to the Effective Time, automatically become fully vested and free of any forfeiture restrictions, and shall immediately thereafter be cancelled, extinguished and converted, without any action on the part of Parent, the Company or the Company Optionholder, into the right to receive a cash payment, without interest, equal to the Closing Option Consideration, payable by the Surviving Company in accordance with the terms of the Company Option and the respective Company Equity Plan as soon as reasonably practicable following the Effective Time. Such payment shall be reduced by any applicable Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Options to the extent paid over to the applicable Tax authority. For the avoidance of doubt, all Company Options with an exercise price greater than the Merger Consideration will be cancelled at the Effective Time and the holders of such Company Options will not have any right to receive any consideration in respect thereof.

(b) Company PSUs. Parent shall not assume any Company PSU. Each Company PSU outstanding as of immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, automatically become fully vested and free of any forfeiture restrictions, and shall immediately thereafter be cancelled, extinguished and converted, without any action on the part of Parent, the Company or the holder of the Company PSU, into the right to receive, a cash payment, without interest, equal to the product of (i) the total number of Shares set forth opposite each such holder’s name in Section 2.10(b) of the Company Disclosure Letter, and (ii) the Merger Consideration (the “Closing PSU Consideration”). Such payment will be made by the Surviving Company in accordance with the terms of the Company PSU and the applicable Company Equity Plan as soon as reasonably practicable following the Effective Time and shall be reduced by any applicable Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company PSU to the extent paid over to the applicable Tax authority. As of the Effective Time, all Company PSUs shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company PSU shall cease to have any rights with respect thereto, except the right to receive the consideration payable in accordance with this Section 2.10(b).

(c) Company RSUs. Parent shall not assume any Company RSU. Each Company RSU outstanding as of immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, automatically become fully vested and free of any forfeiture restrictions, and shall immediately thereafter be cancelled, extinguished and converted into the right to receive, without any action on the part of Parent, the Company or the holder of the Company RSU, a cash payment, without interest, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration (the “Closing RSU Consideration”). Such payment will be made by the Surviving

Company in accordance with the terms of the Company RSU and the applicable Company Equity Plan as soon as reasonably practicable following the Effective Time and shall be reduced by any applicable Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company RSU to the extent paid over to the applicable Tax authority. As of the Effective Time, all Company RSUs shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company RSU shall cease to have any rights with respect thereto, except the right to receive the consideration payable in accordance with this Section 2.10(c)

(d) Company Restricted Shares. Parent shall not assume any Company Restricted Share. Each Company Restricted Share outstanding as of immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, automatically become fully vested and free of any forfeiture restrictions, and, at the Effective Time, the holder thereof shall be entitled to receive the Merger Consideration with respect to each such Company Restricted Share. Such payment will be made by the Company in accordance with the terms of the Company Restricted Share and the applicable Company Equity Plan and shall be reduced by any applicable Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Restricted Shares to the extent paid over to the applicable Tax authority.

(e) Director Stock Units. Parent shall not assume any Director Stock Units. Each award of Director Stock Units outstanding as of immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, automatically become fully vested and free of any forfeiture restrictions, and shall immediately thereafter be cancelled, extinguished and converted into the right to receive, without any action on the part of Parent, the Company or the holder of the Director Stock Units, a cash payment, without interest, equal to the product of (i) the total number of shares of Company Common Stock subject to such Director Stock Units immediately prior to the Effective Time and (ii) the Merger Consideration (the “Closing DSU Consideration”). Such payment shall be made as soon as reasonably practicable following the Effective Time and shall be reduced by any applicable Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Director Stock Units to the extent paid over to the applicable Tax authority. As of the Effective Time, all Director Stock Units shall no longer be outstanding and shall automatically cease to exist, and each holder of a Director Stock Unit shall cease to have any rights with respect thereto, except the right to receive the consideration payable in accordance with this Section 2.10(e).

(f) Employee Stock Purchase Plan. As soon as practicable following the date hereof, the Company shall take all actions necessary to (a) terminate the Company ESPP as of immediately prior to the Effective Time, (b) provide that participants may not increase their payroll deductions or purchase elections prospectively, (c) provide that no purchase period or offering period shall commence under the Company ESPP following the date hereof, and (d) provide that the rights of participants in the Company ESPP with respect to any offering period in effect on the date hereof under the Company ESPP shall be determined by treating a Business Day to be determined by Company that is prior to the Closing Date as the last day of such offering period (the “Final Investment Date”) and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the Company ESPP. Any shares of Company Common Stock acquired prior to or on the Final Investment Date shall be treated as outstanding shares of Company Common Stock for purposes of Section 2.9.

(g) Notwithstanding the foregoing, to the extent agreed by Parent and any holder of Shares or Company Equity Awards, such Shares or Company Equity Awards shall be contributed to Parent by such holder immediately prior to the Effective Time and shall not be converted into the right to receive the Merger Consideration.

(h) At or prior to the Effective Time, the Company shall take all actions necessary (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof and amending any Company Equity Plan) to effectuate the treatment of Company Equity Awards contemplated by this Section 2.10 and to terminate each Company Equity Plan as of the Effective Time. The Company shall provide Parent with drafts of, and a reasonable opportunity to comment upon, all resolutions and other written actions as may be required to effectuate the provisions of Section 2.10.

ARTICLE III

EXCHANGE OF SHARES AND PAYMENT OF MERGER CONSIDERATION

Section 3.1 Payment of Merger Consideration. Prior to the Effective Time, Parent shall (a) designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article III and, in connection therewith, shall prior to the Closing Date enter into an agreement with the Paying Agent in a customary form reasonably acceptable to the Company, (b) deposit, or cause to be deposited, with the Paying Agent in a separate fund (the “Exchange Fund”), for the benefit of Company Stockholders, an amount in cash sufficient to pay the aggregate Merger Consideration, and (c) instruct the Paying Agent to timely pay the Merger Consideration in accordance with this Agreement. The Merger Consideration deposited with the Paying Agent pursuant to this Section 3.1 shall be invested by the Paying Agent as directed by Parent; provided, however, that (i) the Paying Agent shall not make any investment other than in (A) interest-bearing time deposits or short-term negotiable certificates of deposit (with maturities of 30 days or less) in a commercial bank having a combined capital and surplus of at least $10,000,000,000 and short-term deposit ratings of at least P-1 (Moody’s) and A-1 (Standard & Poor’s), (B) short-term obligations (with maturities of 90 days or less) of or guaranteed by the United States Treasury or another government agency or (C) money market funds substantially all the assets of which consist of cash and securities or other obligations of the types described in the preceding clauses (A) and (B) and (ii) any such investment or any payment of earnings from any such investment shall not delay the receipt by Company Stockholders of any portion of the Merger Consideration or otherwise impair such Company Stockholders’ rights under this Agreement. Any interest or income produced by such investments shall not be deemed part of the Exchange Fund and shall be payable to the Surviving Company. In the event that the funds in the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.9(c) and Section 2.10, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount equal to such deficiency. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Company Common Stock to receive the Merger Consideration as provided herein. The Paying Agent shall be required to hold the Exchange Fund for the benefit of the Company Stockholders and promptly make the payments provided for in Article II. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. Notwithstanding any provision contained herein to the contrary, each of the Paying Agent, the Surviving Company and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article III such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Laws. Amounts so withheld and paid over to the appropriate Tax authority shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which the Paying Agent, the Surviving Company or Parent, as the case may be, made such deduction and withholding.

Section 3.2 Exchange of Shares.

(a) As soon as reasonably practicable after the Effective Time and in any event not later than the second Business Day thereafter, Parent shall instruct the Paying Agent to mail to each registered holder of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which shall be in such form and have such other customary provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as the Company and Parent may reasonably agree prior to the Closing Date) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for payment of the Merger Consideration into which the number of Shares previously represented by such Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of Certificate(s) to the Paying Agent for cancellation, together with a properly completed and duly executed letter of transmittal (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate(s) shall be entitled to receive in exchange therefor the amount of the Merger Consideration that such holder has the right to receive pursuant to the provisions of Article II, and the Certificate(s) so surrendered shall forthwith be cancelled. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

(b) If payment of the Merger Consideration is to be made to any Person other than the registered holder of the Certificate(s) surrendered in exchange therefor, it shall be a condition to such payment that the Certificate(s) so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate(s) or shall establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article III, without interest.

(c) The Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Company’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock not in violation of the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. As of the Effective Time, there shall be no transfers in the stock ledgers of the Company of Shares that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Paying Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article III.

(d) Any portion of the Exchange Fund that remains unclaimed by the Company’s Securityholders as of the first anniversary of the Effective Time shall be returned to Parent. All Company Stockholders shall thereafter look only to Parent for payment of the Merger Consideration payable to such Company Stockholder at the Effective Time as determined pursuant to this Agreement, in each case without any interest thereon. Notwithstanding anything to the contrary contained herein, none of Parent, the Company, the Paying Agent, Merger Sub or any other Person shall be liable to any former Company Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, reasonably acceptable to the Paying Agent, by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

(f) Without limiting the other provisions of the Agreement, (i) in the event that the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock issued and outstanding prior to the Effective Time changes as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, issuance pursuant to the Rights Plan, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change and (ii) if any Rights (as defined in the Rights Plan) are exercised or any dividends or distributions are made, set aside, paid or declared with respect to the Company’s Series A Junior Preferred Participating Stock, then the Merger Consideration shall be equitably adjusted to reflect such change, in each case such that the aggregate consideration payable (taking into account such stock splits, combinations, dividends or distributions) to stockholders is the same as prior to such event.

(g) Except as provided in Section 2.9(b), each Company Stockholder who has perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL shall otherwise be entitled to receive only the payment provided by such Section 262 with respect to the Dissenting Shares owned by such Company Stockholder. The Company shall give Parent (i) prompt notice of any demand for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to Company Stockholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of appraisal rights (or offers or attempts to settle the same) under Section 262 of the DGCL. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer or attempt to settle, any such demand for appraisal, or agree to do any of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Reports, in each case that the Company has filed with or furnished to the SEC on or after December 31, 2010 and prior to the date of this Agreement (collectively, the “Filed SEC Documents”), other than information that is contained under the captions “Risk Factors” or “Forward-Looking Statements,” or (b) as disclosed in the Company Disclosure Letter (it being acknowledged by Parent and Merger Sub that a disclosure of information in any section of the Company Disclosure Letter shall be deemed to qualify or apply to each other section in this Article IV to the extent that it is reasonably apparent that such disclosure is relevant to such other section(s)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True and complete copies of the Company Charter and the Company By-Laws are included in the Company SEC Reports.

Section 4.2 Subsidiaries.

(a) Each of the Company’s Subsidiaries, together with the jurisdiction of organization of each such Subsidiary, is set forth in Section 4.2(a) of the Company Disclosure Letter. Each Subsidiary of the Company is a duly formed, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary of the Company has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed to do business and is, to the extent applicable, in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company. All of such shares and other equity interests so owned by the Company were validly issued and are fully paid (and, in the case of shares of capital stock, nonassessable) and are owned by the Company free and clear of all Liens, other than Permitted Liens. There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Company Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the capital stock of, or other equity or voting interests in, any Company Subsidiary. Neither the Company nor any of its Subsidiaries has any obligation to make any payments based on the price or value of any securities of any Company Subsidiary or dividends paid thereon. Except for its interest in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock interest, equity membership interest, partnership interest, joint venture interest or other equity interest in any Person.

Section 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of 90,000,000 shares of common stock, par value $0.01 per share, and 6,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”), of which 1,000,000 shares of Company Preferred Stock were designated by the Company Board as Series A Junior Participating Preferred Stock and are issuable upon exercise of the rights (the “Company Rights”) issued pursuant to the Rights Plan. As of the close of business on June 30, 2012 (the “Capitalization Date”), there were (i) 39,989,734 shares of Company Common Stock outstanding (including 241,731 Company Restricted Shares); (ii) 2,340,937 shares of Company Common Stock reserved for future issuance pursuant to outstanding Company Options, 335,962 shares of Company Common Stock reserved for future issuance pursuant to Company RSUs, 215,198 shares of Company Common Stock reserved for future issuance pursuant to Director Stock Units and 50,876 shares of Company Common Stock reserved for future issuance pursuant to Company PSUs (assuming the achievement of any applicable performance goals or objectives) and purchase rights with respect to approximately 2,000 shares of Company Common Stock granted pursuant to the Company ESPP (assuming that all participants in the Company ESPP as of the date hereof continue to participate through the next regularly scheduled Investment Date (as such term is defined in the Company ESPP) and determined using the Merger Consideration); and (iii) 3,229,853 shares of Company Common Stock held in the Company’s treasury. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Section 4.3(a) of the Company Disclosure Letter contains a correct and complete list, as of June 30, 2012, of Company Options, Company RSUs, Director Stock Units and Company PSUs and purchase rights granted under the Company ESPP, including the holder, date of grant, number of Shares, and, where applicable, exercise price.

(b) Except as described in this Section 4.3, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. No direct or indirect Subsidiary of the Company owns any Company Common Stock. None of the Company or any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. From the Capitalization Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon or revenues, earning or financial performance or any other attribute of the Company, other than pursuant to the Company Options, Company RSUs, Director Stock Units and Company PSUs, Company Restricted Shares and purchase rights granted pursuant to the Company ESPP that were outstanding as of the Capitalization Date or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of its capital stock.

(c) As of the date of this Agreement, (i) there is no outstanding Indebtedness of the Company or its Subsidiaries other than Indebtedness (A) recorded in the Most Recent Balance Sheet or (B) incurred in the ordinary course of business after the date of the Most Recent Balance Sheet but not exceeding $1,000,000 in the aggregate and (ii) the Company has no declared but unpaid dividends.

Section 4.4 Authority; Validity and Effect of Agreements.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s corporate powers and, except for the approval of this Agreement by the Company Stockholders, have been duly and validly authorized by all requisite corporate action on behalf of the Company. The affirmative vote of the holders of a majority of the outstanding Shares, voting together as a single class, is the only vote of the holders of any of the Company’s capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby, including the consummation of the Merger (the “Company Required Vote”). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) The Company Board has received the opinion of its financial advisor, J.P. Morgan Securities LLC (the “Company Financial Advisor”), dated the date of this Agreement (the “Fairness Opinion”), to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Shares pursuant to this Agreement is, as of the date of such opinion, fair, from a financial point of view, to such holders, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement for informational purposes only.

(c) In resolutions adopted on or prior to the date hereof, the Company Board has unanimously (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereunder, including the Merger, (iii) resolved, subject to Section 7.6, to recommend adoption of this Agreement to the holders of Company Common Stock and (iv) directed that this Agreement be submitted to the holders of Company Common Stock for their adoption.

Section 4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder will not, (i) conflict with or violate the Company Charter or Company By-Laws,

(ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.5(b) have been obtained and all filings and other obligations described in Section 4.5(b) have been made, conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments pursuant to any of the terms, conditions or provisions of, any Contract of the Company or its Subsidiaries, or (iii) result in the creation of a Lien, except for Permitted Liens, on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses (ii) and (iii), for such conflicts, violations, breaches or defaults, the triggering of payments or the creation of Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization of, or filing with or notification to, any Governmental Entity, except (i) the filing with the SEC of a Proxy Statement and such other reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated thereby; (ii) compliance with and filings under the HSR Act and any Antitrust Laws of any other applicable jurisdiction; (iii) any filings required under the rules and regulations of the New York Stock Exchange (the “NYSE”); (iv) the filing of the Certificate of Merger pursuant to the DGCL; (v) any registration, filing or notification required pursuant to federal and state securities Laws; (vi) as set forth in Section 4.5(b) of the Company Disclosure Letter, and (vii) such other consents, approvals, authorizations, registrations, filings or notifications (A) required solely by reason of the participation of Parent (as opposed to any third Person) in the transactions contemplated by this Agreement or (B) the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.6 Permits; Compliance with Laws.

(a) The Company and each of its Subsidiaries are in possession of all Permits required to be held by them in order to own, lease and operate their respective properties and to carry on their respective businesses as they are now being conducted, and, to the Knowledge of the Company, all such Permits are valid and in full force and effect, except for any failure to maintain or possess any such Permit, and except for any suspension or cancellation of any such Permit, that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of any, and since January 1, 2010, the Company and its Subsidiaries have been in compliance with all, Laws applicable to the Company or any of its Subsidiaries, except for any such violation or non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Neither the Company nor, to the Knowledge of the Company, any of its Subsidiaries or their respective employees and representatives have given, loaned, paid, promised, offered or authorized the payments, directly or indirectly through a third party, of anything of value to any “foreign official,” as defined in the FCPA, to persuade that official to help the Company, or any other person, obtain or keep business or to secure some other improper advantage. The Company and its Subsidiaries make and keep books, records and accounts that accurately and fairly reflect material transactions and the distribution of the Company’s and the Subsidiaries’ material assets in all material respects in accordance with the FCPA. The Company and its Subsidiaries are in the process of implementing disclosure controls and procedures, including an internal accounting controls system, that are designed to provide reasonable assurances that violations of the FCPA and any similar law will be prevented, detected and deterred.

Section 4.7 SEC Filings; Financial Statements.

(a) The Company has filed all Company SEC Reports required to be filed by it with the United States Securities and Exchange Commission (the “SEC”) since January 1, 2010. The Company SEC Reports filed since January 1, 2010, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any such Company SEC Report amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, in each case as in effect as of the respective time of filing of such Company SEC Report, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. There has been no material correspondence between the SEC and the Company between January 1, 2010 and the date of this Agreement that is not available on the SEC’s Electronic Data Gathering Analysis and Retrieval database.

(b) Since January 1, 2010, the Company and, to the Knowledge of the Company, each of its directors and officers has been and is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(c) The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports filed during the period from January 1, 2010 through the date of this Agreement were prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) and fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

Section 4.8 Absence of Certain Changes or Events. From January 1, 2012 until the date of this Agreement, (a) except for the execution of this Agreement and the discussions, negotiations and transactions related thereto, the Company has conducted its business in all material respects in the ordinary course and (b) there has not been an event, occurrence, effect or circumstance that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.9 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability required by GAAP, as in effect on the date of this Agreement and consistently applied by the Company, to be reflected on a consolidated balance sheet of the Company, except for liabilities (a) reflected on or reserved against in the Most Recent Balance Sheet (or the notes thereto), (b) incurred in the ordinary course of business since the date of the Most Recent Balance Sheet, (c) incurred in connection with transactions permitted or contemplated by this Agreement, (d) that relate to Taxes (which are covered by Section 4.15 hereof), or (e) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.10 Litigation; Orders. There is no material Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries as to which written notice has been provided to the Company or such Subsidiary, and none of the Company, or any of its Subsidiaries or any of their respective assets or properties is subject to any material Order.

Section 4.11 Employee Benefit Plans.

(a) Section 4.11(a) of the Company Disclosure Letter lists all Company Benefit Plans in effect as of the date hereof. The Company has made available to Parent copies, which are correct and complete in all material respects, of the following, to the extent applicable: (i) the Company Benefit Plans in effect as of the date hereof, (ii) the annual reports (Form 5500) filed with respect to each Company Benefit Plan with the IRS for the last year, (iii) the most recently received IRS determination or opinion letter, if any, relating to the Company Benefit Plans and (iv) the most recent summary plan description required by ERISA for such Company Benefit Plans, and all summaries of material modifications thereto.

(b) Each Company Benefit Plan has been operated in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code is subject to a favorable determination letter from the IRS or is entitled to rely on a favorable opinion letter issued by the IRS. To the Knowledge of the Company, no circumstances exist that are likely to result in the loss of qualification of such Company Benefit Plan under Section 401(a) of the Code.

(c) No Company Benefit Plan, either individually or collectively, provides for any payment by the Company or any of its Subsidiaries that would constitute a “parachute payment” (within the meaning of Section 280G of the Code) after giving effect to the transactions contemplated by this Agreement.

(d) Neither the Company nor any ERISA Affiliate contributes to or is required to contribute to, or has any material liability with respect to, any Company Benefit Plan (or United States-based pension plan in the case of an ERISA Affiliate) that is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code (including a “multiemployer plan” as defined in Section 3(37) of ERISA). Neither the Company nor any of its Subsidiaries has any obligations for retiree or post-employment health or life insurance benefits under any Company Benefit Plan or collective bargaining agreement, except as required by applicable Law.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to each Company Benefit Plan that is maintained for the benefit of Employees outside the United States (a “Foreign Plan”), the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on any ongoing basis (actual or contingent) with respect to all current and former participants under such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, and none of the transactions contemplated by this Agreement shall cause such assets or insurance obligations or book reserves to be less than such benefit obligations. No Foreign Plan is a defined benefit pension plan.

Section 4.12 Labor.

(a) The Company and its Subsidiaries have complied in all material respects will all applicable Laws relating to labor and employment matters, except for instances of non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) There is no collective bargaining or other labor union agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and, to the Knowledge of the Company, no such agreement is being negotiated. Except as would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed a material unfair labor practice. There are not pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of the Company, have there been in the past three years, threatened labor union organizing activities, employee strikes, work stoppages, slowdowns or lockouts involving the Company or any of its Subsidiaries.

Section 4.13 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement relating to the Company Stockholder Meeting (as amended, supplemented or modified from time to time, the “Proxy Statement”), as required, will, at the time the

Proxy Statement is first mailed to the Company’s Securityholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

Section 4.14 Intellectual Property. Either the Company or one of its Subsidiaries owns, licenses, sublicenses or otherwise possesses legally enforceable rights to enforce, protect or use, subject to any existing licenses or other grants of rights to third parties, all Intellectual Property used in their respective businesses as currently conducted (collectively, the “Company Intellectual Property”), except for any failure so to own, license or possess such rights as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, (a) there is no pending or, to the Knowledge of the Company, threatened claim by any person alleging infringement of any material Intellectual Property rights of any person by the Company or any of its Subsidiaries for their use of the Company Intellectual Property, (b) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement of any Company Intellectual Property, (c) to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person, and (d) the Company and its Subsidiaries take and have, to the extent applicable, taken commercially reasonable actions to maintain and preserve Company Intellectual Property.

Section 4.15 Taxes.

(a) As of the date hereof (i) the Company and its Subsidiaries have (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all income and other material Tax Returns required to be filed by each of them, and such Tax Returns were true, correct and complete in all material respects when filed; (B) paid in full all income and other material Taxes (including withholding Taxes) due and payable (whether or not shown on any Tax Return) by or with respect to the Company or any of its Subsidiaries, except any Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP in the Most Recent Balance Sheet (as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns); and (C) not waived any statute of limitations with respect to any material amount of Taxes or agreed to any extension of time with respect to any material amount of Tax assessment or deficiency; (ii) no material deficiencies, proceedings, audits, examinations or claims with respect to any Taxes of the Company or any of its Subsidiaries have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries, that have not since been resolved; and (iii) there exists no Lien for Taxes upon the assets of either the Company or its Subsidiaries, except for statutory Liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings.

(b) Neither the Company, nor to the Knowledge of the Company, any of its Subsidiaries, is, or since January 1, 2005, has been, a member of an affiliated or consolidated group (other than a group the common parent of which is the Company) filing a consolidated Tax Return, or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, or by Contract (including any obligation providing for the allocation or sharing of Taxes with any Person or otherwise, but excluding customary Tax indemnifications contained in any Contract the primary purpose of which does not relate to Taxes).

(c) Neither the Company nor any of its Subsidiaries, nor any predecessors of the Company or any of its Subsidiaries, has distributed stock of another Person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code (or any similar provision of state, local or foreign Law).

(d) Neither the Company nor any of its Subsidiaries has entered into any “listed” transaction within the meaning of Treasury Regulation Section 1.6011-4.

(e) No material unresolved written claim has been received by the Company or any of its Subsidiaries from any Tax authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or its Subsidiary, as applicable, is or may be subject to taxation in that jurisdiction (and to the Knowledge of the Company, there are no such material claims asserted or proposed (written or otherwise)).

Section 4.16 Environmental Matters. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) to the Knowledge of the Company, each of the Company and the Company Subsidiaries is in compliance with all applicable Environmental Laws, (ii) each of the Company and the Company Subsidiaries possesses and is in compliance with all Consents required under applicable Environmental Laws for it to conduct its business as presently conducted; (iii) since January 1, 2011, none of the Company or the Company Subsidiaries has received any written notice alleging that the Company or any Company Subsidiary is in violation of any applicable Environmental Law; and (iv) there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened since January 1, 2011 against the Company or any Company Subsidiary under or pursuant to any applicable Environmental Law. This Section 4.16 contains the sole and exclusive representations and warranties of the Company with respect to environmental matters.

Section 4.17 Material Contracts. Each (a) Contract that would be required to be filed as of the date of this Agreement by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, (b) license agreement, settlement agreement or finished dosage supply agreement relating to the Top Pipeline Products, (c) any Contract relating to a settlement that is with a Governmental Entity, and (d) any indemnification agreement between any Indemnified Party and the Company or any of the Company’s Subsidiaries (each such Contract, excluding this Agreement and the Company Benefit Plans, a “Material Contract”) has been filed as of the date of this Agreement by the Company with the Company SEC Reports or is listed or described in Section 4.17 of the Company Disclosure Letter, and (i) each Material Contract is valid, binding and enforceable against the Company or the applicable Company Subsidiary in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and is in full force and effect with respect to the Company or the applicable Company Subsidiary and, to the Knowledge of the Company, with respect to the other parties thereto; (ii) neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under, any Material Contract, and (iii) since January 1, 2011, neither the Company nor any of its Subsidiaries has received any written notice of termination, cancellation or default under any Material Contract.

Section 4.18 Title to Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have valid title to, or a valid leasehold interest in, all of the material personal property that is reflected on the balance sheet as of the date of the Most Recent Balance Sheet or that has been acquired or leased since the date of the Most Recent Balance Sheet, free and clear of all Liens on such personal property other than Permitted Liens, except for assets disposed of, accounts receivable collected, prepaid expenses realized and Contracts fully performed, expired or terminated in the ordinary course of business since the Reporting Date.

Section 4.19 Real Property.

(a) Section 4.19(a) of the Company Disclosure Letter sets forth all real property owned in fee simple by the Company or the Company’s Subsidiaries on the date of this Agreement, together with all buildings, structures and facilities thereon (collectively, the “Real Estate”). The Company or its Subsidiaries, as the case may be, have good fee simple title to the Real Estate, free and clear of all Liens other than Permitted Liens. Neither the Company nor any of its Subsidiaries has granted any purchase option or right of first refusal with respect to a sale of any of the Real Estate.

(b) Section 4.19(b) of the Company Disclosure Letter sets forth each material lease, sublease or license pursuant to which the Company or any of its Subsidiaries occupies real property on the date of this Agreement (other than the Real Estate) (each, a “Lease” and the real property covered by each such lease, a “Leased Facility”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Lease is valid, binding and enforceable against the Company or the applicable Company Subsidiary in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and is in full force and effect with respect to the Company or the applicable Company Subsidiary and, to the Knowledge of the Company, with respect to the other parties thereto; (ii) neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under, any Lease, (iii) neither the Company nor any of its Subsidiaries has received any written notice of default under any Lease and (iv) the Company and its Subsidiaries have a valid leasehold interest in all of the Leased Facilities free and clear of all Liens other than Permitted Liens.

Section 4.20 Anti-Takeover Provisions.

(a) The Company has amended, and the Company and the Company Board (by unanimous action of the Company Board) have taken all necessary action to amend, the Rights Plan, effective as of the execution of this Agreement, in accordance with its terms (i) to render the Rights Plan inapplicable to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (including any actions necessary for such transactions to satisfy the requirements of a “Permitted Transaction” as defined in the Rights Plan) and (ii) so that the Rights Plan will terminate and the Company Rights will expire immediately prior to the Effective Time, without the payment of any money or other consideration.

(b) The Company Board has taken all necessary action so that any takeover, anti–takeover, moratorium, “fair price”, “control share” or other similar Law enacted under any Law applicable to the Company (each, a “Takeover Statute”) does not, and will not, apply to the Merger, this Agreement or the transactions contemplated hereby.

Section 4.21 Broker’s Fees. Except for the Company’s engagement of J.P. Morgan Securities LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

Section 4.22 Regulatory Compliance.

(a) To the Knowledge of the Company, neither the FDA, DEA, nor any other comparable Governmental Entity is considering limiting, suspending, or revoking any Regulatory Approval, except for any such limitation, suspension or revocation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries, and to the Knowledge of the Company, each third party that is a manufacturer or contractor for the Company or its Subsidiaries is and has been in compliance with and fulfilled its obligation under each Regulatory Approval, as applicable, and no event has occurred or, to the Knowledge of the Company, condition or state of facts exists that would constitute a breach or default or would cause revocation or termination of any such Regulatory Approval.

(b) Since January 1, 2010 through the date of this Agreement, neither the Company nor any of its Subsidiaries has received any Form FDA-483, notice of adverse finding, FDA warning letters, notice of violation or “untitled letters,” or any other notice from FDA, DEA, or any comparable Governmental Entity alleging or asserting noncompliance with any applicable Law or Regulatory Approval. Neither the Company nor its Subsidiaries is subject to any obligation arising under an administrative or regulatory action, FDA or DEA inspection, warning letter, notice of violation letter, or other notice, response or commitment made to or with FDA, DEA, or any other comparable Governmental Entity.

(c) Since January 1, 2010 through the date of this Agreement, none of the products marketed by the Company or its Subsidiaries has been seized, withdrawn, recalled, detained or subject to a suspension of manufacturing, and, to the Knowledge of the Company, there are no facts or circumstances reasonably likely to cause (i) the seizure, withdrawal, recall, detention, field notification, safety alert, or suspension of manufacturing relating to any such product; or (ii) a termination, seizure or suspension of marketing of any such product. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no proceeding in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention or seizure of any product marketed by the product is pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries.

Section 4.23 No Other Representations or Warranties.

(a) Except for the representations and warranties contained in this Article IV, neither the Company nor any other Person on behalf of the Company or any of its Subsidiaries makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, their respective assets, liabilities, properties, business, operations, condition (financial or otherwise) or prospects of any of them, or with respect to any other information provided by or on behalf of the Company or any of its Subsidiaries, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

(b) In particular, and without limiting the foregoing, each of Parent and Merger Sub acknowledges and agrees that the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries, or the future business, operations or affairs of the Company or any of its Subsidiaries, delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates prior to, on or after the date of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub (i) is duly qualified or licensed to do business as a foreign corporation under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, and (ii) has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, except where the failure to be so qualified or licensed or have such corporate power and authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub has previously provided or made available to the Company complete and correct copies of its certificate of incorporation, by-laws or similar organizational documents, each as amended to the date hereof.

Section 5.2 Ownership of Merger Sub; No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by the Agreement. All the issued and outstanding shares of capital stock of Merger Sub are, and as of the Closing Date will be, owned of record and beneficially by Parent.

Section 5.3 Authority; Validity and Effect of Agreements. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action on behalf of each of Parent and Merger Sub. No other corporate proceedings on the part of either of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, including the Merger. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws or by general equity principles. Parent has adopted this Agreement on behalf of Merger Sub and authorized and approved the consummation by Merger Sub of the transactions contemplated hereby.

Section 5.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance of their respective obligations hereunder will not, (i) conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.4(b) have been obtained and all filings and other obligations described in Section 5.4(b) have been made, conflict with or violate any Law or Order applicable to Parent or Merger Sub or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments pursuant to any of the terms, conditions or provisions of, any Contract to which Parent or Merger Sub is a party, or (iii) result in the creation of any Lien on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses (ii) and (iii), for such conflicts, violations, breaches or defaults, the triggering of payments or the creation of Liens that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance by each of Parent and Merger Sub of their respective obligations hereunder will not, require any consent, approval, order, action by or in respect of, authorization or permit of, or filing or registration with, or declaration or notification to, any Governmental Entity, except (i) for (A) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the pre-merger notification requirements of the HSR Act and filings required under any Antitrust Laws of any other applicable jurisdiction, (C) the filing of the Certificate of Merger pursuant to the DGCL, and (D) any registration, filing or notification required pursuant to federal and state securities Laws, or (ii) where the failure to obtain such consents, approvals, orders, authorizations, actions, registrations, declarations, permits, filings or notifications which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.5 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time such document is amended or supplemented, at the time such document is first published or mailed to the Company’s stockholders, or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.6 Litigation. As of the date of this Agreement, (a) there is no Legal Proceeding pending or, to the Knowledge of the Parent, threatened against Parent or any of its Subsidiaries as to which written notice has been provided to Parent or any of its Subsidiaries, and (b) neither Parent nor any of its Subsidiaries is subject to any Order, in either case that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.7 Financial Capability. Parent has provided to the Company a true and complete copy of (a) the commitment letter, dated as of July 14, 2012 (the “Debt Financing Commitment”), from Bank of America, N.A.,

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC (collectively, the “Lenders” and together with their affiliates and their respective officers, employees, directors, partners, controlling parties, advisors, agents and representatives, the “Financing Sources”), pursuant to which the Lenders have agreed, subject to the terms and conditions set forth in the Debt Financing Commitment, to lend the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement, related fees and expenses to be incurred by Parent and Merger Sub in connection therewith and for the other purposes set forth therein (the “Debt Financing”) and (b) the equity commitment letter, dated as of July 14, 2012, from Sponsor (the “Equity Financing Commitment” and, together with the Debt Financing Commitment, the “Financing Commitments”), pursuant to which the Person investing thereunder has committed, subject to the terms and conditions set forth therein, to invest the amount set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”). As of the date of this Agreement, the Financing Commitments are in full force and effect and constitute valid, binding and enforceable obligations of Parent and, to the Knowledge of Parent, the other parties thereto. As of the date of this Agreement, none of the Financing Commitments has been amended or modified since copies thereof were delivered to the Company. As of the date of this Agreement, the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. There are no side letters or other agreements, arrangements, contracts or understandings (except for customary fee letters and engagement letters; true and complete copies of any such fee letters that include “market flex” or other provisions affecting the terms or conditions of the Debt Financing have been provided to the Company, with only the fee amounts and certain other terms (none of which would reduce the aggregate amount or affect the conditionality of the Debt Financing) redacted) relating to the Financing to which Parent, Merger Sub or any of their respective Subsidiaries are a party other than as expressly set forth in the Financing Commitments. Parent has fully paid any and all commitment and other fees in connection with the Financing Commitments that are due as of the date of this Agreement. Except as otherwise set forth in or contemplated by the Financing Commitments and except for the payment of customary fees, there are no conditions precedent related to the funding of the full amount of the Financing. As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, would constitute a default on the part of Parent, Merger Sub, or, to the Knowledge of Parent, any of the other parties to the Financing Commitments under any of the Financing Commitments. Subject to the satisfaction of the conditions contained in Section 8.1 and Section 8.2 hereof and the commencement and completion of the Marketing Period, as of the date of this Agreement, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or that the Financing will not be made available to Parent and Merger Sub on the Closing Date. Assuming (i) the satisfaction of the conditions in Section 8.1 and Section 8.2 hereof and (ii) the Financing is funded in accordance with its conditions, upon funding of the Financing Commitments, Parent and Merger Sub will have on the Closing Date, together with Company cash, funds sufficient to pay the Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement or the Financing Commitments) and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby, including all related fees and expenses.

Section 5.8 Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the guarantee of Sponsor, dated as of the date of this Agreement, in favor of the Company in respect of certain obligations of Parent and Merger Sub under this Agreement, up to the aggregate amount set forth therein (the “Guarantee”). The Guarantee is in full force and effect and is a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms. There is no default under the Guarantee by Sponsor, and no event has occurred that, with or without notice, lapse of time or both, would constitute a default thereunder by Sponsor.

Section 5.9 No Ownership of Company Capital Stock. Neither Parent nor Merger Sub, nor any of their respective Affiliates, is or has been during the past three years an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Neither Parent, Merger Sub, nor any of their respective Affiliates beneficially owns, directly or indirectly, or is the record holder of (or during the past three years has beneficially owned, directly or indirectly, or been the record holder of), and is not (and during the past three years has not been) a party to any agreement (other than this Agreement), arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Company Common Stock or any option, warrant or other right to acquire any shares of Company Common Stock.

Section 5.10 WARN Act. Parent and Merger Sub are neither planning nor contemplating, and Parent and Merger Sub have neither made nor taken, any decisions or actions concerning the employees of the Company and the Company’s Subsidiaries after the Closing that would require the service of notice under the WARN Act or similar local laws.

Section 5.11 Certain Contracts. Parent has disclosed to the Company all Contracts (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof) between or among Parent, Merger Sub or any Affiliate of Parent, on the one hand, and any member of the Company Board or management of the Company or any Person that beneficially owns five percent (5%) or more of outstanding shares of Company Common Stock, on the other hand.

Section 5.12 Broker’s Fees. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective Affiliates.

Section 5.13 Solvency. As of the Effective Time, assuming (a) that the representations and warranties set forth in Article IV are true and correct, (b) the satisfaction of the conditions in Sections 8.1 and 8.2, and (c) any estimates, projections, or forecasts of the Company and its Subsidiaries, in each case as supplemented by information provided to Parent or Merger Sub prior to the date hereof, have been prepared in good faith based upon assumptions that were and continue to be reasonable, after giving effect to the transactions contemplated by this Agreement (including the Financing, as may be amended or replaced pursuant to Section 7.10 hereof) and the payment of the Merger Consideration, the Surviving Company and its subsidiaries, taken as a whole, will be Solvent.

Section 5.14 No Additional Representations.

(a) Each of Parent and Merger Sub acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and the Company’s Subsidiaries which it and its Representatives have desired or requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and the Company’s Subsidiaries and to discuss the business and assets of the Company and the Company’s Subsidiaries.

(b) Each of Parent and Merger Sub acknowledges that: (i) neither the Company nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and Merger Sub and each of their respective Representatives except as expressly set forth in Article IV; and (ii) subject to Section 9.2, none of the Company, its Affiliates, or their respective Subsidiaries, stockholders, controlling persons, Representatives nor any other person, shall be subject to any liability or responsibility whatsoever to Parent or Merger Sub or any of their respective Affiliates or any of their respective Subsidiaries, stockholders, controlling persons, Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) resulting from or based upon the Company’s making available to Parent and Merger Sub any information or Parent’s use of any such information. The term “information” as used in this Section 5.14(b) includes any information, documents or material made available to the Parent, Merger Sub and their respective Representatives, including in any management presentations (formal or informal) and including any statement, document or agreement delivered pursuant to this Agreement, any financial statements and any projections, forecasts, estimates or other forward-looking information (including in any information or descriptive memorandum, supplemental information or other materials or information with respect to any of the foregoing) provided or otherwise made available to Parent or Merger Sub or any of their respective Affiliates, stockholders, controlling persons or Representatives in any form.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.1 Interim Operations.

(a) Except (i) as set forth in Section 6.1(a) of the Company Disclosure Letter, (ii) as expressly contemplated or permitted by this Agreement, (iii) as may be required to comply with applicable Law or any Order or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned, it being agreed by Parent that its consent shall be deemed to have been given if Parent does not object in writing to a written request for such consent within five Business Days after such request for consent is delivered by the Company), during the period from the date of this Agreement until the earlier of the Effective Time and the date of termination of this Agreement in accordance with Section 9.1, the Company shall, and shall cause each of its Subsidiaries to, conduct its respective business in all material respects in the ordinary course consistent with past practice and that it shall use its commercially reasonable efforts to maintain its current relationship with its suppliers, manufacturers, distributors, customers, business associates, executives and other key employees and Governmental Entities.

(b) Except (i) as set forth in Section 6.1(b) of the Company Disclosure Letter, (ii) as expressly contemplated or permitted by this Agreement, (iii) as may be required to comply with applicable Law or any Order, or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned, it being agreed by Parent that its consent shall be deemed to have been given if Parent does not object in writing to a written request for such consent within five Business Days after such request for consent is delivered by the Company), during the period from the date of this Agreement until the earlier of the Effective Time and the date of termination of this Agreement in accordance with Section 9.1, the Company shall not, and shall not permit any of its Subsidiaries to:

(i)(A) adjust, split, combine, or reclassify its capital stock or the capital stock of any of its Subsidiaries; (B) declare, authorize or pay any dividend or make any other distribution in respect of the shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except for any dividend or other distribution by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company); (C) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except for the acquisition of Company Common Stock (1) tendered by employees or former employees in connection with a cashless exercise of Company Options or in order to pay taxes with respect to equity-based awards, or for the Company to satisfy withholding obligations in respect of such taxes, in connection with Company Options or other equity-based awards) or (2) in connection with the forfeiture of equity-based awards granted pursuant to the Company Equity Plans); or (D) except for transactions solely between the Company and its Subsidiaries, or between Subsidiaries of the Company, issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including restricted stock units, stock appreciation rights, phantom stock or similar instruments), of the Company or any of its Subsidiaries (except for issuances (1) of shares of Company Common Stock upon the exercise or settlement of Company Options, options under the Company ESPP or other equity-based awards, in each case, that are outstanding as of the date hereof; (2) pursuant to the Rights Plan, (3) required to be made by virtue of the consummation of the Merger; or (4) required to be made pursuant to this Agreement);

(ii) sell, transfer, mortgage, encumber, dispose of or otherwise subject to any Lien (other than a Permitted Lien) any of its material assets or material properties (other than to a wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any material Indebtedness or claim, or restructure, reorganize or completely or partially liquidate, in each case, except (A) in the ordinary course of business consistent with past practice (which for the avoidance of doubt and without limitation of the foregoing shall be deemed to include the sale or other disposition of supply, inventory or trading stock in the ordinary course of business), (B) dispositions of obsolete or worthless assets, (C) sales of receivables and other assets in the ordinary course of business consistent with past practice, (D) sales of immaterial assets for a purchase price of $10,000,000 or less in any single case or $25,000,000 in the aggregate; and (E) leases and subleases of real property owned by the Company or any Company Subsidiary and leases of real property under which the Company or any Company Subsidiary is a tenant or a subtenant and voluntary terminations or surrenders of such leases;

(iii) make any acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by contributions to capital, or make any material purchases of any property or assets (including material Intellectual Property) in or from any other Person other than a wholly owned Subsidiary of the Company, or make any loan to any Person, except (A) as expressly required by the terms of any Contract in force on the date of this Agreement, (B) as otherwise permitted by this Section 6.1(b); (C) for portfolio acquisitions or Intellectual Property licensing in the ordinary course of business consistent with past practice; (D) for foreclosures or acquisitions of control in a fiduciary, agent or similar capacity or in satisfaction of debts previously contracted in good faith or pursuant to written contracts or agreements entered into prior to the date hereof; and (E) other acquisitions in the ordinary course of business consistent with past practice and, in any case, involving consideration in an aggregate amount not in excess of $25,000,000;

(iv) enter into, renew, extend, amend, waive any material rights under or terminate any Contract that is or would constitute a Material Contract, in each case other than in the ordinary course of business;

(v) other than as required by any Contract in effect on the date hereof (including, without limitation, this Agreement and the Company Benefit Plans) or applicable Law, (A) increase, or commit to increase, the salary, wages, benefits, bonuses or other compensation or severance payable to any of its current or former directors, officers or other employees, other than salary or wage increases made in the ordinary course of business, consistent with past practice, to employees who receive annual compensation of less than $250,000, (B) amend, establish, enter into or terminate any Company Benefit Plan (or arrangement that would be a Company Benefit Plan if in existence on the date hereof) or collective bargaining or similar agreement other than amendments to the Company health and welfare plans that are not material, (C) accelerate the vesting of any stock options or other stock-based compensation or (D) hire any director or employee with annual base compensation of $200,000 or more;

(vi) amend the Company Charter or Company By-Laws or amend in any material respect the certificate of organization, by-laws or any other organizational documents of any Company Subsidiary;

(vii) incur any Indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another Person, except, in each case, (A) intercompany guarantees or intercompany “keep well” or other agreements to maintain any financial statement condition of the Company or any Company Subsidiary, (B) letters of credit issued in the ordinary course of business, (C) Indebtedness incurred through the revolving credit facility under the Credit Agreement (including in respect of letters of credit), (D) Indebtedness having an aggregate principal amount outstanding that is not in excess of $5,000,000 and (E) in the ordinary course of business consistent with past practice, provided that, in the case of clauses (D) and (E), such Indebtedness shall be prepayable without any premium, penalty or similar cost;

(viii) except in the ordinary course of business, make or change any material Tax election, settle or compromise any material Tax liability of the Company or any of its Subsidiaries, file any material amendment to an income or other material Tax Return, or waive any statute of limitations in respect of Taxes except as required by Law;

(ix) make any material changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization;

(x) enter into, renew or amend in any material respect any transaction, Contract, arrangement or understanding between the Company or any Subsidiaries, on the one hand, and any Affiliate of the Company (other than any of the Company’s Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act;

(xi) make or authorize capital expenditures except (A) as budgeted in the Company’s current plan approved by the Company Board that was made available to Parent prior to the date hereof, (B) in the ordinary course of business consistent with past practice or (C) otherwise in an amount not to exceed $3 million; or

(xii) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.1(b).

Section 6.2 No Fundamental Parent Changes. Except as expressly contemplated or permitted by this Agreement or as required by applicable Law, during the period from the date of this Agreement to the Effective Time, neither Parent nor Merger Sub shall, without the prior written consent of the Company, (a) knowingly take any action that may reasonably be expected to result in any of the conditions to the Merger set forth in Section 8.1 or Section 8.3 to not be satisfied, (b) knowingly take any action, or fail to take any action required to be taken by Parent or Merger Sub pursuant to this Agreement, in either case the result of which would reasonably be expected to materially and adversely impair or materially delay the consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement or (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2; provided, that Parent and Merger Sub shall in no event be required to consummate the Merger prior to the end of the Marketing Period.

Section 6.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or any of the Company’s Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or any of its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VII

ADDITIONAL COVENANTS AND AGREEMENTS

Section 7.1 Proxy Statement; Company Stockholder Meeting.

(a) Subject to Section 7.6, the Company shall, as soon as reasonably practicable after the execution of this Agreement, prepare and file with the SEC the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC), or any request from the SEC (or the staff of the SEC) for amendments or supplements, to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(b) Parent shall furnish to the Company all information concerning Parent and Merger Sub required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and shall in good faith consider such comments reasonably proposed by Parent.

(c) The Company shall cause the Proxy Statement to be mailed to the Company Stockholders as of the record date established for the Company Stockholder Meeting as promptly as reasonably practicable after the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement; provided, however, that the Company shall not be required to (but may determine in its sole discretion to) mail the Proxy Statement prior to the No-Shop Period Start Date. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, respectively, that, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such Party shall promptly inform the other Parties. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

(d) The Company shall, as promptly as reasonably practicable after the date on which the SEC (or the staff of the SEC) confirms that it has no further comments to the Proxy Statement, cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held for the purpose of obtaining the Company Required Vote; provided, however, that the Company shall not be required to call a Company Stockholder Meeting before the No-Shop Period Start Date. The Company Board shall, subject to Section 7.6, recommend approval and adoption of this Agreement by the Company Stockholders (the “Company Recommendation”) and shall include such recommendation in the Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, (A) if, by 11:59 p.m. on the date that is ten Business Days prior to the then currently scheduled date of the Company Stockholder Meeting, Parent has failed to confirm in writing to the Company, if the Company has, two Business Days prior thereto, made a written request for such confirmation, that the Marketing Period has commenced, the Company may postpone the Company Stockholder Meeting; (B) if, upon the written request of the Company delivered at least three Business Days prior to the then currently scheduled date of the Company Stockholder Meeting, Parent has failed to confirm in writing that, based on the information available to Parent at such time, Parent believes in good faith that the Financing will be consummated in accordance with its terms and the Closing will occur no later than five Business Days following the Company Stockholder Meeting, the Company may adjourn or postpone the Company Stockholder Meeting, (C) the Company may adjourn or postpone the Company Stockholder Meeting (i) as necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Stockholders within a reasonable amount of time in advance of the Company Stockholder Meeting or (ii) if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Company Stockholder Meeting and (D) the Company shall, upon written request from Parent, adjourn or postpone the Company Stockholder Meeting if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient affirmative votes (in person or by proxy) to approve the consummation of the Merger. The Company shall, upon reasonable request of Parent, advise Parent on at least a daily basis as promptly as practicable on each of the seven Business Days prior to the scheduled date of the Company Stockholder Meeting as to the aggregate tally of affirmative proxies and the aggregate tally of negative proxies received from the Company Stockholders.

(e) Notwithstanding anything in this Agreement to the contrary, Parent shall cause any Shares beneficially owned by it, Merger Sub or any other Subsidiary of Parent to be voted (including by proxy) in favor of adoption of this Agreement at the Company Stockholder Meeting.

(f) Nothing in this Section 7.1 shall be deemed to prevent the Company or the Company Board from taking any action they are permitted or required to take under, and in compliance with, Section 7.6 or under applicable Law.

Section 7.2 Access to Information.

(a) Between the date hereof and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 9.1, upon reasonable prior notice and during normal business hours, the Company shall, and shall cause each of its Subsidiaries to, afford to the Representatives of Parent (and Representatives of Lenders) reasonable access to their respective properties, books, Contracts and records, and to the Company’s and its Subsidiaries’ Representatives, in each case in a manner not unreasonably disruptive to the operation of the business of the Company and its Subsidiaries, and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state lending laws and (ii) all other material information concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would, in the reasonable judgment of the Company after consultation with outside counsel, (A) violate any of its obligations to third parties with respect to confidentiality agreements, (B) jeopardize the attorney-client privilege or attorney work product immunity or (C) contravene any Law, Order, fiduciary duty, including activities that violate Antitrust Laws with respect to the Company or any of the Company Subsidiaries, or Contract (it being agreed that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to clauses (A) through (C) above and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection or violate the applicable restriction). All requests for information made pursuant to this Section 7.2 shall be directed to the executive officer or other Person designated by the Company.

(b) All information and materials furnished pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement, dated April  25, 2012, between Parent and the Company (the “Confidentiality Agreement”).

Section 7.3 Further Actions.

(a) Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall cooperate with each other and shall use (and cause their respective Subsidiaries to use) their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done, and reasonably assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII, to consummate the transactions contemplated by this Agreement as soon as practicable.

(b) Without limiting the generality of the foregoing clause (a), each of Parent and the Company shall use its reasonable best efforts to (i) effect all necessary notices, reports, registrations, submissions of information, applications and other filings, and obtain as promptly as practicable all consents, authorizations, orders, approvals, clearances and permits of, or exemptions by (collectively, “Consents”), any Governmental Entity and any other Person that are required to be effected or obtained by the Company, Merger Sub or Parent, or any of their respective Subsidiaries, in connection with the Merger and the other transactions contemplated by this Agreement; (ii) prosecute all such filings and Consents with all appropriate diligence; (iii) furnish all information required to be furnished in connection with the Consents of or filings with any Governmental Entity, and promptly cooperate with and furnish information in connection with any such requirements imposed upon either of them or any of their respective Subsidiaries in connection with this Agreement and the transactions contemplated hereby; (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; (v) facilitate obtaining any final Order or Orders approving the transactions contemplated by this Agreement consistent with this Agreement or to remove any impediment to the consummation of the transactions contemplated hereby; and (vi) defend or contest in good faith any Proceedings, whether judicial or administrative, brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Merger, in the case of each of clauses (i) through (vi), other than with respect to filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, approvals, consents, registrations, permits, authorizations and other confirmations relating to Antitrust Laws, which are dealt with in Sections 7.3(c) and (d) below.

(c) Without limiting any other provision of this Section 7.3, each of Parent and the Company shall (i) as promptly as practicable (but in no event later than ten Business Days after the date of this Agreement) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (ii) as promptly as practicable make all filings and deliver all notices required under all other Antitrust Laws applicable to this Agreement or the transactions contemplated hereby, (iii) thereafter make all other submissions with respect to the transactions contemplated hereby required under the HSR Act and any other Antitrust Law and supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Antitrust Law and (iv) take all other appropriate actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or to obtain any Consents required under any other Antitrust Laws as soon as practicable after the date hereof. Any such filings shall be in substantial compliance with the requirements of the HSR Act or any other applicable Antitrust Law. Without limiting the foregoing, Parent shall promptly take all actions necessary to secure the expiration or termination of any applicable waiting period under the HSR Act or any other Antitrust Law and resolve any objections asserted with respect to the transactions contemplated by this Agreement under the Federal Trade Commission Act or any other applicable Law raised by any Governmental Entity, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any Order that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated hereby, including (i) (A) executing settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Entity or with any other Person; (B) selling, divesting or otherwise conveying or holding separate particular assets or categories of assets or businesses of Parent and its Subsidiaries; (C) agreeing to sell, divest or otherwise convey or hold separate any particular assets or categories of assets or businesses of the Company and its Subsidiaries contemporaneously with or subsequent to the Effective Time; (D) permitting the Company to sell, divest or otherwise convey or hold separate any of the particular assets or categories of assets or businesses of the Company or any of its Subsidiaries prior to the Effective Time; (E) terminating existing relationships, contractual rights or obligations of the Company or Parent or their respective Subsidiaries; (F) terminating any venture or other arrangement; (G) creating any relationship, contractual right or obligation of the Company or Parent or their respective Subsidiaries; or (H) effectuating any other change or restructuring of the Company or Parent or their respective Subsidiaries (and, in each case, entering into agreements or stipulating to the entry of any Order by, or filing appropriate applications with, the DOJ, the FTC or any other Governmental Entity in connection with any of the foregoing and, in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets, by consenting to such action by the Company) (each a “Divestiture Action”) and (ii) defending through litigation any claim asserted in court or administrative or other tribunal by any Person (including any Governmental Entity) in order to avoid entry of, or to have vacated or terminated, any Order that would prevent the Closing prior to the End Date. All such efforts shall be unconditional and shall not be qualified in any manner and no actions taken pursuant to this Section 7.3 shall be considered for purposes of determining whether a Material Adverse Effect has occurred with respect to the Company. If any Divestiture Action agreed to by Parent requires action by or with respect to the Company or its Subsidiaries or its or their businesses or assets, and such action would constitute a breach of this Agreement, Parent hereby consents to the taking of such action by the Company. Parent shall respond to and seek to resolve as promptly as reasonably practicable any objections asserted by any Governmental Entity with respect to the transactions contemplated under this Agreement. The Company, Parent and Merger Sub and any of their respective Affiliates shall not take any action with the intention to, or that could reasonably be expected to, hinder or delay the expiration or termination of any waiting period under the HSR Act or the obtaining of approval of the DOJ or FTC as necessary. Nothing in this Agreement shall require any Party to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing.

(d) Subject to applicable Laws and the instructions of any Governmental Entity, Parent and the Company shall each advise the other promptly of (and shall promptly furnish the other with copies of) any notice or other communication received by such Party or any of its Affiliates from the FTC, DOJ, any state attorney general or any other Governmental Entity regarding any of the transactions contemplated hereby, and of any understandings, undertakings or agreements (oral or written) such Party proposes to make or enter into with the FTC, the DOJ, any state attorney general or any other Governmental Entity in connection with the transactions contemplated hereby, and each Party shall generally keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby. Neither the Company nor Parent shall permit any of its respective Representatives to participate in any meeting or telephone conversation with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Merger and the other transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate in such meeting or conversation. Each of Parent and the Company shall (i) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or any of the transactions contemplated thereby, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (ii) furnish the other Party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement and the transactions contemplated thereby.

(e) The Company shall notify Parent promptly of any effect, event, development or change between the date of this Agreement and the Effective Time that, to the Knowledge of the Company, causes or would reasonably be expected to cause any of the conditions set forth in Section 8.1 or Section 8.2 not to be satisfied. Parent shall notify the Company promptly of any effect, event, development or change between the date of this Agreement and the Effective Time that, to the Knowledge of Parent, causes or would reasonably be expected to cause any of the conditions set forth in Section 8.1 or Section 8.3 not to be satisfied. The delivery of any notice pursuant to this Section 7.3(e) shall not limit or otherwise affect the remedies available to the Party receiving such notice.

(f) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

Section 7.4 Employees; Employee Benefit Plans.

(a) Parent shall, or shall cause the Surviving Company and its Subsidiaries to, give those employees who are, as of the Effective Time, employed by the Company and its Subsidiaries (the “Continuing Employees”) full credit for all purposes, including eligibility, vesting and benefit accruals under any employee benefit plans or arrangements maintained by Parent, the Surviving Company or any Subsidiary of Parent or the Surviving Company (collectively, the “Parent Plans”) for such Continuing Employees’ service with the Company or any of its Subsidiaries (or any predecessor entity) to the same extent recognized by the Company and its Subsidiaries as of the Closing Date; provided, however, that no such service shall be recognized to the extent such recognition would result in the duplication of benefits. Parent shall, or shall cause the Surviving Company and its Subsidiaries to use commercially reasonable efforts to, (x) waive, or cause to be waived, all limitations as to preexisting conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Parent Plan that is a welfare benefit plan in which such employees may be eligible to participate after the Effective Time to the same extent as such conditions, exclusions, requirements and periods were waived under a corresponding Company Benefit Plan or were not applicable to a corresponding Company Benefit Plan; and (y) provide credit under any such welfare plan for any co-payments, deductibles and similar expenditures made or incurred in the period prior to the Effective Time for the plan year in which the Effective Time occurs.

(b) From the Effective Time until the first anniversary thereof, Parent shall, or shall cause the Surviving Company and its Subsidiaries to, provide to each Continuing Employee compensation and benefit arrangements (other than equity-based awards) that are either (i) substantially similar to the compensation and benefit arrangements to which such Continuing Employee was entitled immediately prior to the Effective Time or (ii) substantially similar to the compensation and benefit arrangements to which Parent’s similarly situated employees are entitled, whichever is more favorable to such Continuing Employee. Without limiting the foregoing and the terms of any other agreement, from and after the Effective Time, Parent and the Surviving Company shall keep in full force and effect through the first anniversary of the Effective Time or, if later, until all obligations thereunder have been satisfied in accordance with the terms of such plan, agreement or arrangement, each plan, agreement or arrangement in effect as of the date of this Agreement and set forth in Section 7.4(b) of the Company Disclosure Letter between or among the Company or any of its Subsidiaries and any of its or their current or former employees; provided that nothing herein shall prohibit, any amendment or termination of such agreements in accordance with their terms or applicable Law.

(c) This Section 7.4 shall be binding upon and shall inure solely to the benefit of each of the Parties, and nothing in this Section 7.4, express or implied, is intended to confer upon any other Person (including for the avoidance of doubt any current or former directors, officers, employees, contractors or consultants of any of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries) any rights or remedies of any nature whatsoever under or by reason of this Section 7.4 or is intended to be, shall constitute or be construed as (i) prohibiting the Surviving Corporation or any of its Subsidiaries from amending or terminating any Company Benefit Plan, or (ii) establishing, amending or modifying any employee benefit plan, program, policy, agreement or arrangement of Parent, the Company, the Surviving Corporation or any respective Subsidiary thereof.

Section 7.5 Indemnification; Directors’ and Officers’ Insurance.

(a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights to advancement of expenses) now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director, officer or employee (including as a fiduciary with respect to an employee benefit plan) of the Company, any of the Company Subsidiaries or any of their respective predecessors (each, an “Indemnified Party”) as provided in the Company Charter, the Company By-laws, the organizational documents of any Company Subsidiary or any indemnification agreement between such Indemnified Party and the Company or any of the Company Subsidiaries (i) shall be assumed by the Surviving Company in the Merger, without further action, at the Effective Time, (ii) shall survive the Merger, (iii) shall continue in full force and effect in accordance with their terms with respect to any claims against any such Indemnified Party arising out of such acts or omissions and (iv) shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party for a period from the Effective Time through the date as of which a claim for indemnification (and advancement of expenses) with regard to any such act or omission becomes barred by the relevant statute of limitations. Parent shall ensure that the Surviving Company complies with and honors the foregoing obligations.

(b) Without limiting Section 7.5(a) or any rights of any Indemnified Party pursuant to any indemnification agreement, from and after the Effective Time, each of Parent and the Surviving Company shall, (i) indemnify and hold harmless each director or officer of the Company, any of the Company’s Subsidiaries or any of their respective predecessors (each a “D&O Indemnified Party”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that a D&O Indemnified Party was a director or officer of the Company or such Subsidiary or (B) acts or omissions by a D&O Indemnified Party in the D&O Indemnified Party’s capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under (A) or (B), at, or at any time prior to, the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any D&O Indemnified Party), to the fullest extent permitted under applicable Law. In addition, from the Effective Time Parent shall, and shall cause the Surviving Company to, advance any expenses (including fees and expenses of legal counsel) of any D&O Indemnified Party under this Section 7.5 (including in connection with enforcing the indemnity and other obligations referred to in this Section 7.5) as incurred to the fullest extent permitted under applicable Law, provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined that such person is not entitled to be indemnified pursuant to this Section 7.5(b).

(c) Without limiting any of the obligations under paragraph (a) of this Section 7.5, Parent agrees that all limitations of liability existing in favor of the Indemnified Parties as provided in the Company Charter or the Company By-Laws or in the corresponding constituent documents of any of the Company’s Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect thereafter, without any amendment thereto that would adversely affect the rights thereunder of such Indemnified Parties for a period of six years after the Effective Time (including with respect to any claims pending at the end of such six-year period).

(d) Prior to or at the Effective Time, the Company shall obtain prepaid (or “tail”) directors’ and officers’ liability and fiduciary liability insurance policies covering each Indemnified Party for acts or omissions occurring at or prior to the Effective Time (including acts or omissions relating to the approval of this Agreement and consummation of the transactions contemplated hereby) for the period beginning at the Effective Time and ending six years from the Effective Time and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate, no less favorable to any Indemnified Party than those of the Company’s directors’ and officers’ liability and fiduciary liability insurance policies in effect on the date of this Agreement (the “Existing D&O Policies”). Parent shall cause such “tail” insurance policies to be maintained in full force and effect, for their full term, and cause all obligations thereunder to be honored by it and the Surviving Company.

(e) In the event that (i) Parent or the Surviving Company or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or Surviving Company or entity of such consolidation or merger or (B) transfers or conveys all or a substantial portion of its properties and other assets to any Person or (ii) Parent or any of its successors or assigns dissolves the Surviving Company, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 7.5.

(f) Notwithstanding anything herein to the contrary, if any Claim (whether arising before, at or after the Effective Time) is brought against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.5 shall continue in effect until the final resolution of such Claim.

Section 7.6 Solicitation.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and ending at 11:59 p.m. (New York City time) on August 24, 2012 (such date and time, the “No-Shop Period Start Date”), the Company, its Subsidiaries and their respective Representatives shall be entitled to directly or indirectly (i) initiate, solicit and encourage, whether publicly or otherwise, Acquisition Proposals, including by providing access to non-public information regarding the Company and its Subsidiaries pursuant to Acceptable Confidentiality Agreements; provided that the Company shall promptly (and in any event within 24 hours) provide to Parent any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access and that was not previously provided to Parent; and (ii) enter into, engage in and maintain discussions and negotiations with respect to Acquisition Proposals, or otherwise cooperate with, assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations that might lead to Acquisition Proposals. The Company shall, within two Business Days after the No-Shop Period Start Date, notify Parent in writing of the identity of each Excluded Party (if any), provide a description of the status of any discussions with such Excluded Party and provide to Parent an unredacted copy of any written (or a written summary of the material terms of any non-written) Acquisition Proposal, including any financing commitments (including redacted fee letters) relating thereto.

(b) Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) until the Cut-off Date or as expressly permitted by this Section 7.6, on the No-Shop Period Start Date, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, immediately cease any encouragement, solicitation, discussion or negotiation with any Person regarding an Acquisition Proposal that is then ongoing and shall request that any such Person promptly return or destroy all confidential information concerning the Company and its Subsidiaries. Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) until the Cut-off Date or as expressly permitted by this Section 7.6, from the No-Shop Period Start Date until the earlier of the termination of this Agreement in accordance with Article 9 and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries and each of its and its Subsidiaries’ respective Representatives not to, (i) initiate, solicit, facilitate or knowingly encourage the making of an Acquisition Proposal (or inquiries, proposals or offers or other efforts that may reasonably be expected to lead to an Acquisition Proposal), (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or furnish to any Person any material information with respect to, an Acquisition Proposal, (iii) enter into any letter of intent, agreement or agreement in principle with respect to an Acquisition Proposal or (iv) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal. Notwithstanding the commencement of the obligations of the Company under this Section 7.6(b) on the No-Shop Period Start Date, the parties hereto agree that the Company and its Representatives may continue to engage in the activities described in clause (ii) of Section 7.6(a) with respect to each Excluded Party (for so long as such Person or group is an Excluded Party) until 11:59 p.m. (New York City time) on September 13, 2012 (the “Cut-off Date”), including with respect to any amended or revised proposal submitted by such Excluded Party on or after the No-Shop Period Start Date. Nothwithstanding the foregoing, a Person or group shall cease to be an Excluded Party when such Person or group, as of the No-Shop Period Start Date, ceases to provide (directly or indirectly) at least 50% of the equity financing (measured by voting power and value) of such Person or group at any time following the No-Shop Period Start Date and the Company receives notice or knowledge thereof.

(c) Notwithstanding anything contained in Section 7.6(b) or any other provision of this Agreement to the contrary, if at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Required Vote, the Company or any of its Representatives receives a written Acquisition Proposal, which Acquisition Proposal was made on or after the No-Shop Period Start Date and did not result from any breach of this Section 7.6, (i) the Company and its Representatives may contact such Person or group of Persons making the Acquisition Proposal solely to clarify the terms and conditions thereof and (ii) if the Company Board or any committee thereof determines in good faith after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then after such determination, the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Acquisition Proposal and furnish pursuant thereto information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall promptly (and in any event within 24 hours) provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal; provided, further, that this Section 7.6(c) shall not apply to Acquisition Proposals (or amendments or modificiations thereto) made by Excluded Parties prior to the Cut-off Date.

(d) Following the No-Shop Period Start Date, the Company shall promptly (and in any event within 24 hours) (i) notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives receives an Acquisition Proposal, (ii) provide Parent with an unredacted copy of any such Acquisition Prosposal made in writing to the Company, or a written summary of the material terms of such Acquistion Proposal not made in writing, the identity of the Person or group of Persons making such Acquisition Proposal, any relevant proposed transaction documents and a copy of any financing commitments (including redacted fee letters) relating thereto, (iii) keep Parent reasonably informed of any material developments, modifications, discussions and negotiations with respect to any such Acquisition Proposal and (iv) upon the request of Parent apprise Parent of the status of each such Acquisition Proposal. The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or similar agreement with any Person that prohibits the Company from providing to Parent any of the information required to be provided to Parent under this Section 7.6 within the time periods contemplated hereby. For the avoidance of doubt, all information provided to Parent pursuant to this Section 7.6 will be subject to the terms of the Confidentiality Agreement.

(e) Neither the Company Board nor any committee thereof shall (i) (A) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal or Acquisition Proposal Documentation; (B) withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Recommendation; (C) fail to include the Company Recommendation in the Proxy Statement, subject to the immediately following sentence; or (D) after the No-Shop Period Start Date (or after the Cut-off Date with respect to any Excluded Party), fail to publicly affirm the Company Recommendation in writing within three Business Days after Parent requests such affirmation with respect to an Acquisition Proposal that has been publicly announced; provided that Parent may only make such request once per Acquisition Proposal (provided, however, that Parent may also make such a request in respect of any material amendment or revision to an Acquisition Proposal that has been publicly announced) (any action described in this clause Section 7.6(e)(i) being referred to as a “Change of Recommendation,” it being understood that a “stop, look and listen” communication by the Company Board to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not constitute a Change of Recommendation) or (ii) authorize or execute (or cause or allow the Company or any of its Subsidiaries to execute) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting an Acquisition Proposal (other than a confidentiality agreement pursuant to Section 7.6(a) or Section 7.6(c)) (any such documentation, “Acquisition Proposal Documentation”) or (iii) take any actions pursuant to Section 9.1(g). Notwithstanding the foregoing, prior to obtaining the Company Required Vote, the Company Board or any committee thereof may (x) effect a Change of Recommendation; or (y) if the Company Board receives an Acquisition Proposal that it or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal, execute Acquisition Proposal Documentation with respect to such Superior Proposal if, and only if in the case of clause (x) or (y):

(A) the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors that failure to take such action would be inconsistent with its fiduciary duties under applicable Law;

(B) the Company has provided prior written notice to Parent and Merger Sub, at least three full Business Days in advance (and shall not take action until after 12:01 a.m. of the day following such third full Business Day), that it intends to (1) effect a Change of Recommendation or (2) cause the Company to enter into any Acquisition Proposal Documentation and terminate this Agreement, and such notice shall include the basis for the Change of Recommendation or termination;

(C) with respect to a Superior Proposal, the Company has provided the identity of the party making such Superior Proposal, along with unredacted copies of the Acquisition Proposal, the relevant proposed transaction agreements and a copy of any financing commitments (including redacted fee letters) relating thereto;

(D) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent and Merger Sub for the entirety of such three full Business Day notice period (to the extent Parent wishes to negotiate) to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement, the Financing Commitments and the Guarantee such that it would cause any such Superior Proposal to no longer constitute a Superior Proposal or would otherwise obviate the need to take action pursuant to Section 9.1(g);

(E) following the end of such notice period, the Company Board or any committee thereof shall have considered in good faith any proposed revisions to this Agreement, the Financing Commitments and the Guarantee proposed by Parent in a manner that would form a binding contract if accepted by the Company or any other potentially binding offer, and shall have determined that, as applicable, any such Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect or failure to effect a Change of Recommendation would be inconsistent with the Board’s fiduciary duties under applicable Law, and the Company shall have provided to Parent notice of its continued intent to terminate or effect a Change of Recommendation; and

(F) in the event of any material change to the terms of any such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described above and the notice and negotiation period shall have recommenced, except that the notice period shall be at least two full Business Days (rather than the three full Business Days otherwise contemplated above);

provided, that the Company has complied in all material respects with its obligations under this Section 7.6; provided, further, that any purported termination of this Agreement pursuant to Section 9.1(g) shall be void and of no force or effect, unless the Company pays Parent the Company Termination Fee in accordance with Section 9.3(a) prior to or concurrently with such termination.

(f) Nothing in this Section 7.6 or elsewhere in this Agreement shall prevent the Company and the Company Board from (i) taking and disclosing any position or disclosing any information required to be disclosed under applicable Law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, and to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to an Acquisition Proposal, provided, that any disclosure permitted by this Section 7.6(f)(i) that does not contain either an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Company Recommendation shall be deemed a Change of Recommendation, or (ii) making any disclosure not of the type provided in clause (i) above to the shareholders of the Company that is required by applicable Law. In addition, nothing in this Section 7.6 or elsewhere in this Agreement shall prohibit the Company from taking any action that any court of competent jurisdiction orders the Company to take.

Section 7.7 Section 16 Matters. Prior to the Effective Time, the Company Board shall take all such steps as may be required and permitted to cause dispositions of Company Equity Awards (including derivative securities with respect to such Company Equity Awards) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.8 Stock Exchange De-listing. Prior to the Effective time, the Company shall cooperate with Parent and use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary proper or advisable on its part under applicable Law and the rules and policies of the NYSE to enable de-listing by the Surviving Corporation of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under the Exchange Act as soon as practicable following the Effective Time. The Surviving Company shall use its commercially reasonable efforts to cause the Company Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

Section 7.9 Parent Vote. Parent shall vote (or consent, by written action in lieu of a meeting, with respect to) all shares of common stock of Merger Sub in favor of the adoption of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby.

Section 7.10 Financing.

(a) Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use, its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Commitments (subject to any market flex provisions applicable thereto that have been disclosed in writing to the Company), including using reasonable best efforts to (i) maintain in effect the Financing Commitments, (ii) negotiate definitive agreements with respect thereto on the terms and subject only to the terms and conditions contemplated by the Financing Commitments (subject to any market flex provisions applicable thereto that have been disclosed in writing to the Company) on other terms no less favorable in the aggregate to Parent and Merger Sub (as determined in the reasonable judgment of the Company) and (iii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the Financing set forth in the Financing Commitments and the definitive agreements that are within their respective control. If all conditions to the Financing Commitments have been satisfied, Parent shall use its reasonable best efforts (including, other than with respect to the provider of the Equity Financing, through litigation pursued in good faith) to cause the Lenders and the Person providing the Equity Financing to fund on the Closing Date, as applicable, the Financing required to consummate the Merger, respectively. Parent shall not, and shall not permit any of its Affiliates to, take any action not otherwise required or expressly permitted under this Agreement that is a breach of, or would result in termination of, any of the Financing Commitments. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Parent shall, as promptly as practicable following the occurrence of such event, use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement.

(b) Parent shall give the Company prompt notice of (i) any default or material breach (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or material breach) by any party under either of the Financing Commitments or the definitive agreements relating to the Financing of which Parent or Merger Sub becomes aware, (ii) any termination of either of the Financing Commitments, (iii) the receipt of any written notice or other written communication from any Person party to a Financing Commitment with respect to any (x) actual or potential default, breach, termination or repudiation of any Financing Commitment, any definitive agreement relating to the Financing or any provision of the Financing Commitments or the definitive agreements relating to the Financing, in each case by any party thereto, or (y) material dispute or disagreement between or among any parties to any Financing Commitment or the definitive agreements relating to the Financing, with respect to the obligation to fund the Financing, including any condition with respect to the obligation to fund the Financing, or the amount of Financing to be funded at the Closing Date, and (iv) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitments or the definitive agreements relating to the Financing. As soon as reasonably practicable, and in any event, within two Business Days after the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence. Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing. In the event that Parent is required pursuant to this Section 7.10(b) to provide any information that is subject to attorney-client or similar privilege, Parent may withhold disclosure of such information so long as Parent gives notice to the Company of the fact that it is withholding such information and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection.

(c) Notwithstanding anything contained in this Section 7.10 or in any other provision of this Agreement, Parent and Merger Sub shall have the right from time to time to amend, restate, replace, supplement or otherwise modify, or waive any of its rights under, the Financing Commitments and/or substitute other debt or equity financing for all or any portion of the Financing from the same and/or alternative financing sources; provided, that any such amendment, restatement, replacement, supplement or other modification to or waiver of any provision of the Financing Commitments that amends the Financing and/or substitution of all or any portion of the Financing shall not, without the prior written consent of the Company, (i) with respect to the Financing Commitments, reduce (or could reasonably be expected to have the effect of reducing) the aggregate amount of the Financing (it being understood that either the Debt Financing or the Equity Financing may be reduced so long as the Equity Financing or Debt Financing is increased (including, in the case of the Debt Financing by an increase in revolver drawings on the Closing Date), no later than the date of such amendment, restatement, replacement, supplement or other modification or waiver, by a corresponding amount on substantially the same terms as provided in the applicable Debt Financing Commitment or Equity Financing Commitment), (ii) impose new or additional conditions or contingencies or otherwise expand, amend or modify any of the conditions or contingencies to the Financing (unless such conditions precedent or contingencies to the Financing would not be (1) materially adverse to Parent, Merger Sub or the Company and (2) reasonably expected to prevent or materially hinder or delay the consummation of the Merger, or materially adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Commitments or the definitive agreements relating to the Financing) or (iii) prevent or materially impede or delay the consummation of the Merger. Parent shall promptly deliver to the Company true and complete copies of any such amendment, restatement, replacement, supplement, modification, substitution or waiver; provided that Parent and Merger Sub may replace, amend, supplement or modify the Debt Financing Commitment for the purpose of adding agents, co-agents, lenders, arrangers, joint bookrunners or other Persons that have not executed the Debt Financing Commitment as of the date hereof, in each case in accordance with the Debt Financing Commitment as of the date hereof so long as such replacement, amendment, supplement or modification is otherwise in compliance with this Section 7.10(c).

(d) If any portion of the Debt Financing becomes unavailable or Parent becomes aware of any event or circumstance that would make any portion of the Debt Financing unavailable, and such portion is required to fund the Merger Consideration and all fees, expenses and other amounts contemplated to be paid by Parent pursuant to this Agreement, Parent shall use its reasonable best efforts to arrange and obtain, and negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative financial institutions in an amount sufficient to consummate the Merger and the other transactions contemplated by this Agreement upon terms and conditions no less favorable, taken as a whole, to Parent and the Company than the terms and conditions set forth in the Debt Financing Commitment, as applicable, as promptly as reasonably practicable following the occurrence of such event. Parent shall promptly deliver to the Company true and complete copies of all agreements pursuant to which any such alternate source shall have committed to provide Parent and Merger Sub with any portion of the Financing substantially concurrently with the execution thereof. Parent and Merger Sub shall keep the Company reasonably informed on a timely basis in reasonable detail of the status of its efforts to arrange the Financing and any material developments relating to the Financing, including providing to the Company all drafts and copies of definitive agreements with respect to the Debt Financing and all other material documents related to the Financing (except in the case of customary fee letters and engagement letters where fee amounts and certain other terms (none of which would reduce the aggregate amount or affect the conditionality of any such alternative financing) may be redacted); provided that fee letters or side letters which do not contain “market flex” or other provisions which affect the terms or conditions of the Debt Financing shall not be required to be provided. In the event that Parent is required pursuant to this Section 7.10(d) to provide any information that is subject to attorney-client or similar privilege, Parent may withhold disclosure of such information so long as Parent gives notice to the Company of the fact that it is withholding such information and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection.

(e) If any condition or other provision of the Debt Financing Commitment is amended, modified or waived or if alternative financing is obtained for any portion of the Debt Financing, in each case, in accordance with Sections 7.10(c) and (d), then each of Parent and the Company shall comply with its covenants set forth herein with respect to the Debt Financing Commitment, as so amended, modified or waived and with respect to such alternative financing to the same extent that Parent and the Company would have been obligated to comply with respect to the Debt Financing, as the case may be. For purposes of the Agreement (other than with respect to representations made by Parent and Merger Sub as of the date hereof), references to (x) “Debt Financing” and “Financing” shall include the financing contemplated by the Debt Commitment as permitted to be amended, modified, supplemented, restated, replaced or substituted by Sections 7.10(c) and 7.10(d), any debt securities or other financing contemplated by the Debt Commitment to be issued or incurred in lieu of the bridge facility in the Debt Commitment on the Closing Date, including any alternative financing required by Section 7.10(d), (y) “Debt Commitment” shall include any amendment, modification, restatement, supplement and replacement or substitution permitted by Section 7.10(c) and any alternative financing required by Section 7.10(d), and (z) “Lenders” and “Financing Sources” shall include lenders and other financing sources (including underwriters, placement agents and initial purchasers) providing the Debt Financing pursuant to any amendment, modification, restatement, supplement and replacement permitted by Section 7.10(c) and any alternative financing required by Section 7.10(d).

(f) Prior to the Closing, the Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, and shall use its reasonable best efforts to cause the respective Representatives of the Company and its Subsidiaries to use their reasonable efforts, in each case at Parent’s sole expense, to provide all cooperation to Parent and Merger Sub as may be reasonably required in connection with the Debt Financing, including (i) furnishing Parent and Merger Sub and their Debt Financing sources (x) the financial statements and pro forma financial information referred to in paragraph 4 and 5 of Exhibit D to the Debt Financing Commitment (as in effect as of the date hereof) and (y) such other pertinent and customary financial and other information as Parent shall reasonably request (including with respect to acquired entities) in order to market, syndicate and consummate the Debt Financing (provided that the Company shall only be required to furnish pro forma financial statements for purposes of determining whether the Required Information has been provided (i) if Parent or Merger Sub has provided the Company information relating to the proposed debt and equity capitalization on or prior to August 21, 2012 and (ii) if Parent or Merger Sub has provided the Company any other information that the Company shall have reasonably requested on or before September 3, 2012; further provided that in no event shall the information required to be delivered pursuant to this clause (i) be deemed to include or shall the Company otherwise be required to provide (A) any description of all or any component of the Financing, including any such description to be included in liquidity and capital resources disclosure or any “description of notes,” (B) risk factors specifically relating to all or any component of the Financing, (C) subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X (other than financial information regarding guarantors and non-guarantors that is customary in substance and form for a Rule 144A offering of debt securities) or (D) Compensation Disclosure and Analysis required by Regulation S-K Item 402(b)) (the information required to be delivered pursuant to this clause (i) being referred to as the “Required Information”); (ii) participating in a reasonable number of road show and investor presentations, drafting sessions, due diligence sessions and sessions with rating agencies in connection with the Financing, including direct contact between senior management and representatives of the Company and its Subsidiaries, on the one hand, and the Financing Sources, potential lenders and investors for the Financing, on the other hand; (iii) providing to Parent and Merger Sub from time to time information regarding the Company and its Subsidiaries reasonably requested by the Financing Sources and assisting with the preparation of appropriate and customary materials for rating agency presentations, offering and syndication documents (including prospectuses, private placement memoranda, lender and investor presentations, bank information memoranda and similar documents), business projections and other marketing documents required in connection with the Financing (all such documents and materials, collectively the “Offering Documents”) and identifying any portion of any information contained in any Offering Documents that constitutes material non-public information; (iv) furnishing all documentation and other information required by Governmental Entities under applicable “know your customer” and anti-money laundering rules and regulations, including U.S.A. Patriot Act of 2001, but in each case, solely as relating to the Company and its Subsidiaries; (v) issuing customary representation letters to auditors and using reasonable best efforts to obtain (A) accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company, (B) corporate, credit, facility and securities ratings from rating agencies, (C) consents, waivers, legal opinions, surveys, appraisals, environmental reports and title insurance as may be reasonably required by Parent, Merger Sub or the Financing Sources, and (D) customary evidence of authority, customary officer’s certificates, good standing certificates (to the extent applicable) in the respective jurisdictions of organization of the Company and its Subsidiaries, customary lien searches with respect to the Company and its Subsidiaries and insurance certificates (including, to the extent the statements therein are accurate, delivery of a solvency certificate of the chief financial officer of the Company in the form contemplated by the Debt Financing Commitment (as in effect on the date hereof) provided, that failure of the chief financial officer of the Company to deliver such a solvency certificate shall not be deemed to be a breach of this Agreement by the Company so long as the Company has used its reasonable best efforts to cause the chief financial officer of the Company to deliver such certificate), in each as reasonably requested by Parent or Merger Sub; (vi) issuing customary letters to the Financing Sources authorizing the distribution of information to prospective lenders and making customary representations to the Financing Sources that such information does not contain a material misstatement or omission and, if requested, confirming that such information does not contain material non-public information with respect to the Company and its Subsidiaries or any of the Company’s or its Subsidiaries’ respective securities for purposes of foreign, United States Federal and state securities laws; (vii) using its reasonable best efforts to ensure that the Financing Sources benefit materially from the existing lending relationships of the Company and its Subsidiaries; (viii) cooperating reasonably with the Financing Sources’ due diligence, to the extent customary and reasonable; (ix) arranging for customary payoff letters, lien terminations and instruments of discharge to be delivered at or prior to Closing relating to all Indebtedness to be paid off, discharged and terminated on the Closing Date; and (x) assisting in the preparation and executing and delivering one or more credit agreements, indentures, purchase agreements, pledge and security documents and other definitive financing documents as may be reasonably requested by Parent so long as such agreements, indentures and documents do not become effective prior to the Closing; provided, however, that nothing in this Agreement shall require such cooperation to the extent it would, in the Company’s reasonable judgment, interfere unreasonably with the business or operations of the Company or any of its Subsidiaries; and provided, further, that notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall (A) be required to pay any commitment or other similar fee prior to the Effective Time, (B) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Financing prior to the Effective Time (other than with respect to representations made to Financing Sources in connection with the letters described in clause (vi) above) or (C) be required to incur any other liability in connection with the Financing prior to the Effective Time. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing; provided, however, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. If the Closing does not occur, Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs to the extent such costs are incurred by the Company or its Subsidiaries in connection with such cooperation provided by the Company, its Subsidiaries or their respective Representatives pursuant to the terms of this Section 7.10(f), or in connection with compliance with its obligations under this Section 7.10(f), and Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all Damages suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than arising from information provided by the Company or its Subsidiaries, including financial statements), except in the event such Damages arose out of or result from the willful misconduct, gross negligence, fraud, or intentional misrepresentation of the Company, any of its Subsidiaries or any of their respective Representatives.

(g) Parent and Merger Sub shall refrain from taking, directly or indirectly, any action that would reasonably be expected to result in the failure of any of the conditions contained in the Financing Commitments or in any definitive agreement relating to the Financing. Parent and Merger Sub acknowledge and agree that, notwithstanding the Company’s obligations under Section 7.10(f), neither the obtaining of the Financing or any alternative financing, nor the completion of any issuance of securities contemplated by the Financing is a condition to the Closing, and reaffirm their obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or any alternative financing or the completion of any such issuance, subject to the satisfaction of the conditions set forth in Section 8.1 and Section 8.2.

(h) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to clause (c) above shall be kept confidential in accordance with the Confidentiality Agreement; provided, that notwithstanding the terms of the Confidentiality Agreement, upon notice to the Company, the Parent may provide such information to potential sources of capital and to rating agencies and prospective lenders and investors during syndication of the Debt Financing (including any alternative financing to be entered into pursuant to Section 7.10(d)) subject to customary confidentiality arrangements with such Persons regarding such information.

Section 7.11 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement after the date of this Agreement, Parent, the board of directors of Parent, the Company and the Company Board shall each use its respective reasonable best efforts to grant such approvals and take such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize, to the extent possible, the effects of such statute or regulation on such transactions.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1 Conditions to Each Party’s Obligation to Consummate the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Required Vote shall have been obtained.

(b) HSR Compliance. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

(c) No Injunctions or Restraints; Illegality. No Governmental Entity of competent jurisdiction shall have issued an Order or enacted a Law that is in effect and prohibits, restrains or makes illegal the consummation of the Merger.

Section 8.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. (i) Except for the representations and warranties in Sections 4.3 (Capitalization), 4.4 (Authority, Validity and Effect of Agreements), 4.20 (Anti-Takeover Provisions) and 4.21 (Broker’s Fees), the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the Closing Date as though made at and as of the Closing Date (except for any representations and warranties that refer to an earlier date, which shall have been true as of such earlier date); provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties in Sections 4.3 (Capitalization), 4.4 (Authority, Validity and Effect of Agreements) and 4.21 (Broker’s Fees) shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date; and (iii) the representations and warranties in Section 4.20 (Anti-Takeover Provisions) shall be true and correct in all respects as of the Closing Date as though made at and as of the Closing Date. Solely for the purposes of clause (ii) above, if one or more inaccuracies in the representations and warranties set forth in Section 4.3 (Capitalization) or 4.21 (Broker’s Fees) would cause damage or diminution in value to Parent or Merger Sub of $14 million or more, or would cause the aggregate amount required to be paid by Parent or Merger Sub to consummate the Merger on the Closing Date and pay all fees and expenses in connection therewith to increase by $14 million or more, such inaccuracy or inaccuracies will be considered material for purposes of clause (ii) of this Section 8.2(a).

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any effect, development, fact, circumstance, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(d) Closing Certificate. Parent shall have received a certificate signed on behalf of the Company by a duly appointed and authorized officer certifying as to the satisfaction of the conditions set forth in Section 8.1(a), Section 8.2(a), Section 8.2(b) and Section 8.2(c).

Section 8.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. Except for the representations and warranties in Sections 5.2 (Ownership of Merger Sub; No Prior Activities), 5.3 (Authority, Validity and Effect of Agreements), and 5.13 (Solvency), the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except for any representations and warranties that refer to an earlier date, which shall have been true as of such earlier date); provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Parent Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect; and the representations and warranties in Sections 5.2 (Ownership of Merger Sub; No Prior Activities), 5.3 (Authority, Validity and Effect of Agreements) and 5.13 (Solvency) shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects its respective obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Closing Certificate. The Company shall have received a certificate signed on behalf of Parent by a duly appointed and authorized officer certifying as to the satisfaction of the conditions set forth in Section 8.3(a) and Section 8.3(b).

Section 8.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Sections 8.1, 8.2 and 8.3 to be satisfied if such failure was caused by the failure of such Party to act in good faith or to perform any of its obligations under this Agreement.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating Party or Parties as follows (the effective date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable Order or enacted a Law that prohibits or makes illegal the consummation of the Merger on the terms contemplated hereby; provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party if such legal prohibition or the issuance of such final and non-appealable Order was primarily due to such Party’s failure to perform in all material respects any of its obligations under this Agreement;

(c) by either Parent or the Company if the Effective Time shall not have occurred on or before December 21, 2012 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to a Party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Effective Time to occur on or before such date (other than, in the case of Parent, its failure to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement solely as a result of the Lenders being unwilling or unable to provide the Debt Financing at or prior to the time the Closing was required to occur pursuant to the terms of this Agreement in circumstances under which Parent complied with its obligations under Section 7.10);

(d) by Parent, so long as it is not then in material breach of its obligations under this Agreement, if (i) any of the representations or warranties of the Company herein is or becomes untrue or inaccurate such that the condition set forth in Section 8.2(a) becomes incapable of being satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 8.2(b) becomes incapable of being satisfied; provided that, in the case of clauses (i) or (ii) above, as applicable, (x) such breach cannot be cured by the Company by the day prior to the End Date or (y) if capable of being cured, shall not have commenced to have been cured (1) within 15 calendar days following receipt of written notice from Parent of such breach or (2) any shorter period of time that remains between the date Parent provides written notice of such breach and the day prior to End Date;

(e) by the Company, so long as it is not then in material breach of its obligations under this Agreement, if (i) any of the representations or warranties of either of Parent or Merger Sub herein is or becomes untrue or inaccurate such that the condition set forth in Section 8.3(a) becomes incapable of being satisfied, or (ii) there has been a breach on the part of either of Parent or Merger Sub of any of its covenants or agreements herein, not including the covenants and agreements set forth in Section 7.10, such that the condition set forth in Section 8.3(b) becomes incapable of being satisfied; provided that, in the case of clauses (i) or (ii) above, as applicable, (x) such breach cannot be cured by Parent or Merger Sub by the day prior to the End Date or (y) if capable of being cured, shall not have commenced to have been cured (1) within 15 calendar days following receipt of written notice from the Company of such breach or (2) any shorter period of time that remains between the date the Company provides written notice of such breach and the day prior to the End Date;

(f) by Parent if the Company Board shall have (i) effected a Change of Recommendation or (ii) entered into any Acquisition Proposal Documentation;

(g) by the Company, prior to the receipt of the Company Required Vote, if the Company Board shall have (i) effected a Change of Recommendation or (ii) entered into any Acquisition Proposal Documentation; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 9.1(g) unless (x) the Company has complied with the requirements of Section 7.6 that the Company is required to satisfy before taking action pursuant to this Section 9.1(g) and (y) prior to or concurrent with such termination the Company pays the fee due under Section 9.3;

(h) by the Company if (i) the Marketing Period has ended and the conditions set forth in Sections 8.1 and 8.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied on the date the Closing should have been consummated pursuant to the terms of this Agreement, (ii) the Company has irrevocably confirmed by notice to Parent after the end of the Marketing Period that all conditions set forth in Section 8.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or that it is willing to waive any unsatisfied conditions in Section 8.3 and (iii) the Merger shall not have been consummated on the Business Day following the delivery of such notice; provided, that notwithstanding anything in Section 9.1(c) to the contrary, no Party shall be permitted to terminate this Agreement pursuant to Section 9.1(c) prior to the end of the Business Day following delivery of the notice referred to in clause (ii) above; or

(i) by Parent or the Company if the Merger is not adopted by the Company Stockholders by the Company Required Vote at the Company Stockholder Meeting or at any adjournment or postponement thereof.

Section 9.2 Effect of Termination. Subject to Section 9.3, in the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Merger Sub, the Company, any of their respective Subsidiaries or any of the Representatives of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby; provided, however, that (i) except as otherwise provided herein and subject to Section 10.9(b) (including the limitation on liability set forth therein), no such termination shall relieve any Party of any liability for damages to another Party resulting from a knowing or intentional breach of this Agreement or fraud and (ii) the Confidentiality Agreement, the Guarantee, the expense reimbursement and indemnification provisions of Section 7.10(f), the provisions of Section 7.2(b), this Section 9.2, Section 9.3 and Article X shall survive any termination of this Agreement.

Section 9.3 Termination Fees.

(a) If this Agreement is terminated:

(i) pursuant to Section 9.1(f) or Section 9.1(g); or

(ii)(A) by Parent or the Company pursuant to Section 9.1(c), provided that the Company Stockholder Meeting shall not have occurred prior to the End Date, (B) by Parent or the Company pursuant to Section 9.1(i), provided that, in the case of termination pursuant to Section 9.1(i) at the time of the stockholder vote, the Financing Commitments shall not have been terminated, withdrawn or rescinded without being replaced by alternative financing commitments sufficient to consummate the transactions contemplated by this Agreement, or (C) by Parent pursuant to Section 9.1(d)(i) or (ii) and, in each case, (1) after the date hereof and prior to the Termination Date, any Third Party shall have publicly made a bona fide Acquisition Proposal; (2) within twelve months after the Termination Date, the Company enters into a definitive agreement with respect to any Acquisition Proposal; and (3) the transactions contemplated in such definitive agreement are thereafter consummated (solely for purposes of this Section 9.3(a), all references in the definition of Acquisition Proposal to “25%” shall be increased to “50%”), then the Company shall pay Parent, by wire transfer of immediately available funds, the sum of $48,000,000 (the “Company Termination Fee”); provided that, if this Agreement is terminated prior to the Cut-off Date (or, in the event an Acquisition Proposal is made less than three full Business Days prior to the Cut-off Date by a Person or group that at such time is an Excluded Party, terminated promptly following the three (or two) business day period referred to in Section 7.6(e)) by (x) the Company pursuant to Section 9.1(g) in order to enter into Acquisition Proposal Documentation with a Person or group that at the time of submitting such Acquisition Proposal was an Excluded Party, or (y) by Parent pursuant to Section 9.1(f) and the event giving rise to the termination is the submission of an Acquisition Proposal by a Person or group that at the time of submitting such Acquisition Proposal was an Excluded Party, then the Company Termination Fee shall be equal to $24,000,000. The payment of the Company Termination Fee shall be made (i) in the case of payment pursuant to Section 9.3(a)(i), (A) if the Agreement has been terminated pursuant to 9.1(f), within two Business Days after the termination and (B) if the Agreement has been terminated pursuant to 9.1(g), simultaneously with such termination and (ii) in the case of termination pursuant to Section 9.3(a)(ii), two Business Days after the consummation of the Acquisition Proposal.

(b) If this Agreement is terminated by the Company pursuant to Section 9.1(e) or Section 9.1(h), then Parent shall pay to the Company by wire transfer of immediately available funds, the sum of $119,000,000 (the “Parent Termination Fee”) as promptly as reasonably practicable (and, in any event, within two Business Days) following the date of termination of this Agreement.

(c) In the event that: (i) the Company terminates this Agreement pursuant to Section 9.1(g) or Section 9.1(i); or (ii) Parent terminates this Agreement pursuant to Section 9.1(d), Section 9.1(f) or Section 9.1(i); then in any such event, the Company shall pay Parent or its designees by wire transfer of same day funds, as promptly as possible (but in any event within two Business Days) following the delivery by Parent of an invoice therefor, all reasonably documented out-of-pocket fees and expenses incurred by Parent, Merger Sub and their respective Affiliates in connection with the transactions contemplated by this Agreement, including the Financing; provided that the Company shall not be required to pay more than an aggregate of $7 million in fees and expenses pursuant to this Section 9.3(c).

(d) The Company and Parent agree that the obligations contained in Section 9.3 are an integral part of the transactions contemplated by this Agreement, that without the Parties’ agreement to discharge such obligations, Parent and the Company would not have entered into this Agreement, and that each of the Company Termination Fee and the Parent Termination Fee constitutes liquidated damages incurred by the applicable Party and is not a penalty. Accordingly, if the Company or Parent, as the case may be, fails promptly to pay the fee due pursuant to Section 9.3, and, in order to obtain such payment, Parent or the Company commences a proceeding that results in an award against the other Party for such fee, the Company or Parent, as the case may be, shall pay to the other Party its costs and expenses (including attorneys’ fees and expenses) in connection with such proceeding, together with interest on the amount of the applicable fee from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time.

Section 10.2 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before the Effective Time; provided, however, that after receipt of the Company Required Vote, there may not be any amendment of this Agreement that, by applicable Law or in accordance with the rules of any relevant stock exchange, requires further approval of the Company Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 10.3 Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies by another Party in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by another Party with any of the agreements or conditions contained herein applicable to such Party; provided, however, that, after receipt of the Company Required Vote, there may not be any extension or waiver of this Agreement that decreases the Merger Consideration or that adversely affects the rights of the Company Stockholders hereunder without the approval of such Company Stockholders. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppels with respect to, any subsequent or other failure.

Section 10.4 Expenses.

(a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense, except as otherwise set forth in this Agreement.

(b) All transfer, sales and use, value added, registration, documentary, stamp and similar taxes imposed in connection with this Agreement and the transactions contemplated hereby shall be borne by Parent.

Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given to the receiving Party upon actual receipt, if delivered personally; five Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission, if sent by facsimile or e-mail transmission prior to 5 p.m. local time of the receiving Party, or on the next Business Day if sent after 5 p.m. local time of the receiving Party (provided that, if sent by facsimile or e-mail transmission, such notice or other communication shall be followed within one Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, in each such case to the receiving Party at the following address (or at such other address for a Party as shall be specified by like notice):

if to Parent or Merger Sub, to:

c/o TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Attention: Ronald Cami, Esq.

Facsimile: (415) 743-1501

E-mail: rcami@tpg.com

with a copy to:

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199-3600

Attention:    William M. Shields, Esq.

                      Amanda McGrady Morrison, Esq.

Facsimile: (617) 951-7050

E-mail:    William.Shields@ropesgray.com

                Amanda.Morrison@ropesgray.com

if to the Company, to:

Par Pharmaceutical Companies, Inc.

300 Tice Blvd.

Woodcliff Lake, NJ 07677

Attention:    General Counsel

                      President

Facsimile: (201) 802-4000

E-mail: par.noticedept@parpharm.com

with copies to:

Orrick, Herrington & Sutcliffe LLP

51 W. 52nd St.

New York, NY 10019

Attention: R. King Milling, Jr., Esq.

Facsimile: (212) 506-5151

E-mail: kmilling@orrick.com

and

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, CA 94105

Attention: Richard V. Smith, Esq.

Facsimile: (415) 773-5759

E-mail: rsmith@orrick.com

and

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention:    Scott A. Barshay, Esq.

                      George F. Schoen, Esq.

Facsimile: 212-474-3700

E-mail: sbarshay@cravath.com

               gschoen@cravath.com

Section 10.6 Counterparts; Facsimile. This Agreement may be executed and delivered in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures transmitted by facsimile or other electronic transmission shall be accepted as originals for all purposes of this Agreement.

Section 10.7 Entire Agreement. This Agreement (together with the documents, schedules and the instruments referred to herein or delivered herewith) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

Section 10.8 Governing Law; Venue.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provisions (except to the extent that mandatory provisions of federal Law apply). Each of the Parties hereby irrevocably submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any court of the State of Delaware or the United States District Court for the District of the State of Delaware) for the purpose of any Legal Proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, brought by or against any other Party hereto, and hereby irrevocably agrees (a) that all claims in respect of any such Legal Proceeding may be heard and determined in any such court and (b) not to commence any Legal Proceeding relating to this Agreement in any other court or before any other Governmental Entity. Each Party irrevocably and unconditionally waives and agrees not to assert in any such Legal Proceeding, in each case to the fullest extent permitted by applicable Law, (i) any objection to the laying of venue of any such Legal Proceeding brought in any such court, (ii) any claim that such Party is not personally subject to the jurisdiction of any such court, or (iii) any claim that any such Legal Proceeding has been brought in an inconvenient forum (if brought in any such court). Each Party certifies and acknowledges that (A) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation under this Section 10.8, seek to enforce any of the foregoing waivers, (B) it understands and has considered the implications of such waivers and (C) it makes such waivers voluntarily. Each Party agrees that service of any process, summons, notice or document in accordance with the provisions of Section 10.5 shall be effective service of process for any Legal Proceeding brought against such Party in any such court. Notwithstanding the foregoing, each Party agrees that a final judgment in any such Legal Proceeding brought in any such court shall be conclusive and binding upon such Party and may be enforced in any other court to whose jurisdiction such Party is or may be subject, by suit upon such judgment.

(b) Notwithstanding the foregoing, each of the Parties hereby agrees that it will not bring or support any Legal Proceeding against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or Federal court, and that the provisions of Section 10.14 relating to the waiver of jury trial shall apply to any such Legal Proceeding. The Financing Sources are express third party beneficiaries of this Section 10.8(b).

Section 10.9 Remedies.

(a) The Parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case, in accordance with Section 10.8, without proof of damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity, except as otherwise provided in Section 10.9(b). Notwithstanding the foregoing, the right of the Company to obtain an injunction, or other appropriate form of equitable relief to cause, or to cause Parent and Merger Sub to cause, the Equity Financing to be funded (but not the right of the Company to obtain an injunction, or other appropriate form of equitable relief, for any other reason) at any time shall be subject to the requirement that (i) the Marketing Period has ended and all the applicable conditions set forth in Section 8.1 and Section 8.2 would have been satisfied if the Closing were to have occurred at such time (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (ii) the Debt Financing (or, in the case alternative financing has been obtained in accordance with Section 7.10, such alternative financing) has been funded in accordance with the terms thereof or would be funded in accordance with the terms thereof at the Closing if the Equity Financing were to be funded at the Closing, and (iii) the

Company has irrevocably confirmed to Parent in writing that if the Equity Financing and the Debt Financing were funded, it would take such actions that are within its control to cause the Closing to occur. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the Company and Parent acknowledges and agrees that (i) each Party shall be entitled to seek to specifically enforce the terms and provisions of this Agreement notwithstanding the availability of any monetary remedy set forth in Sections 9.3 and 10.9(b), (ii) the provisions set forth in Sections 9.3 and 10.9(b) (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (iii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary:

(i) other than the Company’s right to receive specific performance in accordance with this Section 10.9, the Company’s right to receive payment from Parent of the Parent Termination Fee shall be the sole and exclusive remedy of the Company and its Subsidiaries and stockholders against Sponsor, Parent, Merger Sub, the Financing Sources and any of their respective former, current or future general or limited partners, equityholders, stockholders, controlling persons, management companies, members, managers, directors, officers, employees, agents, assignees or Affiliates and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of the foregoing (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Parent shall be obligated to the Company under the provisions of Section 7.2(b), Section 9.3(d) and for any of its expense reimbursement and indemnification obligations contained in Section 7.10(f));

(ii) in connection with any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith, in each case, other than in a circumstance in which the Company is permitted to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 9.3, the Company agrees that the maximum aggregate monetary liability of Parent and Merger Sub and the Financing Sources, if any, shall be limited to an amount equal to the amount of the Parent Termination Fee, and in no event shall the Company seek to recover any money damages in excess of such amount (except that Parent shall be obligated to the Company under the provisions of Section 7.2(b), Section 9.3(d) and for any of its expense reimbursement and indemnification obligations contained in Section 7.10(f)); and

(iii) in the event the Company Termination Fee is paid to Parent (or its designees) in the circumstances in which such fee is payable pursuant to Section 9.3, payment of the Company Termination Fee shall be the sole and exclusive remedy of the Parent Related Parties against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that the Company shall be obligated to Parent under the provisions of Section 7.2(b), Section 9.3(c) and Section 9.3(d)).

For the avoidance of doubt, while the Company may pursue both a grant of specific performance with regard to the Equity Financing in accordance with Section 10.9(a) and the payment of the Parent Termination Fee under Section 9.3, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance with regard to the Equity Financing of the type contemplated by the third sentence of

Section 10.9(a) and monetary damages, including all or any portion of the Parent Termination Fee. The Parties acknowledge and agree that the fact that the Parties have agreed to this Section 10.9(b) shall not be deemed to affect any Party’s right to specific enforcement under Section 10.9(a).

Section 10.10 Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Effective Time.

Section 10.11 Severability. Any term or provision of this Agreement that is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be unenforceable as written, the provision shall be interpreted (and deemed modified) in such a way as to make it enforceable while preserving as closely as possible the original intent of the Parties in respect of such provision.

Section 10.12 Publicity. Subject to the provisions of Section 7.6, unless and until a Change of Recommendation has occurred in accordance with Section 7.6(e), Parent, Merger Sub and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Party may, without the prior consent of the other Party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement or SEC filing as may, upon the advice of outside counsel to such Party, be required by law, the rules and regulations of any applicable stock exchange (including the NYSE) or applicable fiduciary duties, in each case subject to Section 7.6.

Section 10.13 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any Party hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Except (a) as otherwise specifically provided in Section 7.5; (b) for the right of the Company Stockholders to receive the Merger Consideration at the Effective Time; (c) for the right of the holders of Company Equity Awards to receive the Closing Equity Award Consideration at the Effective Time; (d) with respect to Section 10.8(b), Section 10.9(b) and Section 10.14, the rights of the Financing Sources; and (e) for the rights of Parent Related Parties and Company Related Parties set forth in Section 10.9(b), this Agreement (including the documents and instruments referred to herein) is not intended to and shall not confer upon any Person other than the Parties hereto any rights or remedies hereunder.

Section 10.14 WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT, AS A NON-COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT, ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

PAR PHARMACEUTICAL COMPANIES, INC.

By:
Name:
Title:

SKY GROWTH HOLDINGS CORPORATION

By:
Name:
Title:

SKY GROWTH ACQUISITION CORPORATION

By:
Name:
Title:

[Signature Page to Merger Agreement]

Exhibit A

Company Charter

STATE of DELAWARE

CERTIFICATE OF INCORPORATION

OF

PAR PHARMACEUTICAL COMPANIES, INC.

1. Name. The name of the Corporation is Par Pharmaceutical Companies, Inc.

2. Registered Office. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of common stock, $0.01 par value per share (“Common Stock”). Each share of Common Stock shall be entitled to one vote.

5. Change in Number of Shares Authorized. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

6. Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board of Directors”). The size of the Board of Directors shall be determined as set forth in the by-laws of the Corporation, as in effect from time to time (the “By-laws”). The election of directors need not be by written ballot unless the By-laws shall so require.

7. Authority of Directors. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors.

8. Liability of Directors. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL. No amendment or repeal of this Section 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

9. Indemnification.

(a) The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any person who is or was a party or is threatened to be made a party, witness, or otherwise a participant in, any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, (i) by reason of the fact that such person is or was or has agreed to be a director or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or (ii) in such person’s capacity as an officer, employee or agent of the Corporation or in such person’s capacity as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, that such person is or was serving at the request of the Corporation (each such person described in the foregoing clauses (i) and (ii), a “Covered Person”), against expenses (including attorney’s fees and experts’ fees), judgments, damages (including punitive damages), fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or otherwise participate in, or defense of such action, suit, proceeding or claim.

(b) The Corporation shall advance, on a current and as-incurred basis, all expenses (including attorney’s fees and experts’ fees) incurred by any Covered Person in defending, or otherwise participating in, any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including all appeals. Such advances shall be (i) unsecured and interest free, (ii) made without regard to such person’s ability to repay amounts advanced, and (iii) conditioned only upon such person submitting, to the extent required by the DGCL, an unsecured written undertaking to repay amounts advanced and appropriate documentation reflecting the expenses for which advancement is sought.

(c) The Corporation shall not be required to indemnify or advance expenses to any Covered Person pursuant to this Section 9 in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such Covered Person unless (i) and only to the extent that such action, suit, proceeding, claim or counterclaim is brought to enforce any right under this Section 9 of this Certificate of Incorporation or (ii) the initiation of such action, suit, proceeding, claim or counterclaim by or on behalf of such Covered Person was authorized by the Board of Directors.

(d) It is the intent of the Corporation that, with respect to all advancement and indemnification obligations under this Section 9, the Corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries). The Corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations under this Section 9 from any such direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries).

(e) The Corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of the Corporation, against any expense, liability or other loss asserted or obtained against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the terms of this Certificate of Incorporation.

(f) The rights of indemnification provided in this Section 9 shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any Covered Person shall be available to the fullest extent permitted by law.

(g) Any repeal or modification of the foregoing provisions of this Section 9 shall not adversely affect any right or protection of a Covered Person with respect to any acts or omissions of such Covered Person occurring prior to such repeal or modification.

10. Corporate Opportunity. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities (including, without limitation, opportunities that might be considered similar to or in competition with the business of the Corporation or any of its subsidiaries) (“Opportunities” and each, an “Opportunity”) that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or any other direct or indirect subsidiary of Sky Growth Holdings Corporation. Furthermore, each officer, director and stockholder of the Corporation, other than those officers, directors or stockholders who are employees of the Corporation or any other direct or indirect subsidiary of Sky Growth Holdings Corporation, shall have no duty (fiduciary, contractual or otherwise) to present any Opportunity to the Corporation or any of its subsidiaries and shall have the right to hold or pursue, directly or indirectly, any Opportunity for its own account and benefit or to direct any Opportunity to any other Person. No officer, director or stockholder of the Corporation, other than those officers, directors or stockholders who are employees of the Corporation or any other direct or indirect subsidiary of Sky Growth Holdings Corporation, shall be liable to the Corporation or any of its subsidiaries or stockholders for breach of any duty (fiduciary, contractual or otherwise) if it chooses to pursue any Opportunity, directly or indirectly, for its own account and benefit or to direct any Opportunity to any other Person. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any Opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section. As used in this Section 10, “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust association or any other entity.

11. Records. The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws.

12. Other.

(a) If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

(b) The Corporation shall not be governed by Section 203 of the DGCL.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an authorized officer this     day of                 , 20    .

Name:
Title:

Exhibit B

Company By-Laws

BY-LAWS

OF

PAR PHARMACEUTICAL COMPANIES, INC.

Section 1. LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

1.1. These by-laws are subject to the certificate of incorporation of the corporation. In these by-laws, references to law, the certificate of incorporation and by-laws mean the law, the provisions of the certificate of incorporation and the by-laws as from time to time in effect.

Section 2. STOCKHOLDERS

2.1. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the chairman of the board, if any, the president or the board of directors. A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of a majority of the directors. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

2.3. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman of the board, if any, the president or the board of directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

2.4. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then ten nor more than sixty days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

2.5. Quorum of Stockholders. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.6. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.7. Action without Meetings. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware by hand, electronic delivery, or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Each such written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of stockholders sufficient to take such action are delivered to the corporation in the manner specified in this paragraph within sixty days of the earliest dated consent so delivered.

If action is taken by consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

If action is taken by less than unanimous consent of stockholders, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the meetings of stockholders.

In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the General Corporation Law of the State of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under Section 228 of said General Corporation Law and that written notice has been given as provided in such Section 228.

2.8. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9. Inspectors. The directors or the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

2.10. List of Stockholders. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

Section 3. BOARD OF DIRECTORS

3.1. Number. The corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office. Except in connection with the election of directors at the annual meeting of stockholders, the number of directors may be decreased only to eliminate vacancies by reason of death, resignation or removal of one or more directors. No director need be a stockholder.

3.2. Tenure. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

3.3. Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

3.4. Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, who were elected by the particular class or series of stock entitled to elect such resigning director or directors shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

3.5. Committees. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

3.6. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

3.7. Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board, if any, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board, if any, the president or any one of the directors calling the meeting.

3.8. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address, or to give notice to him in person, by electronic communication, by facsimile transmission or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.9. Quorum. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.10. Action by Vote. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

3.11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

3.12. Participation in Meetings by Conference Telephone. Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

3.13. Compensation. In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

3.14. Interested Directors and Officers.

(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 4. OFFICERS AND AGENTS

4.1. Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a chairman of the board, one or more vice presidents and a controller. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

4.2. Powers. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

4.3. Election. The officers may be elected by the board of directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

4.4. Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

4.5. Chairman of the Board of Directors, President and Vice President. The chairman of the board, if any, shall have such duties and powers as shall be designated from time to time by the board of directors. Unless the board of directors otherwise specifies, the chairman of the board, or if there is none the chief executive officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

Unless the board of directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

Any vice presidents shall have such duties and powers as shall be set forth in these by-laws or as shall be designated from time to time by the board of directors or by the president.

4.6. Treasurer and Assistant Treasurers. Unless the board of directors otherwise specifies, the treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. If no controller is elected, the treasurer shall, unless the board of directors otherwise specifies, also have the duties and powers of the controller.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

4.7. Controller and Assistant Controllers. If a controller is elected, he shall, unless the board of directors otherwise specifies, be the chief accounting officer of the corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the board of directors, the president or the treasurer.

Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of directors, the president, the treasurer or the controller.

4.8. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

Section 5. RESIGNATIONS AND REMOVALS

5.1. Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, a director (including persons elected by stockholders or directors to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the issued and outstanding shares of the particular class or series entitled to vote in the election of such directors. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent.

Section 6. VACANCIES

6.1. If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.4 of these by-laws.

Section 7. CAPITAL STOCK

7.1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chairman or vice chairman of the board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.

Section 8. TRANSFER OF SHARES OF STOCK

8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

It shall be the duty of each stockholder to notify the corporation of his post office address.

8.2. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the board of directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no such record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 9. CORPORATE SEAL

9.1. Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word “Delaware” and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

Section 10. EXECUTION OF PAPERS

10.1. Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

Section 11. FISCAL YEAR

11.1. The fiscal year of the corporation shall end on the last day of December, or such other date as is determined by the board of directors.

Section 12. AMENDMENTS

12.1. These by-laws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the voting power of the stock outstanding and entitled to vote. Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.

ANNEX B

[J.P. Morgan Logo]

July 14, 2012

The Board of Directors

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Par Pharmaceutical Companies, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Sky Growth Holdings Corporation (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Acquiror and its subsidiary, Sky Growth Acquisition Corporation (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $50.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft, dated July 14, 2012, of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Acquiror and Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and

B-1

have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had, and may continue to have in the future, commercial or investment banking relationships with the Company and certain of the Acquiror’s affiliates, for which we and such affiliates have received and may in the future receive customary compensation. Such services for the Company and certain affiliates of the Acquiror during such period have included acting as lead arranger for the Company’s $450,000,000 credit facility in August of 2011, acting as financial advisor to the Company for the purpose of providing a fairness opinion in respect of the Company’s acquisition of Anchen Pharmaceuticals in August of 2011, providing treasury and securities services to the Company, and providing or arranging debt and equity financing and M&A advisory services to certain affiliates of the Acquiror. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

B-2

ANNEX C

DELAWARE GENERAL CORPORATION LAW SECTION 262

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF

PAR PHARMACEUTICAL COMPANIES, INC.

September 27, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.parpharm.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

000300030300000000002

092712

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

1. To adopt the Agreement and Plan of Merger, dated as of July 14, 2012 (the “merger agreement”), by and among Par Pharmaceutical Companies, Inc. (the “Company”), Sky Growth Holdings Corporation, a Delaware corporation (“Parent”) and Sky Growth Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent.

2. To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the consummation of the merger;

3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement.

FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or LLC, please sign in entity’s name by authorized person.

PAR PHARMACEUTICAL COMPANIES, INC.

Proxy For Special Meeting of Stockholders To Be Held on September 27, 2012

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE

COMPANY’S BOARD OF DIRECTORS

The undersigned stockholder(s) of PAR PHARMACEUTICAL COMPANIES, INC., a Delaware

corporation (the “Company”), hereby constitute(s) and appoint(s) Patrick G. LePore and Thomas

J. Haughey, and each of them, with full power of substitution in each, as the agents, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the

Special Meeting of Stockholders of the Company (the “Meeting”) to be held at the Park Ridge

Marriott, 300 Brae Boulevard, Park Ridge, NJ 07656, on September 27, 2012, at 10:00 a.m. (local time), or any adjournment(s) thereof, all of the shares of common stock of the Company that the undersigned would be entitled to vote if then personally present at such Meeting in the manner specified herein and on any other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON

THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR

PROPOSALS NUMBER 1, 2 AND 3. THIS PROXY WILL BE VOTED IN THE JUDGMENT OF

MANAGEMENT ON ANY OTHER MATTER(S) THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

(Continued and to be signed and dated on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

PAR PHARMACEUTICAL COMPANIES, INC.

September 27, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://www.parpharm.com/proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030003030000000000 2 092712

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

1. To adopt the Agreement and Plan of Merger, dated as of July 14, 2012 (the “merger agreement”), by and among Par Pharmaceutical Companies, Inc. (the “Company”), Sky Growth Holdings Corporation, a Delaware corporation (“Parent”) and Sky Growth Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent.

2. To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the consummation of the merger;

3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date: